Exhibit 4.1

EXECUTION VERSION

PEABODY ENERGY CORPORATION

10% SENIOR SECURED SECOND LIEN NOTES DUE 2022

INDENTURE

Dated as of March 16, 2015

U.S. BANK NATIONAL ASSOCIATION

Trustee and Collateral Agent

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF SUBSIDIARY GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE
Exhibit F	FORM OF JUNIOR LIEN INTERCREDITOR
Exhibit G	FORM OF PARI PASSU SECOND LIEN INTERCREDITOR

SCHEDULES

Schedule I	Schedule of Subsidiary Guarantors
Schedule 1	Real Property Marketed for Sale
Schedule 2	Reserve Areas
Schedule 3	Fee Owned Material Real Properties
Schedule 4	Material Real Properties for Title Opinions
Schedule 5	Leased Material Real Property
Schedule 6	Excluded Capital Stock

INDENTURE dated as of March 16, 2015 (the “Indenture”) among Peabody Energy Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors named on Schedule I hereto and U.S. Bank National Association, as Trustee (in such capacity, the “Trustee”) and Collateral Agent (in such capacity, the “Collateral Agent”).

RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 10% Senior Secured Second Lien Notes due 2022 issued on the date hereof (the “Initial Notes”) and (ii) any additional 10% Senior Secured Second Lien Notes issued after the date hereof (the “Additional Notes” and, together with the Initial Notes, the “Notes”). Each Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Guarantee of the Notes. Each of the Company and the Subsidiary Guarantors has received good and valuable consideration for the execution and delivery of this Indenture and the issuance of their Subsidiary Guarantees, as the case may be. Each Subsidiary Guarantor will derive substantial direct and indirect benefits from the issuance of its Guarantee of the Notes. All necessary acts and things have been done to make (i) the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the legal, valid and binding obligations of the Company, (ii) the Subsidiary Guarantees evidenced by this Indenture, when executed by each Subsidiary Guarantor and delivered hereunder, the legal, valid and binding obligation of such Subsidiary Guarantor and (iii) this Indenture a legal, valid and binding agreement of the Company and each of the Subsidiary Guarantors in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, Paying Agent or co-Registrar.

“Applicable Premium” means, with respect to a Note on any redemption date, as calculated by the Company, the greater of (x) 1.0% of the principal amount of such Note and (y) the excess, if any, of (A) the present value at such redemption date of (1) the first scheduled redemption price of 107.500% of the principal amount of such Note (excluding accrued and unpaid interest) plus (2) all required interest payments due on such Note through March 15, 2018 (excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (B) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer, redemption or exchange.

“Attributable Debt” means, in respect of a Sale and Lease-Back Transaction, at the time of determination, the present value (discounted at a rate per annum equivalent to the rate inherent in such lease (as determined in good faith by the Company), compounded semi-annually) of the obligation of the lessee for rental payments during the remaining term of the lease included in such transaction, including any period for which such lease had been extended or may, at the option of the lessor, be extended or, if earlier, until the earliest date on which the lessee may terminate such lease upon payment of a penalty (in which case the obligation of the lessee for rental payments will include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water and utility rates and similar charges.

“Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 7.14.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or any duly authorized committee of that board or any director or directors and/or officer or officers of the Company to whom that board or committee shall have duly delegated its authority.

“Board Resolution” means (1) a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, or (2) a certificate signed by the director or directors and/or officer or officers to whom the Board of Directors or any duly authorized committee of that board shall have duly delegated its authority, in each case delivered to the Trustee for the Notes.

“Business Day” means any day that is not a Legal Holiday.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP. Notwithstanding the foregoing, any lease in effect on the Issue Date or entered into thereafter that would have been classified as an operating lease pursuant to GAAP as in effect on the Issue Date will be deemed not to be a capital lease or a financing lease.

“Capital Markets Indebtedness” means any Indebtedness Incurred in connection with (i) any registered offering of securities under the Securities Act or (ii) any private placement of securities (including under Rule 144A of the Securities Act) pursuant to an exemption from the registration requirements of the Securities Act, which for the avoidance of doubt does not include Indebtedness Incurred under the Credit Agreement or debt facilities or other agreements with one or more banks or institutional lenders providing for revolving credit loans, term loans or letter of credit facilities.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (v) and in the case of a Gibraltar registered company, the share capital in such company.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements to a Person and, at the election of such Person, any bank guarantees issued for ordinary course purposes.

“Cash Management Obligation” in respect of a Person, means all advances to, and debts, liabilities and obligations of such Person arising under a Cash Management Agreement.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended from time to time.

“Change of Control” means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Company’s assets and the assets of the Credit Agreement Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal (as defined below), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company or (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Principals and their Related Parties, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares).

Notwithstanding the foregoing, a transaction effected to create a holding company will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly-owned Subsidiary of such holding company and (ii) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to the Notes.

“Clearstream” means Clearstream Banking S.A. and any successor thereto.

“Collateral” means all of the Property and assets, other than Excluded Assets with respect to which a Lien is granted pursuant to the Security Documents as security for the Obligations under this Indenture.

“Collateral Agent” means the Trustee, in its capacity as Collateral Agent under the Security Documents together with its successors.

“Commission” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by the Chairman of the Board, the President or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title “Vice President”), and by the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Compliance Date” means, as the case may be for any applicable period, the date (a) 90 days after the end of each fiscal year of the Company or (b) 45 days after the end of each of the first three fiscal quarters of the Company, or in either case, such longer period as the Collateral Agent may agree to or be deemed to have agreed to in accordance with Section 4.12(f) hereof (provided that such period shall not in any event be shorter than the period agreed to by the First Lien Agent in accordance with the corresponding provision in the First Lien Documents).

“Consolidated EBITDA” means as of the last day of any period, Consolidated Net Income for such period plus, without duplication, (i) consolidated interest expense, determined in accordance with GAAP, (ii) to the extent deducted in computing such Consolidated Net Income, the sum of all income, franchise or similar taxes, (iii) depreciation, depletion and amortization of property, plant, equipment and intangibles, (iv) any debt extinguishment costs, (v) any amount of asset retirement obligations expense and (vi) transaction costs, fees and expenses incurred during such period in connection with any acquisition or disposition not prohibited hereunder or any issuance of debt or equity securities by the Company or any of its Credit Agreement Restricted Subsidiaries, in each case, for such period (including, without limitation, with respect to the issuance of the Initial Notes and the use of proceeds therefrom).

In addition to and without limitation of the foregoing, for the purposes of this definition, “Consolidated EBITDA” will be calculated on a pro forma basis for the period of such calculation. “Pro forma basis” means that with respect to any acquisition or disposition, such acquisition or disposition shall be deemed to have occurred as of the first day of the most recent four fiscal quarter period preceding the date of such acquisition or disposition for which the Company has filed financial statements with the Commission. In connection with the foregoing, (a) with respect to any acquisition, income statement items attributable to the Person or property or assets acquired shall be included to the extent relating to any period applicable in such calculations to the extent such items are not otherwise included in such income statement items for the Company and the Credit Agreement Restricted Subsidiaries in accordance with GAAP or otherwise in accordance with the Credit Agreement and (b) with respect to any disposition, income statement items attributable to the Person or property or assets being disposed of shall be excluded to the extent relating to any period applicable in such calculations in accordance with the foregoing principles applicable to acquisitions, mutatis mutandis. Notwithstanding anything herein to the contrary, the calculation of “Consolidated EBITDA” shall be made on a pro forma basis (A) with respect to any acquisition by the Company or the Credit Agreement Restricted Subsidiaries of any Person, property or assets, if the Consolidated EBITDA for the acquired Person or business for the most recent four fiscal quarter period for which financial statements are available is equal to or greater than 5% of the Consolidated EBITDA for such period and (B) with respect to any disposition by the Company or the Credit Agreement Restricted Subsidiaries of any Person, property or assets, if the Consolidated EBITDA for the Person or business being disposed of for the most recent four fiscal quarter period for which financial statements are available was equal to or exceeded 5% of the Consolidated EBITDA for such period.

“Consolidated Net Income” means, for any period, for the Company and the Credit Agreement Restricted Subsidiaries on a consolidated basis, the net income attributable to common stockholders of the Company and the Credit Agreement Restricted Subsidiaries for that period, determined in accordance with GAAP, excluding, without duplication, (a) non-cash compensation expenses related to common stock and other equity securities issued to employees, (b) extraordinary or non-recurring gains and losses, (c) income or losses from discontinued operations or disposal of discontinued operations or costs and expenses associated with the closure of any mines (including any reclamation or disposal obligations), (d) any non-cash impairment charges resulting from the application of ASC 320 Investments-Debt and Equity Securities, ASC 323 Investments-Equity Method and Joint Ventures, ASC 350 Intangibles—Goodwill and Other and ASC 360 Property, Plant and Equipment and any future or similar ASC standards relating to impairment, (e) net unrealized gains or losses resulting in such period from non-cash foreign currency remeasurement gains or losses, (f) net unrealized gains or losses resulting in such period from the application of ASC 815 Derivatives and Hedging, in each case, for such period, (g) non-cash charges including noncash charges due to cumulative effects of changes in accounting principles, and (h) any net income (or loss) of the Company or a Credit Agreement Restricted Subsidiary for such period that is accounted for by the equity method of accounting to the extent included therein; plus, without duplication, any cash dividends and/or distributions actually received by the Company or a Credit Agreement Restricted Subsidiary from any Credit Agreement Unrestricted Subsidiary and/or Joint Venture during such period to the extent not already included therein.

“Consolidated Net Tangible Assets” means, as of any particular time, the total of all the assets appearing on the most recent consolidated balance sheet prepared in accordance with GAAP of the Company and the Credit Agreement Restricted Subsidiaries as of the end of the last fiscal quarter for which financial information is available (less applicable reserves and other properly deductible items) after deducting from such amount:

(i) all current liabilities, including current maturities of long-term debt and current maturities of obligations under capital leases (other than any portion thereof maturing after, or renewable or extendable at the option of the Company or the relevant Credit Agreement Restricted Subsidiary beyond, twelve months from the date of determination); and

(ii) the total of the net book values of all assets of the Company and the assets of the Credit Agreement Restricted Subsidiaries properly classified as intangible assets under GAAP (including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets).

The calculation of “Consolidated Net Tangible Assets” will be made on a pro forma basis consistent with the definition of “Consolidated EBITDA.”

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Subsidiary” means, with respect to any consent, waiver or right to terminate or accelerate the obligations under a Contract, any Subsidiary that the Company directly or indirectly Controls for purposes of the provision of such consent, waiver or exercise of such right to terminate or accelerate the obligations under such Contract.

“Corporate Trust Office of the Trustee” shall be for purposes of surrender for registration of transfer or exchange of Notes the offices of the Trustee located at 100 Wall Street, Suite 1600, New York, New York, 10005 and for all other purposes shall be the office of the Trustee at 225 Asylum Street, 23rd Floor, Hartford, CT 06103.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of September 24, 2013 and as amended by that certain Omnibus Amendment Agreement dated as of February 5, 2015 by and among the Company, as borrower, Citibank, N.A., as administrative agent, swing line lender and L/C issuer and the other lenders from time to time party thereto, and in each case as amended, restated, amended and restated, modified, supplemented, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents, arrangers and lenders or other agents, arrangers and lenders or otherwise, whether provided under the original credit agreement or other Credit Facilities or otherwise, whether for a greater or lesser principal amount, whether with greater or lesser interest and fees and whether or not including collateral or guarantors).

“Credit Agreement Restricted Subsidiaries” means as of any date of determination, “Restricted Subsidiaries” as defined in the Credit Agreement.

“Credit Agreement Unrestricted Subsidiaries” means as of any date of determination, “Unrestricted Subsidiaries” as defined in the Credit Agreement.

“Credit Facilities” means, with respect to the Company or any of the Subsidiary Guarantors, one or more debt facilities (including, without limitation, the Credit Agreement) or agreements, indentures or commercial paper facilities with banks, investors or other institutional lenders providing for revolving credit loans, term loans, bonds, hedging, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, amended and restated, modified, supplemented, renewed, refunded, replaced, refinanced, repaid or restructured in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt Facility” means each indenture, loan agreement or other governing document with respect to any First Lien Obligation or Second Lien Obligation.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Discharge” means, with respect to the Collateral and any Debt Facility, the date on which such Debt Facility and the First Lien Obligations or Second Lien Obligations thereunder, as the case may be, are no longer secured by and no longer required to be secured by such Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of First Lien Obligations” means the date on which the Discharge of the First Lien Obligations (other than amounts in respect of indemnification, expense reimbursement, yield protection or tax gross-up and other contingent obligations with respect to which no claim has been made or asserted) has occurred; provided that the Discharge of First Lien Obligations under the Credit Agreement will not be deemed to have occurred in connection with a Refinancing of such First Lien Obligations with an additional Debt Facility (a “Replacement Debt Facility”) that constitutes First Lien Obligations secured by the Collateral under one or more First Lien Documents which has been designated in writing by the collateral agent (under the Credit Agreement so Refinanced) to the Designated Senior Representative (as defined under the Intercreditor Agreement) as the “First Lien Credit Agreement” for purposes of the Intercreditor Agreement and such Replacement Debt Facility is permitted to be Incurred under clauses (a)(1) and/or (bb) of the definition of “Permitted Liens.”

“Domestic Subsidiary” means a Subsidiary that is (i) formed under the laws of the United States of America or a state thereof or (ii) as of the date of determination, treated as a domestic entity or a division of a domestic entity for U.S. federal income tax purposes.

“DTC” means The Depository Trust Company.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination (but excluding any debt security that is convertible into, or exchangeable for, Equity Interests).

“Equity Offering” means an offering for cash by the Company of its common stock, or options, warrants or rights with respect to its common stock, other than (1) public offerings with respect to the Company’s common stock, or options, warrants or rights, registered on Form S-4 or S-8 or (2) an issuance to any Subsidiary.

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Excluded Assets” means:

(i) motor vehicles and other assets subject to certificates of title where the net book value of any such motor vehicle or other such asset individually is less than $1.0 million;

(ii) commercial tort claims where the amount of the net proceeds claimed is less than $10.0 million;

(iii) (a)(i) any lease, license or other written agreement or written obligation (each, a “Contract”) and any leased or licensed asset under a Contract or asset financed pursuant to a purchase money financing Contract or Capital Lease Obligation, in each case that is the direct subject of such Contract (so long as such Contract is not entered into for purposes of circumventing or avoiding the collateral requirements of this Indenture), in each case only for so long as the granting of a security interest therein (x) would be prohibited by, cause a default under or result in a breach of such Contract (unless the Company or any Controlled Subsidiary may unilaterally waive it) or would give another Person (other than the Company or any Controlled Subsidiary) a right to terminate or accelerate the obligations under such Contract or to obtain a Lien to secure obligations owing to such Person (other than the Company or any Controlled Subsidiary) under such Contract (in each case, except to the extent any such prohibition is unenforceable after giving effect to applicable anti-assignment provisions of the UCC) or (y) would require obtaining the consent of any Person (other than the Company or any Controlled Subsidiary) or applicable Governmental Authority, except to the extent that such consent has already been obtained or (b) any asset the granting of a security interest therein in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders would be prohibited by any applicable Requirement of Law other than any organizational document;

(iv) those assets with respect to which in the reasonable judgment of the First Lien Agent and the Company, the costs or other consequences of obtaining or perfecting such security interest are excessive in view of the benefits to be obtained by the First Lien Secured Parties therefrom or would result in materially adverse tax consequences to the Company or its Subsidiaries as reasonably determined by the Company in consultation with the First Lien Agent; provided, that such assets do not secure any First Lien Obligations under the Credit Agreement;

(v) any Letter of Credit Rights (as defined in the UCC) (other than to the extent a Lien thereon can be perfected by filing a customary financing statement);

(vi) any right, title or interest in Receivables Assets sold, pledged or financed pursuant to a Permitted Securitization Program and all of the Company’s and/or any Subsidiary Guarantor’s rights, interests and claims under a Permitted Securitization Program;

(vii) any real property and leasehold rights and interests in real property other than Material Real Property;

(viii) any “intent-to-use” application for registration of a Trademark (as defined in the Security Agreement) filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C.§ 1051, prior to the filing and acceptance of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto; and

(ix) (a) any Equity Interests set forth on Schedule 6 hereto, (b) any Equity Interests that is Voting Stock of a Foreign Subsidiary that is a CFC or a FSHCO in excess of 65% of the Voting Stock of such Subsidiary, (c) any assets owned directly or indirectly by a Foreign Subsidiary that is a CFC or FSHCO, including the Equity Interests in any Subsidiary of such Foreign Subsidiary, (iv) any Equity Interests of captive insurance Subsidiaries and not-for-profit Subsidiaries, (v) any Equity Interests in, or assets of, any Credit Agreement Unrestricted Subsidiary and any Special Purpose Receivables Subsidiary (to the extent a pledge of the Equity Interests in such Special Purpose Receivables Subsidiary is prohibited under any Permitted Securitization Program entered into by such Special Purpose Receivables Subsidiary), (vi) margin stock and (vii) any Equity Interests in any Subsidiary that is not wholly-owned by the Company or any Credit Agreement Restricted Subsidiary or in a Joint Venture, if the granting of a security interest therein (A) would be prohibited by, cause a default under or result in a breach of, or would give another Person (other than the Company or any Controlled Subsidiary) a right to terminate, under any organizational document, shareholders or similar agreement applicable to such Subsidiary or Joint Venture or (B) would require obtaining the consent of any Person (other than the Company or any Controlled Subsidiary); provided that for the avoidance of doubt, any Equity Interests pledged pursuant to the Gibraltar Pledge Agreement shall not constitute Excluded Assets; provided further that the Collateral shall include the replacements, substitutions and proceeds of any of the foregoing unless such replacements, substitutions or proceeds also constitute Excluded Assets. Notwithstanding the foregoing, to the extent the definition of “Excluded Assets” is revised pursuant to any amendment, consent or waiver of the Credit Agreement to include any after-acquired asset or property of the Company, Pledgor or any Subsidiary Guarantor which would constitute Collateral under this Indenture and the Security Documents as in effect on the Issue Date, such asset or property shall automatically and without any further action constitute Excluded Assets for all purposes under this Indenture and the Security Documents and the Company, the Subsidiary Guarantors and the Pledgor shall be under no obligation to grant a security interest in such asset or property; provided, that such asset or property shall not secure any First Lien Obligations or any other Second Lien Obligations.

“Existing Senior Notes” means the Company’s (v) 7 3/8% Senior Notes due 2016, (w) 6.00% Senior Notes due 2018, (x) 6.50% Senior Notes due 2020, (y) 6.25% Senior Notes due 2021 and (z) 7.875% Senior Notes due 2026, in each case, as outstanding on the Issue Date.

“Final Offering Memorandum” means the Company’s offering memorandum dated March 5, 2015 relating to the Initial Notes issued on the Issue Date.

“First Lien Agent” means the administrative agent under the Credit Agreement, and any successor or replacement collateral agent.

“First Lien Cap” means, on any date of determination, the greater of (x) $3,000 million, less the aggregate amount of First Lien Obligations prepaid, defeased or retired with the proceeds from any Sale and Lease-Back Transaction in accordance with Section 4.10 (y) 2.50 multiplied by the Consolidated EBITDA as of the last day of the most recently ended period of four consecutive fiscal quarters prior to such date of determination for which financial statements were filed by the Company with the Commission and (z) 25% of Consolidated Net Tangible Assets on the date of determination.

“First Lien Documents” means the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement), and each of the other agreements, documents, and instruments providing for or evidencing any other First Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First Lien Obligation (including any intercreditor or joinder agreement among holders of First Lien Obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time (whether or not with the same lenders or agents).

“First Lien Obligations” means (i) all Obligations secured by Liens permitted to be Incurred under clauses (a)(1) and (bb) of the definition of “Permitted Liens” that are not Second Lien Obligations, (ii) Swap Obligations permitted to be Incurred and so secured under the Credit Agreement and (iii) Cash Management Obligations permitted to be Incurred and so secured under the Credit Agreement. “First Lien Obligations” shall in any event include Post-Petition Interest, including any additional interest payable pursuant to the First Lien Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding.

“First Lien Secured Parties” means each of the “Senior Secured Parties” as such term is defined in the Intercreditor Agreement.

“First Priority Liens” means all Liens that secure the First Lien Obligations.

“Fitch” means Fitch Ratings Limited, or any successor to the rating agency business thereof.

“Foreign Subsidiaries” means the Company’s Subsidiaries that are not Domestic Subsidiaries.

“FSHCO” means any Domestic Subsidiary that owns (directly or through its Subsidiaries) no material assets other than the Capital Stock of one or more Foreign Subsidiaries that are CFCs.

“GAAP” means generally accepted accounting principles, which are in effect on the Issue Date. The sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP in the United States, are set forth in the Financial Accounting Standards Board’s Accounting Standards Codification.

“Gibraltar Pledge Agreement” means that certain Pledge Agreement dated as of the Issue Date, between the Collateral Agent and the Pledgor, as amended, modified, restated, supplemented or replaced from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(f)(i), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means a permanent global Note in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary.

“Government Securities” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Security or a specific payment of interest on or principal of any such Government Security held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of interest on or principal of the Government Security evidenced by such depository receipt.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Holder” means a Person in whose name a Note is registered.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and “Incurrence” and “Incurred” shall have meanings correlative to the foregoing).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)	all obligations of such Person arising under bankers’ acceptances issued for the account of such Person;

(c)	net obligations of such Person under any Swap Contract;

(d)	all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable and accrued expenses incurred in the ordinary course of business, (ii) obligations under federal coal leases and (iii) obligations under coal leases which may be terminated at the discretion of the lessee and (iv) obligations for take-or-pay arrangements);

(e)	indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)	Capital Lease Obligations (other than obligations in connection with the IRBs); and

(g)	all Guarantees of such Person in respect of any of the foregoing indebtedness of any other Person (but excluding any performance and completion Guarantees of such Person).

The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease Obligation as of any date shall be deemed to be the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP. The amount of any indebtedness of a Joint Venture secured by a Lien on property owned or being purchased by the Company or any Subsidiary Guarantor as of any date shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the indebtedness that is secured by such Lien and (b) the maximum amount for which the Company or a Subsidiary Guarantor may be liable (which may be determined with reference to the fair market value of the property securing such indebtedness as reasonably determined by the Company in good faith) pursuant to the terms of such indebtedness. Except as set forth in the sentence immediately above, the amount of indebtedness of any Joint Venture, which is attributable to the Company or any Subsidiary Guarantor, shall be deemed to equal the amount of indebtedness that would be attributable to the Company or any Subsidiary Guarantor in accordance with GAAP.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, PNC Capital Markets LLC, nabSecurities, LLC, RBS Securities Inc., Standard Chartered Bank, BB&T Capital Markets, a division of BB&T Securities, LLC, BBVA Securities Inc., Comerica Securities, Inc., Deutsche Bank Securities Inc., Fifth Third Securities, Inc., Goldman, Sachs & Co., Mitsubishi UFJ Securities (USA), Inc., SG Americas Securities, LLC, SMBC Nikko Securities America, Inc., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC and Westpac Banking Corporation.

“Insolvency or Liquidation Proceeding” means:

(a)	any case commenced by or against the Company or any Subsidiary Guarantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshaling of the assets or liabilities of the Company or any Subsidiary Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Subsidiary Guarantor or any similar case or proceeding relative to the Company or any Subsidiary Guarantor or its creditors, as such, in each case whether or not voluntary;

(b)	any liquidation, dissolution, marshaling of assets or liabilities or other winding up of or relating to the Company or any Subsidiary Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)	any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any Subsidiary Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercompany Indebtedness” means Indebtedness of a Non-Guarantor Subsidiary to the Company or any other Subsidiary of the Company.

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the Issue Date, among Citibank, N.A., as First Lien Agent, U.S. Bank National Association, as Collateral Agent, and as acknowledged by the Company and the Subsidiary Guarantors, as amended, modified, restated, supplemented or replaced from time to time.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- (or the equivalent) by Fitch.

“IP Security Agreements” means the copyright, trademark and/or patent security agreements between the Collateral Agent, the Company and certain Subsidiary Guarantors.

“IRBs” means the City of St. Louis, Missouri Taxable Industrial Development Revenue Bonds (Peabody Energy Corporation Project), Series 2010, in an aggregate principal amount not to exceed $60.0 million, as evidenced by that certain Trust Indenture, dated as of March 1, 2011, between the City of St. Louis, Missouri and U.S. Bank, National Association, St. Louis, Missouri.

“Issue Date” means March 16, 2015, the issue date of the Initial Notes.

“Joint Venture” means any Person (a) other than a Subsidiary in which the Company or any of its Subsidiaries hold an ownership interest or (b) which is an unincorporated joint venture of the Company or any of its Subsidiaries.

“Junior Lien” means a Lien granted under one or more Junior Lien Documents at any time upon any of the Collateral to secure Junior Lien Obligations.

“Junior Lien Debt” means any Indebtedness of the Company or any Subsidiary Guarantor that is secured by a Lien on the Collateral that is junior in priority to the First Priority Liens and the Second Priority Liens and such Lien was permitted to be Incurred and so secured under the First Lien Documents and Second Lien Documents; provided that:

(a)	on or before the date on which such Indebtedness is Incurred by the Company or such Subsidiary Guarantor, such Indebtedness is designated by the Company, as “Junior Lien Debt” for the purposes of this Indenture and the Security Documents; provided that no Indebtedness may be designated as both Junior Lien Debt and Pari Passu Secured Debt; and

(b)	such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Priority Confirmation.

“Junior Lien Intercreditor Agreement” means a Junior Lien Intercreditor Agreement substantially in the form of Exhibit F attached hereto that will be entered into by all Junior Lien Representatives with the Collateral Agent and the representative of any Pari Passu Secured Debt upon the Incurrence by the Company or any Subsidiary Guarantor of any Junior Lien Obligations.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations under the Junior Lien Documents.

“Junior Lien Representative” means, in the case of any series of Junior Lien Debt, the trustee, agent or representative of the holders of such series of Junior Lien Debt who (a) is appointed as a Junior Lien Representative (for purposes related to the administration of the relevant security documents) pursuant to this Indenture, credit agreement or other agreement governing such series of Junior Lien Debt, together with its successors in such capacity, (b) has become a party to the Intercreditor Agreement by executing a joinder in substantially the form required under the Intercreditor Agreement and (c) has become a party to the Junior Lien Intercreditor Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or at a place of payment with respect to the Notes are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Lease-Back Transaction).

“Lien Priority Confirmation” means as to any series of Junior Lien Debt, the written agreement of the holders of such series of Junior Lien Debt, as set forth in the applicable Junior Lien Documents:

(a)	for the enforceable benefit of all holders of each existing and future series of Junior Lien Debt, holders of existing and future Second Lien Obligations and First Lien Obligations and Second Lien Secured Parties and First Lien Secured Parties and the Junior Lien Representative, that the holders of Obligations in respect of such series of Junior Lien Debt are bound by the provisions of the Intercreditor Agreement, the Pari Passu Intercreditor Agreement and the Junior Lien Intercreditor Agreement, including the provisions relating to the ranking of Liens and the order of application of proceeds from the enforcement of Liens as set forth therein;

(b)	for the enforceable benefit of all holders of each existing and future series of Junior Lien Debt, holders of existing and future Second Lien Obligations and First Lien Obligations and Second Lien Secured Parties and First Lien Secured Parties and the Junior Lien Representative, that (x) the aggregate amount of Specified Junior Lien Obligations, constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at such time shall be limited, automatically and without further action by any Person, so that such amount does not exceed the Residual Junior Lien Principal Property Cap Amount at such time and (y) the Junior Lien Obligations shall at all times comply with the provisions of Section 4.12(g); and

(c)	consenting to and directing the Collateral Agent and the First Lien Agent to perform their obligations under the Security Documents and the First Lien Documents, respectively (including the Intercreditor Agreement, the Pari Passu Intercreditor Agreement and the Junior Lien Intercreditor Agreement).

“Material Real Property” means (a) any Principal Property that is fee owned by the Company or a Subsidiary Guarantor and any leasehold interest of the Company or a Subsidiary Guarantor in Principal Property, (b) other than with respect to Principal Property (which, for the avoidance of doubt, is addressed in clause (a)), any fee owned real property interest held by the Company or a Subsidiary Guarantor in an active Mine or any leasehold interest in real property of the Company or a Subsidiary Guarantor in an active Mine, (c) any real property owned by the Company or a Subsidiary Guarantor or in which the Company or a Subsidiary Guarantor has a leasehold interest located on a Reserve Area on February 5, 2015 that has a net book value in excess of $10.0 million, (d) any real property acquired or otherwise owned by the Company or a Subsidiary Guarantor or in which the Company or a Subsidiary Guarantor acquires a leasehold interest after February 5, 2015 located on a Reserve Area that has a total net book value in excess of $25.0 million and (e) any other fee owned real property interest held by the Company or a Subsidiary Guarantor (other than the types of property described in clauses (a) through (d) above) with a total net book value in excess of $10.0 million as of the date of acquisition of such real property; provided that Material Real Property shall not include (w) any leasehold interests in real property of the Company or any Subsidiary Guarantor in any Reserve Areas located in the States of Illinois, Indiana or Kentucky, (x) any real property that is identified on Schedule 1 hereto, (y) any leasehold interests of the Company or a Subsidiary Guarantor in commercial real property constituting offices of the Company and its Subsidiaries or (z) any Excluded Assets; provided further that, any coal reserve or access to a coal reserve (1) that is fee owned by the Company or a Subsidiary Guarantor or in which the Company or a Subsidiary Guarantor has a leasehold interest and (2) that is located adjacent to, contiguous with, or in close proximity to, both geographically and geologically (according to reasonable standards used in the mining industry) a Principal Property, active Mine or Reserve Area, may, in the reasonable discretion of the First Lien Agent (in consultation with the Company), be deemed part of an existing Principal Property, active Mine or Reserve Area and, as a result, a “Material Real Property.”

“Mine” means any excavation or opening into the earth in the United States now and hereafter made from which coal or other minerals are or can be extracted on or from any of the real properties in which the Company or any Subsidiary Guarantor holds an ownership, leasehold or other interest.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to the rating agency business thereof.

“Mortgage” means any mortgage, deed of trust or similar document (including any fixture filing whether recorded as part of such mortgage or deed of trust or as a separate instrument to the extent necessary in any particular state), which such Mortgages shall be deemed to be satisfactory hereunder if in substantially similar form to those delivered to the First Lien Agent pursuant to the First Lien Documents.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Guarantor Subsidiary” means any Subsidiary of the Company that is not a Subsidiary Guarantor.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other advances, liabilities or debts payable under the documentation governing any Indebtedness and in all cases whether direct or indirect, absolute or contingent, now outstanding or hereafter created assumed or incurred and including, without limitation, interest accruing subsequent to the filing of a petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceedings at the rate provided in the relevant documentation, whether or not an allowed claim, and any obligation to redeem or defease any of the foregoing.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel who is reasonably acceptable to the Trustee, who may (except as otherwise expressly provided in this Indenture) be counsel for the Company. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Original Issue Discount Legend” means the legend set forth in Section 2.06(f)(iii) hereof to be placed on all Notes issued under this Indenture with original issue discount for U.S. federal income tax purposes.

“Outstanding” when used with respect to Notes means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and aggregated in trust by the Company (if the Company shall act as its own Paying Agent), for the Holders, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

“Pari Passu Second Lien Intercreditor Agreement” means the Pari Passu Second Lien Intercreditor Agreement between the Collateral Agent and the agent for any additional Second Lien Secured Parties, substantially in the form of Exhibit G hereto.

“Pari Passu Secured Debt” means any Indebtedness of the Company or any Subsidiary Guarantor which Indebtedness ranks pari passu in right of payment with the Notes or the Subsidiary Guarantees and is secured by a Lien on the Collateral that has the same priority as the Lien securing the Notes and that is designated in writing as such by the Company to the Trustee in accordance with the Intercreditor Agreement.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

“Paying Agent” means any Person authorized by the Company to pay the principal of (or premium, if any) or interest on any Notes on behalf of the Company.

“Peabody Investments Gib” means Peabody Investments (Gibraltar) Limited.

“Permitted Lien” means:

(a)	Liens on Collateral to secure (1) Obligations in an aggregate amount of Indebtedness with a principal amount plus amounts in respect of unreimbursed letters of credit not to exceed at any time outstanding, the First Lien Cap and (2) Swap Obligations and Cash Management Obligations, in each case of this clause (2), that constitute First Lien Obligations;

(b)	Liens on Collateral to secure (1) Obligations consisting of the Notes issued pursuant to this Indenture on the Issue Date plus (2) additional Second Lien Obligations in respect of Indebtedness in an aggregate amount of Indebtedness not to exceed $500.0 million at any time outstanding, plus (3) only to the extent the Company consummates one or more Equity Offerings yielding gross proceeds to the Company of at least $250.0 million (the “Equity Offering Condition”), additional Second Lien Obligations in respect of Indebtedness in an aggregate amount of Indebtedness at any time outstanding following the satisfaction of the Equity Offering Condition, not to exceed $500.0 million;

(c)	Liens on Collateral to secure Obligations constituting Junior Lien Obligations;

(d)	Liens on Property acquired after the Issue Date (and on any proceeds from the disposition of such property) to secure Capital Lease Obligations and other purchase money Liens to finance all or part of the purchase price of the acquisition of such Property by the Company or a Subsidiary Guarantor or the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such Property and created prior to, at the time of, or within 360 days after the acquisition of such Property, or the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such Property, as applicable; provided that such Liens may not extend to any Property of the Company or the Subsidiary Guarantors other than the Property acquired, constructed or improved;

(e)	Liens for taxes, assessments or governmental charges or levies on the Property of the Company or any Subsidiary Guarantor if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

(f)	Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens and other similar Liens, on the Property of the Company or any Subsidiary Guarantor arising in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

(g)	Liens incurred or pledges or deposits under workers’ compensation laws, unemployment insurance laws, social security and employee health and disability benefits laws or similar legislation, or casualty or liability insurance or self-insurance including any Lien securing letters of credit, letters of guarantee or bankers’ acceptances issued in the ordinary course of business in connection therewith;

(h)	Liens on the Property of the Company or any Subsidiary Guarantor (1) to secure the performance of bids, trade contracts and leases (other than Indebtedness), reclamation bonds, insurance bonds, statutory obligations, surety and appeal bonds, performance bonds, bank guarantees and letters of credit and other obligations of a like nature incurred in the ordinary course of business, (2) to secure obligations under surety bonds obtained as required in connection with the entering into of federal coal leases or (3) created under or by any turnover trust;

(i)	easements, rights-of-way, zoning restrictions, other restrictions and other similar encumbrances which do not in any case materially detract from the value of the real Property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(j)	Liens on Property at the time the Company or any Subsidiary Guarantor acquired such Property, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary Guarantor; provided, however, that such Lien may not extend to any other Property of the Company or any Subsidiary Guarantor (other than the proceeds of the property or assets subject to such Lien); provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by the Company or any Subsidiary Guarantor;

(k)	Liens on the Property of a Person at the time such Person becomes a Subsidiary Guarantor; provided, however, that any such Lien may not extend to any other Property (other than accessions thereto and improvements thereon) of the Company or any Subsidiary Guarantor that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Subsidiary Guarantor;

(l)	Liens existing on the Issue Date not otherwise described in clauses (a) through (k) above (other than Liens with respect to the Credit Agreement and the Initial Notes) or (n) through (aa) and (cc) below;

(m)	Liens on the Property of the Company or any Subsidiary Guarantor to secure any Refinancing, in whole or in part, of any Indebtedness secured by Liens referred to in clauses (a), (b), (d), (j), (k) or (l) above or (bb) below; provided, however, that any such Liens shall be limited to all or part of the same Property that secured the original Liens (together with improvements and accessions to such Property) such Liens shall not have any greater priority relative to the Notes and the Subsidiary Guarantees than the original Liens securing the Indebtedness being Refinanced and the aggregate principal amount of Indebtedness that is secured by such Lien shall not be increased to an amount greater than the sum of:

(1)	the outstanding principal amount, or, if greater, the committed amount, of the Indebtedness secured by Liens described under clauses (a), (b), (d), (j), (k) or (l) above or (bb) below, as the case may be, at the time the original Lien became a Permitted Lien under this Indenture, and

(2)	an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by the Company or any Subsidiary Guarantor in connection with such Refinancing;

(n)	Liens on Property used to defease or to satisfy and discharge Indebtedness;

(o)	Liens in favor of the Company or any Subsidiary Guarantor (including Liens securing Indebtedness or other obligations of the Company or a Subsidiary Guarantor owing to the Company or a Subsidiary Guarantor);

(p)	Liens (including those arising from precautionary UCC financing statement filings (and those which are security interests for purposes of the Personal Property Securities Act of 2009 (Cth)) with respect to bailments, operating leases or consignment or retention of title arrangements entered into by the Company or any Subsidiary Guarantor in the ordinary course of business;

(q)	(x) Production Payments, royalties, dedication of reserves under supply agreements or similar or related rights or interests granted, taken subject to, or otherwise imposed on properties or (y) cross charges, Liens or security arrangements entered into in respect of a Joint Venture for the benefit of a participant, manager or operator of such Joint Venture, in each case, consistent with normal practices in the mining industry;

(r)	Liens on the Property of the Company or of any Subsidiary Guarantor, as a tenant under a lease or sublease entered into in the ordinary course of business by such Person, in favor of the landlord under such lease or sublease, securing the tenant’s performance under such lease or sublease, as such Liens are provided to the landlord under applicable law and not waived by the landlord;

(s)	judgment Liens that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been made;

(t)	Permitted Real Estate Encumbrances;

(u)	Liens on receivables and rights related to such receivables created pursuant to any Permitted Securitization Program or under any other agreement under which such receivables or rights are transferred (to the extent, in each case, that any such disposition of receivables is deemed to give rise to a Lien);

(v)	(1) Liens in favor of a banking institution arising by operation of law or any contract encumbering deposits (including the right of set-off) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry or (2) contractual rights of setoff to the extent constituting Liens;

(w)	leases, subleases, licenses, sub-licenses (including, without limitation, with respect to intellectual property) and rights-of-use granted to others incurred in the ordinary course of business and that do not materially and adversely affect the use of the Property encumbered thereby for its intended purpose;

(x)	Liens on the assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries;

(y)	Liens in favor of an escrow agent arising under an escrow arrangement incurred in connection with the issuance of notes with respect to the proceeds of such notes and anticipated interest expenses with respect to such notes;

(z)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(aa)	Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(bb)	Liens on Collateral not otherwise permitted by clauses (a) through (aa) above securing Obligations (which may be First Lien Obligations or Second Lien Obligations) in an aggregate principal amount of Indebtedness at any one time outstanding not to exceed the greater of $250.0 million and (ii) 0.25 multiplied by the Consolidated EBITDA as of the last day of the most recently ended period of four consecutive fiscal quarters prior to such date of determination for which financial statements were filed by the Company with the Commission;

(cc)	Liens on property of the Company or the Subsidiary Guarantors in favor of governmental bodies to secure payments of amounts owed under any contract or statute; and

(dd)	Liens on Capital Stock in Credit Agreement Unrestricted Subsidiaries securing obligations of Credit Agreement Unrestricted Subsidiaries not otherwise prohibited under the Credit Agreement.

“Permitted Real Estate Encumbrances” means the following encumbrances which do not, in any case, individually or in the aggregate, materially detract from the value of any Mine subject thereto or interfere with the ordinary conduct of the business or operations of the Company or any Subsidiary Guarantor as presently conducted on, at or with respect to such Mine and as to be conducted following the Issue Date: (a) encumbrances customarily found upon real property used for mining purposes in the applicable jurisdiction in which the applicable real property is located to the extent such encumbrances would be permitted or granted by a prudent operator of mining property similar in use and configuration to such real property (e.g., surface rights agreements, wheelage agreements and reconveyance agreements); (b) rights and easements of (i) owners of undivided interests in any of the real property where the Company or the applicable Subsidiary Guarantor owns less than 100% of the fee interest, (ii) owners of interests in the surface of any real property where the Company or the applicable Subsidiary Guarantor does not own or lease such surface interest, (iii) lessees, if any, of coal or other minerals (including oil, gas and coal bed methane) where the Company or the applicable Subsidiary Guarantor does not own such coal or other minerals, and (iv) lessees of other coal seams and other minerals (including oil, gas and coal bed methane) not owned or leased by the Company or the applicable Subsidiary Guarantor; (c) with respect to any real property in which the Company or any Subsidiary Guarantor holds a leasehold interest, terms, agreements, provisions, conditions, and limitations (other than royalty and other payment obligations which are otherwise permitted under this Indenture) contained in the leases granting such leasehold interest and the rights of lessors thereunder (and their heirs, executors, administrators, successors, and assigns), subject to any amendments or modifications set forth in any landlord consent delivered in connection with a Mortgage; (d) farm, grazing, hunting, recreational and residential leases with respect to which the Company or any Subsidiary Guarantor is the lessor encumbering portions of the real properties to the extent such leases would be granted or permitted by, and contain terms and provisions that would be acceptable to, a prudent operator of mining properties similar in use and configuration to such real properties; (e) royalty and other payment obligations to sellers or transferors of fee coal or lease properties to the extent such obligations constitute a lien not yet delinquent; (f) rights of others to subjacent or lateral support and absence of subsidence rights or to the maintenance of barrier pillars or restrictions on mining within certain areas as provided by any mining lease, unless in each case waived by such other person; and (g) rights of repurchase or reversion when mining and reclamation are completed.

“Permitted Refinancing Increase” means, with respect to the Refinancing of any Indebtedness, an amount equal to (a) any premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such Refinancing, (b) any unpaid accrued interest on the Indebtedness being Refinanced and (c) the outstanding principal amount, or, if greater any existing commitments unutilized under the Indebtedness being Refinanced.

“Permitted Securitization Program” means (a) receivables securitization programs in effect on the Issue Date pursuant to which the Company or any of its Subsidiaries sells accounts receivable and related receivables, and (b) any receivables securitization program pursuant to which the Company or any of its Subsidiaries sells accounts receivable and related receivables, so long as any related Indebtedness Incurred to finance the purchase of such accounts receivable is not included on the balance sheet of the Company or any Subsidiary in accordance with GAAP and applicable regulations of the Commission; provided, further, that the aggregate principal amount of all Indebtedness Incurred pursuant to all such receivables securitization programs under both clauses (a) and (b) shall not exceed $500.0 million at any time outstanding.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company or Governmental Authority or other entity.

“Pledgor” means Peabody Holdings (Gibraltar) Limited.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the First Lien Documents or the Second Lien Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Principal Property” means any real property interests (all such interests forming an integral part of a single development or operation being considered as one interest), including any mining claims and leases, and any plants, buildings or other improvements thereon, and any part thereof, located in the United States that is held by the Company or any Specified Restricted Subsidiary and has a gross book value (without deduction of any depreciation reserves), on the date as of which the determination is being made, exceeding 1% of Specified Consolidated Net Tangible Assets (other than any such interest that the Board of Directors of the Company determines by resolution is not material to the business of the Company and its Subsidiaries taken as a whole).

“Principal Property Cap” means, as of the date of determination, with respect to a Lien securing Specified Indebtedness, 15% of Specified Consolidated Net Tangible Assets as determined on such date under the applicable Reference Indenture minus the sum of (a) $50.0 million and (b) solely in the event that any Specified Indebtedness exists on February 5, 2015 that is secured by Principal Property or Specified Capital Stock and Indebtedness (other than any Specified First Lien Obligations), the amount of such Specified Indebtedness, but not to exceed $25.0 million in the aggregate (it being understood that (i) if the amount of Specified Consolidated Net Tangible Assets is not equivalent under each Reference Indenture, the Principal Property Cap shall be determined with reference to the Reference Indenture (and series of Specified Indebtedness issued thereunder) for which the amount of Specified Consolidated Net Tangible Assets is the least and (ii) if the existing limitation on Specified Indebtedness secured by a Lien on Principal Property and Specified Capital Stock and Indebtedness under all Reference Indentures (and series of Specified Indebtedness issued thereunder) is increased above 15% of Specified Consolidated Net Tangible Assets, unless the First Lien Agent notifies the Company in writing to the contrary, the 15% referenced in this Principal Property Cap definition shall be automatically increased to be the lowest percentage of Specified Consolidated Net Tangible Assets greater than 15% permitted under all Reference Indentures (and series of Specified Indebtedness issued thereunder) with respect to the limitation on Specified Indebtedness secured by a Lien on Principal Property and Specified Capital Stock and Indebtedness (it being understood that the amount of the Principal Property Cap shall continue to be calculated giving effect to clauses (a) through (b) above).

“Principals” means the Company’s executive officers as of the Issue Date.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(ii) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“Production Payments” means with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

“Property” means with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Quotation Agent” means a nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

“Rating Agency” means each of S&P, Moody’s and Fitch, or if S&P, Moody’s, Fitch or all three cease to make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by a responsible officer of the Company in good faith which shall be substituted for S&P, Moody’s, Fitch, or all three as the case may be.

“Rating Date” means the date which is 90 days prior to the earlier of:

(a) a Change of Control, and

(b) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

“Rating Decline” means the occurrence of the following on, or within, 90 days after the earlier of: (i) the date of public notice of the occurrence of a Change of Control or (ii) public notice of the intention of the Company to effect a Change of Control (which 90-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies):

(a)	if the Notes are assigned an Investment Grade Rating by all Rating Agencies on the Rating Date, the rating of the Notes by one of the Rating Agencies shall be below an Investment Grade Rating; or

(b)	if the Notes are rated below an Investment Grade Rating by at least one of the Rating Agencies on the Rating Date, the rating of the Notes by at least one of the other Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

“Receivables Assets” means any receivable (whether constituting an account, chattel, paper, instrument or general intangible) from time to time originated, acquired or otherwise owned by the Company or any Subsidiary, including, with respect to any receivable:

(a)	all of a Subsidiary’s and the Company’s or any Subsidiary Guarantor’s interest in any goods (including returned goods) to the extent related to such receivable, and documentation of title evidencing the shipment or storage of any such goods (including any such returned goods);

(b)	all instruments and chattel paper that may evidence such receivable (and to the extent they do not evidence any asset that is not a receivable);

(c)	all other security interests or liens and property subject thereto from time to time purporting to secure payment of such receivable, whether pursuant to the contract related to such receivable or otherwise, together with all UCC financing statements or similar filings related thereto;

(d)	solely to the extent applicable to such receivable, the rights, interests and claims under the contracts and all guarantees, indemnities, insurance and other agreements (including the related contract) or arrangements of whatever character from time to time supporting or securing payment of such receivable or otherwise relating to such receivable whether pursuant to the contract related to such receivable or otherwise;

(e)	all funds that are received or deemed received by the Company, any Subsidiary Guarantor or any Subsidiary in payment of any amounts owed in respect of such receivable (including, without limitation, purchase price, finance charges, fees, interest and all other charges) or are applied to amounts owed in respect of such receivable (including, without limitation, insurance payments and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the related obligor or any other person directly or indirectly liable for the payment of any such receivable and available to be applied thereon);

(f)	the lock-box accounts designated solely as the accounts to receive the proceeds of such receivables and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such lock-box accounts and amounts on deposit therein;

(g)	all monies due or to become due with respect to any of the foregoing;

(h)	all collections, proceeds and products of any of the foregoing, as defined in the UCC, that are received or are receivable by the Company, any Subsidiary Guarantor or any Subsidiary; and

(i)	all books and records to the extent related to any of the Receivables Assets.

“Reference Indenture” means (x) each indenture governing the Company’s Existing Senior Notes as amended, supplemented, modified, restated, refinanced, exchanged or replaced from time to time and (y) any other indenture or similar governing instrument for debt for borrowed money entered into by the Company or any Subsidiary Guarantor (other than this Indenture) which contains limitations on securing Indebtedness by “Principal

Property” and “Specified Capital Stock” which are, in the good faith judgment of the Company, equally or more restrictive with respect to such limitations as are contained in the indentures governing the Existing Senior Notes, as amended, supplemented, modified, restated, refinanced, exchanged or replaced; provided, that, no such indenture, supplement thereto or other debt document described in clause (x) or (y) above shall be a Reference Indenture or part thereof if the relevant indenture or other document permits all the First Lien Obligations, the Second Lien Obligations and the Junior Lien Obligations to be secured by “Principal Property” and “Specified Capital Stock.”

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, refund or Repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regulation S” means Regulation S under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Regulation S Global Note” means a Global Note in the form of Exhibit A bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903.

“Related Party” with respect to any Principal means (A) any spouse or immediate family member of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

“Repay” means, in respect of any Indebtedness, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Indebtedness.

“Requirement of Law” means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Area” means (a) the real property fee owned by the Company or any Subsidiary Guarantor or in which the Company or a Subsidiary Guarantor has a leasehold interest that is part of the areas listed on a Schedule 2 hereto and (b) any real property constituting coal reserves or access to coal reserves fee owned by the Company or a Subsidiary Guarantor or in which the Company or a Subsidiary Guarantor has a leasehold interest, acquired after February 5, 2015, that is not Principal Property or an active Mine.

“Residual Junior Lien Principal Property Cap Amount” means an amount equal to the Principal Property Cap minus the sum of (a) the aggregate amount of Specified First Lien Obligations and (b) the amount of Specified Second Lien Obligations.

“Residual Second Lien Principal Property Cap Amount” means an amount equal to the Principal Property Cap minus the aggregate amount of Specified First Lien Obligations.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Group, Inc., or any successor to the rating agency business thereof.

“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by the Company or any Subsidiary Guarantor of any Principal Property, whether owned on the Issue Date or thereafter acquired, that has been or is to be sold or transferred by the Company or any Subsidiary Guarantor to such person with the intention of taking back a lease of this property.

“Second Lien Documents” means this Indenture, the Security Documents, and each of the other agreements, documents, and instruments providing for or evidencing any other Second Lien Obligation and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligation (including any intercreditor or joinder agreement among holders of Second Lien Obligations or with holders of First Lien Obligations), to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or refinanced from time to time (whether or not with the same lenders or agents).

“Second Lien Obligations” means the Indebtedness incurred and Obligations under this Indenture and any Pari Passu Secured Debt.

“Second Lien Secured Party” means the holders of Second Lien Obligations, the collateral agent, the trustee and any agent, trustee and/or similar representative of any Pari Passu Secured Debt.

“Second Priority Liens” means all Liens on Collateral (x) in favor of the Collateral Agent securing Obligations under this Indenture and (y) securing Obligations under any Pari Passu Secured Debt.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the security agreement to be dated as of the Issue Date among the Collateral Agent, the Company and the Subsidiary Guarantors granting, among other things, a Second Priority Lien on the Collateral subject to Permitted Liens, in each case in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

“Security Documents” means the Security Agreement, any Mortgages, the Intercreditor Agreement, the Pari Passu Intercreditor Agreement (if any), the Junior Lien Intercreditor Agreement (if any), the IP Security Agreements, the Gibraltar Pledge Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any security interests in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Special Purpose Receivables Subsidiary” means a direct or indirect Subsidiary of the Company established in connection with a Permitted Securitization Program for the acquisition of receivables assets or interests therein.

“Specified Capital Stock” means, with respect to any Reference Indenture (and any series of Specified Indebtedness issued thereunder), “Capital Stock” or any functionally equivalent term as defined in any Reference Indenture in effect on such date.

“Specified Capital Stock and Indebtedness” means any Specified Capital Stock and Specified Indebtedness of a Specified Restricted Subsidiary.

“Specified Consolidated Net Tangible Assets” means, with respect to any Reference Indenture (and any series of Specified Indebtedness issued thereunder), as of any date of determination, “Consolidated Net Tangible Assets” or any functionally equivalent term as defined in any Reference Indenture in effect on such date.

“Specified First Lien Obligations” means at any time, the sum of the obligations, constituting Specified Indebtedness, in respect of First Lien Obligations at such time, which is secured by Liens on Principal Properties or Specified Capital Stock and Indebtedness at such time.

“Specified Indebtedness” means, with respect to any Reference Indenture (and any series of Specified Indebtedness issued thereunder), “Indebtedness” or any functionally equivalent term as defined in any Reference Indenture in effect on such date.

“Specified Junior Lien Obligations” means at any time, the sum of the obligations, constituting Specified Indebtedness, in respect of Junior Lien Obligations at such time, which is secured by Liens on Principal Properties or Specified Capital Stock and Indebtedness at such time.

“Specified Restricted Subsidiary” means, with respect to any Reference Indenture (and any series of Specified Indebtedness issued thereunder), “Restricted Subsidiary” or any functionally similar term as defined in any Reference Indenture in effect on such date.

“Specified Second Lien Obligations” means at any time, the sum of the obligations, constituting Specified Indebtedness, in respect of Second Lien Obligations at such time, which is secured by Liens on Principal Properties or Specified Capital Stock and Indebtedness at such time.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person (it being understood that neither Middlemount Coal Pty Ltd nor any of its subsidiaries shall constitute a Subsidiary of the Company or its Subsidiaries under this Indenture unless the Company shall elect in a writing delivered to the Trustee, based on a change in the voting powers of the shareholders of Middlemount Coal Pty Ltd, that Middlemount Coal Pty Ltd or any of its subsidiaries shall constitute a Subsidiary of the Company or its Subsidiaries under this Indenture) or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Subsidiary Guarantee” means the Guarantee of the Notes by each of the Subsidiary Guarantors pursuant to this Indenture Incurred on the Issue Date and any additional Guarantee of the Notes to be executed by any of the Company’s Wholly-Owned Domestic Subsidiaries pursuant to Section 4.09.

“Subsidiary Guarantors” means (x) all of the Company’s existing Domestic Subsidiaries that Guarantee the Obligations under the Credit Agreement on the Issue Date and (y) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, in each case, including their respective successors and assigns.

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement (it is understood that the foregoing does not encompass any right of a Person to ‘put’ an asset to another Person that arises in connection with any acquisition agreement or disposition agreement).

“Swap Obligation” of any Person means any obligation of such Person pursuant to a Swap Contract.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any valid netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid- market or other readily available quotations provided by any recognized dealer in such Swap Contracts (it being understood that any such termination values and marked-to-market values shall take into account any assets posted as collateral or security for the benefit of a party to the Swap Contract).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa- 77bbbb) as in effect on the Issue Date.

“Transactions” means collectively, the transactions contemplated by the issuance of the Initial Notes and the Subsidiary Guarantees and the use of proceeds therefrom, including, without limitation, the payment of all fees and expenses and premium in connection therewith, including with respect to the tender offer for or redemption or satisfaction and discharge of all outstanding principal amount of the Company’s 7 3/8% Senior Notes due 2016.

“Treasury Rate” means as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to March 15, 2018; provided, however, that if the period from the redemption date to March 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The United States Treasury security used to calculate the Treasury Rate will be selected by the Quotation Agent.

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect in the applicable state of jurisdiction.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly-Owned Domestic Subsidiary” means a Domestic Subsidiary, all of the Capital Stock of which is owned by the Company or another Wholly-Owned Domestic Subsidiary.

Section 1.02. Other Definitions

.

Terms	Defined in Section
“Additional Notes”	Recitals
“Authentication Order”	2.02(d)
“Benefited Party”	10.01
“Change of Control Offer”	4.08(a)
“Change of Control Payment”	4.08(a)
“Change of Control Payment Date”	4.08(a)
“Contract”	Definition of “Excluded Assets”
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Initial Notes”	Recitals
“Legal Defeasance”	8.02
“Makewhole Deficit”	13.01
“Notes”	Recitals
“Registrar”	2.03
“Title Opinion”	4.13(b)

Section 1.03. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) provisions apply to successive events and transactions; and

(6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE II

THE NOTES

Section 2.01. Form and Dating.

(a) General. The Company shall deliver to the Trustee for authentication and the Trustee shall initially authenticate Notes for original issue on the Issue Date in an aggregate principal amount of $1,000,000,000. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Form of Notes. The Notes shall be issued initially in global form and shall be substantially in the form of Exhibit A (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the Outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Book-Entry Provisions. This Section 2.01(c) shall only apply to Global Notes deposited with the Trustee, as Custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as the Custodian for the Depositary or under such Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

Section 2.02. Execution and Authentication.

(a) One Officer shall sign the Notes for the Company by manual or facsimile signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate the Notes for original issue.

(e) The Trustee may appoint an Authenticating Agent acceptable to the Company to authenticate the Notes. An Authenticating Agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

(f) Subject to compliance with Section 4.06, the Company may issue an unlimited amount of Additional Notes from time to time after the offering of the Initial Notes. The Initial Notes and any Additional Notes subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, provided that if any Additional Notes are not fungible with the Initial Notes issued on the Issue Date for U.S. federal income tax purposes, such Additional Notes will be issued as a separate series under this Indenture and will have a separate CUSIP number and ISIN number from the Initial Notes.

Section 2.03. Registrar and Paying Agent.

(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-Registrars and one or more additional paying agents. The term “Registrar” includes any co-Registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

(b) The Company initially appoints DTC to act as Depositary with respect to the Global Notes.

(c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06. Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor thereto or a nominee of such successor. A beneficial interest in a Global Note shall be exchangeable for a Definitive Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note, (ii) the Depositary has ceased to be a clearing agency registered under the Exchange Act, and, in either case, a successor Depositary is not appointed by the Company within 120 days, or (iii) there shall have occurred and be continuing an Event of Default. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.09 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.08 or 2.09 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, that beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.

Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes pursuant to this clause (b). Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1). Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to paragraph (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to paragraph (iv) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes. Beneficial interests in Global Notes shall be exchanged only for Definitive Notes pursuant to this clause (c).

(i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, subject to Section 2.06(a) hereof and receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only subject to Section 2.06(a) hereof and if the Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, subject to Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests. Restricted Definitive Notes shall be exchanged only for beneficial interests in Restricted Global Notes pursuant to this clause (d).

(i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.

(ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph (ii), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to paragraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Definitive Notes shall be exchanged only for Definitive Notes pursuant to this clause (e). Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (ii), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legend. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i) Global Note Legend: Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,

(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(ii) Private Placement Legend:

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(iii) Original Issue Discount Legend:

(A) Each Global Note and Definitive Note issued with original issue discount for U.S. federal income tax purposes shall bear the Original Issue Discount Legend in substantially the following form:

“THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR U.S. FEDERAL INCOME TAX PURPOSES. THE ISSUER WILL MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE, (3) THE YIELD TO MATURITY OF THE NOTE, AND (4) ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE BY U.S. TREASURY REGULATIONS UPON RECEIVING A WRITTEN REQUEST FOR SUCH INFORMATION AT THE FOLLOWING ADDRESS: 701 MARKET STREET, ST. LOUIS, MO, 63101, ATTENTION: TREASURER.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.09 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(i) To permit registrations of transfers and exchanges, the Company shall execute Global Notes and Definitive Notes, and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company’s order (including an Authentication Order given pursuant to Section 2.02) or at the Registrar’s request (in connection with any transfer or exchange of Notes pursuant to this Section 2.06).

(ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.08, 2.09, 3.06, 4.08 and 9.05 hereof).

(iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv) Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vi) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(vii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(viii) The Trustee is hereby authorized to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

(ix) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any purchase or transfer complies with the registration provisions of or exemptions from the Securities Act or other state, federal securities laws that may be applicable; provided, however, that if a certificate is specifically required by the express terms of this Section 2.06 to be delivered to a Trustee by a purchaser or required by the express terms of this Section 2.06 to be delivered to a Trustee by a purchaser or transferee of a Note, the Trustee shall be under a duty to receive and examine the same to determine whether it conforms on its face to the requirements of this Section 2.06 and shall promptly notify the party delivering the same if such transfer does not comply with such terms.

(x) Notes offered and sold in reliance on Regulation S shall be issued in the form of a Global Note substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein (each, a “Regulation S Global Note”), which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as Custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee (or an Authenticating Agent appointed by the Trustee in accordance with Section 7.14) as hereinafter provided.

The aggregate principal amount of a Regulation S Global Note may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the applicable Regulation S Global Note and recorded in the register of the Registrar.

Section 2.07. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not Outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.08. Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any Authenticating Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09. Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes, but may have variations that the Company considers appropriate for temporary Notes and shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.10. Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.11. Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed or otherwise deliver in accordance with the Applicable Procedures to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.12. CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use), and, if so, the Trustee shall use CUSIP or ISIN numbers, as appropriate, in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers or codes either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

Section 2.13. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE III

REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

If the Company elects to redeem Notes pursuant to the redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a later date is agreed to by the Trustee at its option) but not more than 60 days before a redemption date, an Officer’s Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed, (iv) the redemption price and (v) the CUSIP numbers of the Notes to be redeemed.

Section 3.02. Selection of Notes to be Redeemed.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders (1) if the Notes are listed on any national securities exchange in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or, (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate (subject in any case to the Applicable Procedures, with respect to any Global Notes). In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein (or as otherwise provided in the Applicable Procedures, if applicable), at least 30 but no more than 60 days prior to the redemption date by the Trustee from the Outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire Outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

At least 30 days but not more than 60 days before the applicable redemption date, the Company shall mail or cause to be mailed, or otherwise deliver in accordance with the Applicable Procedures, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes pursuant to Article VIII hereof or a satisfaction and discharge of this Indenture pursuant to Article XIII.

The notice shall identify the Notes to be redeemed, including the CUSIP numbers, and shall state:

(a) the redemption date;

(b) a calculation of the redemption price;

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) that, unless the Company defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

(g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s written request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days, or such shorter period allowed by the Trustee, prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3.03.

Section 3.04. Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price subject, in the case of a redemption under Section 3.07(b), to any condition contained in such redemption notice. Except as provided under Section 3.07(b) and Section 4.08, notices of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

By 11:00 AM New York City time on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

On and after the redemption date, unless the Company defaults in depositing money sufficient to pay the redemption price and accrued interest on all of Notes to be redeemed, interest shall cease to accrue on Notes or portions thereof called for redemption.

Section 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company’s written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

(a) Except as set forth in clauses (b) and (c) of this Section 3.07, the Notes will not be redeemable at the Company’s option prior to March 15, 2018. On or after March 15, 2018, the Company may redeem the Notes at its option in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed or otherwise delivered to each Holder in accordance with the Applicable Procedures at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, together with accrued and unpaid interest, if any, to but not including, the date of redemption (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the date of redemption), if redeemed on the 12-month period beginning on:

Year	Redemption Price
March 15, 2018	107.500%
March 15, 2019	105.000%
March 15, 2020	102.500%
March 15, 2021 and thereafter	100.000%

(b) Prior to March 15, 2018, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings, upon not less than 30 nor more than 60 days’ notice mailed or otherwise delivered to each Holder in accordance with the Applicable Procedures, at a redemption price equal to 110.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date; provided that

(1) at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and

(2) such redemption occurs within 90 days after the closing of such Equity Offering.

(c) In addition, prior to March 15, 2018, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed or otherwise delivered to each Holder in accordance with the Applicable Procedures at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the date of redemption).

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

ARTICLE IV

COVENANTS

Section 4.01. Payment of Notes.

The Company or a Subsidiary Guarantor shall pay or cause to be paid the principal of, premium, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Company or a Subsidiary Guarantor shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Post-Petition Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 4.02. Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005 as one such office or agency of the Company in accordance with Section 2.03. Notices or demands with respect to the Notes and this Indenture shall be delivered to the Trustee at its Corporate Trust Office at 225 Asylum Street, 23rd Floor, Hartford, Connecticut 06103.

Section 4.03. Compliance Certificate.

(a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year beginning with the fiscal year ended December 31, 2015, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall, so long as any of the Notes are Outstanding, deliver to the Trustee, as soon as possible, but in no event later than five days after any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.04. Taxes.

The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.05. Stay, Extension and Usury Laws.

The Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06. Liens.

The Company shall not, and shall not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness secured by any Lien (other than Permitted Liens) upon any of its or their Property, whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom; provided that the Company and the Subsidiary Guarantors may Incur any Lien (in addition to Permitted Liens) upon any of its or their

Property that is not Collateral if the Company or the applicable Subsidiary Guarantor has secured or will secure substantially concurrently with granting such Lien the Notes and any Subsidiary Guarantee equally and ratably (or on a senior basis, in the case of any Lien securing Indebtedness which is expressly subordinated to the Notes or any Subsidiary Guarantee, as the case may be) with all of the Company’s other Indebtedness or Indebtedness of such Subsidiary Guarantor secured by such Lien for so long as such other Indebtedness is secured by such Lien.

Section 4.07. Corporate Existence.

The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.08. Offer To Repurchase Upon Change of Control Triggering Event.

(a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within ten days following any Change of Control Triggering Event, the Company shall mail (or otherwise deliver in accordance with the Applicable Procedures) a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of this Indenture by virtue of such conflict.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Change of Control Triggering Event provisions described in Sections 4.08(a) and (b) shall be applicable whether or not any other provisions of this Indenture are applicable.

(c) Notwithstanding anything to the contrary in this Section 4.08, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if the Company issues a notice of redemption with respect to all outstanding Notes. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(d) If Holders of not less than 90% in aggregate principal amount of the Outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain Outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to, but not including, the date of redemption.

Section 4.09. Additional Subsidiary Guarantees.

If the Company or any of its Wholly-Owned Domestic Subsidiaries shall acquire or create another Wholly-Owned Domestic Subsidiary after the Issue Date that is not a Subsidiary Guarantor and such Wholly-Owned Domestic Subsidiary provides a Guarantee under (a) the Credit Agreement, or (b)(i) any Capital Markets Indebtedness or (ii) any other First Lien Obligations in each case, in excess of $250.0 million, then such newly acquired or created Domestic Subsidiary shall (i) within 10 business days following the date such Subsidiary provides such other Guarantee, execute and deliver a supplemental indenture substantially similar to Exhibit C attached hereto providing that such Subsidiary shall become a Subsidiary Guarantor under this Indenture, (ii) execute and deliver a joinder to the Security Documents and/or new Security Documents, as the case may be, and (iii) grant a Lien in the Collateral owned by such Subsidiary in favor of the Collateral Agent for its benefit and for the benefit of the Trustee and the Holders and take all other actions required by this Indenture and the Security Documents, including to perfect the Liens created thereunder, in each case of clauses (ii) and (iii) within the time period provided in this Indenture and the Security Documents.

If the Guaranteed Indebtedness that triggers the obligation to Guarantee the Notes is subordinate or junior in right of payment to the Notes or a Subsidiary Guarantee pursuant to a written agreement to that effect, then the Guarantee of such Guaranteed Indebtedness must be subordinated in right of payment to the Subsidiary Guarantee to at least the extent that the Guaranteed Indebtedness is subordinated to the Notes or the applicable Subsidiary Guarantee.

Section 4.10. Limitation on Sale and Lease-Back Transactions.

The Company shall not, and shall not permit any Subsidiary Guarantor to, engage in any Sale and Lease-Back Transactions of any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between the Company and one of the Subsidiary Guarantors or between Subsidiary Guarantors, unless at the effective time of such transaction:

(a) the Company or such Subsidiary Guarantor would be entitled, pursuant to Section 4.06 without equally and ratably securing the Notes, to incur Indebtedness secured by a Lien in an amount at least equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction; or

(b) the Company or such Subsidiary Guarantor applies, within 360 days of the closing date of the Sale and Lease-Back Transaction, an amount equal to the greater of (1) the net proceeds of such sale or (2) the Attributable Debt with respect to such Sale and Lease-Back Transaction, to either (or a combination of) (x) the prepayment, defeasance or retirement (other than any mandatory retirement, mandatory prepayment or sinking fund payment or payment at maturity) and, in the case of a revolving credit facility, permanently repay and terminate commitments in respect of the amount so repaid of First Lien Obligations of the Company or a Subsidiary Guarantor maturing after, or renewable or extendable at the option of the Company or the relevant Subsidiary Guarantor beyond, twelve months from the date of determination; provided, however, the amount to be applied to the prepayment, retirement or defeasance of any such Indebtedness shall be reduced by the principal amount of any Second Lien Obligations (provided that the Company shall also equally and ratably reduce Indebtedness under the Notes through open market purchases to the extent such purchases are at or above 100% or by making a customary pro rata offer to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, in each case plus accrued and unpaid interest) delivered within 360 days after such Sale and Lease-Back Transaction to the Trustee or Paying Agent for retirement and cancellation; or (y) the purchase, construction or development of other property, facilities or equipment; provided that if the assets subject to such Sale and Lease-Back Transaction constituted Collateral, such property, facilities or equipment shall constitute Collateral.

Section 4.11. Limitation on Indebtedness of Non-Guarantor Subsidiaries.

The Company shall not permit any Non-Guarantor Subsidiary to Incur any Indebtedness in excess of $500.0 million in the aggregate for all Non-Guarantor Subsidiaries at any one time outstanding. The foregoing sentence in this Section 4.11 will not prohibit the Incurrence by such Non-Guarantor Subsidiaries of (a) Indebtedness outstanding on the Issue Date, (b) Indebtedness issued to Refinance any Indebtedness Incurred under the preceding clause (a) together with any Permitted Refinancing Increase, (c) Indebtedness relating to a Permitted Securitization Program, (d) Intercompany Indebtedness and (e) Indebtedness representing Swap Obligations Incurred in the ordinary course of business.

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the reclassification of preferred equity as Indebtedness due to a change in accounting principles will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.11. The maximum amount of Indebtedness any Non-Guarantor Subsidiary may incur pursuant to this Section 4.11 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. For purposes of determining compliance with any U.S. dollar denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness. The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such Refinancing.

Section 4.12. Covenant to Give Security.

(a) Personal Property of New Guarantors. Subject to the Intercreditor Agreement, concurrently with any Wholly-Owned Domestic Subsidiary becoming a Subsidiary Guarantor pursuant to Section 4.09 (or such later date as may be agreed to the First Lien Agent), the Company shall cause any such Wholly-Owned Domestic Subsidiary to (i) duly execute and deliver to the Collateral Agent joinders to the Security Agreement or such other document required by this Indenture and the Security Documents, (ii) to the extent that any Capital Stock in, or owned by, such Wholly-Owned Domestic Subsidiary is required to be pledged pursuant to the Security Agreement, deliver stock certificates, if any, representing such Capital Stock accompanied by undated stock powers or instruments of transfer executed in blank and (iii) to the extent that any Intellectual Property (as defined in the Security Agreement) owned by the Company or any Subsidiary Guarantor is required to be pledged pursuant to the Security Agreement but has not been pledged, deliver supplements to the IP Security Agreements.

(b) Real Property of New Guarantors.

(1) New Real Property Identification. With respect to any Wholly-Owned Domestic Subsidiary which after the Issue Date has become a Subsidiary Guarantor pursuant to Section 4.09, concurrently with such Wholly-Owned Domestic Subsidiary becoming a Subsidiary Guarantor (or such later date as may be agreed to by the First Lien Agent), the Company shall furnish to the Collateral Agent a description of all Material Real Property fee owned or leased by such Wholly-Owned Domestic Subsidiary and specify which, if any, are Principal Properties.

(2) Material Real Property Mortgages. With respect to any Wholly-Owned Domestic Subsidiary which after the Issue Date has become a Subsidiary Guarantor pursuant to Section 4.09, by the latest of (x) 90 days after such Subsidiary becomes a Subsidiary Guarantor, (y) September 18, 2015 or (z) such later date as may be agreed to by the First Lien Agent, the applicable Subsidiary Guarantor shall deliver to the Collateral Agent (A) executed counterparts of one or more Mortgages on its Material Real Property in a form appropriate for recording in the applicable recording office, (B) legal opinions from counsel in such jurisdiction as the Material Real Property is located, each in form and substance reasonably satisfactory to the First Lien Agent, and (C) payment by the Company or the applicable Subsidiary Guarantor of all Mortgage recording taxes and related charges required for the recording of such Mortgages.

(3) Consents Related to Leaseholds Concerning Material Real Property. With respect to any leasehold interest of any Wholly-Owned Domestic Subsidiary which after the Issue Date has become a Subsidiary Guarantor pursuant to Section 4.09 that would constitute Material Real Property but for the need to obtain the consent of another Person (other than the Company or any Controlled Subsidiary) in order to grant a security interest therein, the Company shall use commercially reasonable efforts to obtain such consent for the later of (x) the 120 day period commencing after such entity becomes a Subsidiary Guarantor and (y) September 18, 2015; provided that there shall be no requirement to pay any sums to the applicable lessor other than customary legal fees and administrative expenses (it is understood, for the avoidance of doubt, that, without limiting the foregoing obligations of the Company set forth in this Section 4.12(b)(3), any failure to grant a security interest in any such leasehold interest as a result of a failure to obtain a consent shall not be a Default hereunder, and, for the avoidance of doubt, the Company and its Wholly-Owned Domestic Subsidiaries shall no longer be required to use commercially reasonable efforts to obtain any such consent after such above-mentioned time period to obtain a consent has elapsed).

(c) Personal Property including Intellectual Property Acquired by Company or Subsidiary Guarantors. Subject to the Intercreditor Agreement, within 30 days of each Compliance Date (or such later date as may be agreed by the First Lien Agent), the Company shall or shall cause any such Wholly-Owned Domestic Subsidiary to, (i) to the extent that any Capital Stock is required to be pledged pursuant to the Security Agreement but has not been pledged, deliver stock certificates, if any, representing such Capital Stock accompanied by undated stock powers or instruments of transfer executed in blank and execute and deliver to the Collateral Agent supplements to the Security Agreement or such other document required to pledge any such Capital Stock and (ii) to the extent that any Intellectual Property (as defined in the Security Agreement) is required to be pledged pursuant to the Security Agreement but has not been pledged, deliver supplements to the IP Security Agreements necessary to create a security interest in such Intellectual Property and perfect such security interest.

(d) Real Property Acquired by the Company and Subsidiary Guarantors.

(1) New Real Property Identification. As of the date the Company files financial statements with the Commission (or such later date as may be agreed to by the First Lien Agent), each Compliance Date, the Company and the Subsidiary Guarantors shall notify the Collateral Agent of the acquisition of any Material Real Property fee owned or leased by the Company or a Subsidiary Guarantor.

(2) Material Real Property Mortgages and Supplements. Within the latest of (x) 90 days of the notification in Section 4.12(d)(1) (or such later date as may be agreed to by the First Lien Agent), (y) September 18, 2015 and (z) a later date determined by the First Lien Agent, the Company and any applicable Subsidiary Guarantor shall deliver the materials set forth in Section 4.12(b)(2) with respect any such newly acquired Material Real Property, unless such documents are not delivered under the Credit Agreement (it is understood that in lieu of any new Mortgage, mortgage supplements or any other security documents may be delivered if reasonably acceptable to the First Lien Agent).

(3) Consents Related to Leaseholds Concerning Material Real Property. With respect to the acquisition of any leasehold interest by the Company or the Subsidiary Guarantors that would constitute Material Real Property but for the need to obtain the consent of another Person (other than the Company or any Controlled Subsidiary) in order to grant a security interest therein, use commercially reasonable efforts to obtain such consent for the later of (x) the 120 day period commencing on the date of the notification provided pursuant to Section 4.12(d)(1) and (y) September 18, 2015, provided that there shall be no requirement to pay any sums to the applicable lessor other than customary legal fees and administrative expenses (it is understood, for the avoidance of doubt, that, without limiting the foregoing obligations of the Company set forth in this Section 4.12(d)(3), any failure to grant a security interest in any such leasehold interest as a result of a failure to obtain a consent shall not be a Default hereunder, and, for avoidance of doubt, the Company and the Subsidiary Guarantors shall no longer be required to use commercially reasonable efforts to obtain any such consent after such above-mentioned time period to obtain a consent has elapsed).

(e) Further Assurances. Subject to any applicable limitation in any Security Documents and Section 4.12(f) hereof, at the expense of the Company, the Subsidiary Guarantors and/or the Pledgor, the Company, the Subsidiary Guarantors and the Pledgor shall promptly execute and deliver any and all further instruments and documents and duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the Liens in the Collateral granted to the Collateral Agent and the priority thereof, and to otherwise effectuate the provisions or purposes of this Indenture and the Security Documents.

(f) Collateral Principles. Notwithstanding anything to the contrary in any Security Document or this Indenture, (i) neither the Company nor any Subsidiary Guarantor shall be required to enter into control agreements or otherwise perfect any security interest by “control” (except with respect to the delivery of possessory Collateral and entry into control agreements in respect of Uncertificated Securities (as defined in the Security Agreement) as expressly set forth in the Security Agreement), (ii) except as contemplated by the Gibraltar Pledge Agreement, no actions in any non-U.S. jurisdiction or required by the Requirement of Law of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. (it being understood that, except for the Gibraltar Pledge Agreement, there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction) and (iii) any Liens required to be granted from time to time pursuant to Security Documents and this Indenture on assets of the Company and the Subsidiary Guarantors to secure the Secured Obligations (as defined in the Security Agreement) shall exclude the Excluded Assets. In addition, (a) if the First Lien Agent grants an extension of time for the creation or perfection of security interests in, and Mortgages on, or taking other actions with respect to, particular assets under any First Lien Document then the Trustee and/or the Collateral Agent shall be deemed to have automatically granted an equivalent extension under any Second Lien Document and (b) to the extent the First Lien Agent under any First Lien Document grants any waiver, consent or amendment with respect to any provision relating to the treatment of Collateral thereunder, then each such waiver, consent or amendment shall apply automatically and equally, in each case, without any further action on the part of the Company, any Subsidiary Guarantor or the Collateral Agent and the Company and the applicable Subsidiary Guarantor shall not be deemed to be in breach of any analogous provision hereof or any other Second Lien Document.

(g) Principal Property Cap; Priorities. Notwithstanding anything to the contrary in this Indenture or any Security Document, to the extent that any portion of the Collateral consists of Principal Property or Specified Capital Stock and Indebtedness and the Principal Property Cap applies to the First Lien Obligations, the Second Lien Obligations and/or Junior Lien Obligations, as applicable:

(i) the aggregate amount of Specified First Lien Obligations at any time shall be limited, automatically and without further action by any Person pursuant to the terms of the Credit Agreement, so that such amount does not exceed the Principal Property Cap at such time,

(ii) (A) the aggregate amount of Obligations under this Indenture constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at any time shall be limited, automatically and without further action by any Person, so that such amount does not exceed the Residual Second Lien Principal Property Cap Amount, (B) to the extent there is a positive Residual Second Lien Principal Property Cap Amount, the aggregate amount of Obligations under this Indenture constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at such time shall be limited, automatically and without further action by any Person, so that such amount does not exceed the lesser of (x) the amount of Specified Second Lien Obligations at such time and (y) the Residual Second Lien Principal Property Cap Amount at such time, in each case multiplied by the quotient of (x) the aggregate amount of Obligations under this Indenture constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at such time over (y) the aggregate amount of Specified Second Lien Obligations at such time and (C) to the extent there is a positive Residual Second Lien Principal Property Cap Amount, the aggregate amount of Obligations under Pari Passu Secured Debt constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at such time shall be limited, automatically and without further action by any Person, so that such amount does not exceed the lesser of (x) the amount of Specified Second Lien Obligations at such time and (y) the Residual Second Lien Principal Property Cap Amount at such time, in each case multiplied by the quotient of (x) the aggregate amount of Obligations under such Pari Passu Secured Debt constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at such time over (y) the aggregate amount of Specified Second Lien Obligations at such time,

(iii) the aggregate amount of Specified Junior Lien Obligations, constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at such time shall be limited, automatically and without further action by any Person, so that such amount does not exceed the Residual Junior Lien Principal Property Cap Amount at such time; and

(iv) in the event that Specified First Lien Obligations, Pari Passu Secured Debt or Junior Lien Debt secured by Liens on Principal Property or Specified Capital Stock and Indebtedness are incurred, the Collateral Agent is authorized (without the consent of the Holders) to amend this Indenture and the Security Documents to give effect to such incurrence, including to provide that the amount of the Obligations under this Indenture constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness shall not exceed its pro rata portion of the amount of Specified Second Lien Obligations.

(h) Principal Property Cap Fall Away. In the event the Principal Property Cap no longer applies to the Specified First Lien Obligations, the Specified Second Lien Obligations and the Specified Junior Lien Obligations,

(i) the definitions and provisions in this Indenture utilizing the term Reference Indenture shall be interpreted as if such Reference Indentures were in effect but with no cap, restriction or limitation on the amount of the Obligations that may be secured under this Indenture by any Principal Property or any Specified Capital Stock and Indebtedness; and

(ii) the Collateral Agent shall be authorized (without the consent of the Holders) to amend this Indenture and the Security Documents to eliminate the restrictions on Specified First Lien Obligations, Specified Second Lien Obligations and Specified Junior Lien Obligations that may be secured by the Principal Property and Specified Capital Stock and Indebtedness contemplated by Section 4.12(g), replace any definitions used therein that are imported from the Reference Indentures with substantially equivalent definitions that do not import any terms from a Reference Indenture and effectuate the fall away of the Principal Property Cap.

Section 4.13. Post-Closing Collateral Deliverables.

(a) Real Property Collateral. No later than the date such documents are delivered to the First Lien Agent, the Company and applicable Subsidiary Guarantors shall have delivered to the Collateral Agent with respect to those properties identified on Schedule 3 hereof; (i) executed counterparts of one or more Mortgages on such Material Real Property in a form appropriate for recording in the applicable recording office, (ii) legal opinions from counsel in such jurisdiction as such Material Real Property is located, each in form and substance reasonably satisfactory to the Collateral Agent (it being understood that any opinions in form and substance satisfactory to the First Lien Agent shall be deemed to be reasonably satisfactory for this purpose) and (iii) payment by the Company of all mortgage recording taxes and related charges required for the recording of such Mortgages.

(b) Title Opinions. With respect to those Material Real Properties listed on Schedule 4 hereof, the Company and the Subsidiary Guarantors shall use commercially reasonable efforts to deliver to the Collateral Agent, as promptly as practical but in no event later than November 7, 2015 or such later date as the First Lien Agent may agree to, a legal opinion from local counsel in the jurisdiction of such Material Real Property, in form and substance, and from counsel, reasonably satisfactory to the Collateral Agent (it being understood that any opinions and/or counsel in form and substance satisfactory to the First Lien Agent shall be deemed to be reasonably satisfactory for this purpose), an opinion that the mortgagor who is named in any Mortgage relating to such Material Real Property, holds legal and valid fee or leasehold title to the interests secured thereby, free and clear of all defects and encumbrances other than the defects and encumbrances listed in such opinion (a “Title Opinion”), which shall be Permitted Liens; provided, that a failure after the Company’s and the applicable Subsidiary Guarantors’ commercially reasonable efforts to obtain any such Title Opinion by November 7, 2015 or such later date shall not constitute a Default under this Indenture or any Security Documents, and, for the avoidance of doubt the Company and the applicable Subsidiary Guarantors will no longer be required to use commercially reasonable efforts to obtain any such Title Opinion after November 7, 2015 or such later date.

(c) Consents Related to Leaseholds Concerning Material Real Property. With respect to any leasehold interest listed on Schedule 5 hereof, the Company will (or will cause the applicable Subsidiary Guarantor to) use commercially reasonable efforts to obtain such consent by September 18, 2015 or such later date as may be agreed to by the First Lien Agent; provided that there shall be no requirement to pay any sums to the applicable lessor other than customary legal fees and administrative expenses (it is understood, for the avoidance of doubt, that, without limiting the foregoing obligations of the Company and the Subsidiary Guarantors set forth in this clause (c), any failure to grant a security interest in any such leasehold interest as a result of a failure to obtain a consent shall not be a Default under this Indenture or any Security Document, and, for the avoidance of doubt, the Company and the applicable Subsidiary Guarantors will no longer be required to use commercially reasonable efforts to obtain any such consent after September 18, 2015 or such later date as may be agreed to by the First Lien Agent).

(d) As-Extracted Collateral Financing Statements. To the extent a Mortgage filing is not sufficient in the applicable jurisdiction to perfect, or would require re-filing of the Mortgage before the stated maturity of the notes to continue the perfection of, the Collateral Agent’s security interest in any as-extracted collateral, the Company will authorize the Collateral Agent (or counsel on behalf of the Collateral Agent) to prepare UCC-1 as-extracted collateral financing statements in a form that can be filed, concurrently with the recording of the associated Mortgage associated with the Material Real Property to which such as-extracted collateral relates, in the appropriate filing office (such as the local recording office of the jurisdiction in which the Material Real Property is located) necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the Collateral Agent’s security interest in any as-extracted Collateral granted by the Company and the Subsidiary Guarantors pursuant to the Security Documents.

(e) The Gibraltar Charge. The Company shall or shall cause the Pledgor to register the Gibraltar charge over 65% of the Capital Stock in Peabody Investments Gib represented by the Gibraltar Pledge Agreement against the Pledgor at Companies House, Gibraltar within 30 days following the Issue Date.

Section 4.14. Future Junior Lien Debt; Future Pari Passu Secured Debt.

The Company and the Subsidiary Guarantors may incur Junior Lien Debt in the future in an unlimited amount subject to compliance with Section 4.06. Any Junior Lien Debt will be secured by Liens on the Collateral which rank junior to the First Priority Liens and the Second Priority Liens and be subject to the Principal Property Cap. If the Company or any Subsidiary Guarantor Incurs any Junior Lien Debt, the Junior Lien Representative for such Junior Lien Debt will (x) enter into the Junior Lien Intercreditor Agreement with the Collateral Agent and the representative of any Pari Passu Secured Debt and (y) enter into a joinder agreement to the Intercreditor Agreement in substantially the form required by the Intercreditor Agreement.

The Company and the Subsidiary Guarantors may incur Pari Passu Secured Debt in the future, subject to compliance with Section 4.06. Any Pari Passu Secured Debt will be secured by Liens on the Collateral which rank junior to the First Priority Liens and pari passu with the Second Priority Liens in respect of the Notes and the Subsidiary Guarantees and be subject to the Principal Property Cap. If the Company or any Subsidiary Guarantor Incurs any Pari Passu Secured Debt, the representative for such Pari Passu Secured Debt will enter into (x) a Pari Passu Intercreditor Agreement with the Collateral Agent and (y) enter into a joinder to the Intercreditor Agreement in substantially the form required by the Intercreditor Agreement. Upon delivery of an Officers’ Certificate stating that the entry into any such Pari Passu Intercreditor Agreement is permitted under this Indenture, the Collateral Agent will execute and deliver the Pari Passu Intercreditor Agreement.

ARTICLE V

Consolidation, Merger, Sale, Conveyance or Lease

Section 5.01. Consolidations and Mergers of Company and Conveyances Permitted Subject to Certain Conditions.

The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1) in the event that the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and, if the entity surviving such transaction or transferee entity is not the Company, then such surviving or transferee entity shall expressly assume, (x) by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and (y) the Company’s obligations under the Security Documents by a supplement or joinder thereto, as necessary;

(2) at the time of consummation of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture and joinders and/or supplements to the Security Documents are required in connection with such transaction, such supplemental indenture and joinders and/or supplements to the Security Documents, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 5.02. Rights and Duties of Successor Corporation.

Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person, in accordance with Section 5.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Security Documents with the same effect as if such successor corporation had been named as the Company herein or therein, as the case may be, and thereafter, except in the case of a lease to another Person, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Notes and the Security Documents.

Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 5.03. Officers’ Certificate and Opinion of Counsel.

The Trustee, subject to the provisions of Section 7.01, shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article V.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

An “Event of Default” with respect to the Notes (and for purposes of this Indenture) occurs if:

(a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

(b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

(c) the Company or any of its Subsidiaries fails to make the offer required or to purchase any of the Notes as required by Section 4.08 hereof;

(d) the Company or any of its Subsidiaries fails to comply for 60 days after written notice to the Company by the Trustee or a Holder with any covenant, representation, warranty or other agreement in this Indenture or the Notes;

(e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of the Credit Agreement Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of the Credit Agreement Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness aggregates $75.0 million or its foreign currency equivalent at the time or more;

(f) except as permitted by this Indenture, any Subsidiary Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under such Subsidiary Guarantee;

(g) the Company or any of its Significant Subsidiaries that are Credit Agreement Restricted Subsidiaries or any group of Credit Agreement Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a custodian of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors; or

(v) generally is not paying its debts as they become due;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Significant Subsidiaries that are Credit Agreement Restricted Subsidiaries or any group of Subsidiaries that are Credit Agreement Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(ii) appoints a custodian of the Company or any of its Significant Subsidiaries that are Credit Agreement Restricted Subsidiaries or any group of Subsidiaries that are Credit Agreement Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries that are Credit Agreement Restricted Subsidiaries or any group of Subsidiaries that are Credit Agreement Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(iii) orders the liquidation of the Company or any of its Significant Subsidiaries that are Credit Agreement Restricted Subsidiaries or any group of Subsidiaries that are Credit Agreement Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(i) unless all of the Collateral has been released from the Second Priority Liens securing the Notes and the Subsidiary Guarantees in accordance with the terms of this Indenture and except as expressly permitted by this Indenture and the Security Documents, (a) any of the Security Documents shall for any reason cease to be in full force and effect, or the Company, the Pledgor or a Subsidiary Guarantor so asserts or otherwise in any manner contests the validity or enforceability of any of the Security Documents with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $100.0 million, (b) any of the Company, any Subsidiary Guarantor or the Pledgor denies that it has any further liability or obligation under any Security Document, or purports to revoke, terminate or rescind any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $100.0 million, or (c) any security interest created, or purported to be created, by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except solely as a result of the Collateral Agent taking or refraining from taking any action in its sole control with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $100.0 million, that in each case, which cessation, assertion, contest, denial, revocation, termination or rescission is not rescinded, stayed, or waived or otherwise cured within 60 days after written notice thereof is received by the Company specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of Notes and demanding that such default be remedied.

Section 6.02. Acceleration.

If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary that is a Credit Agreement Restricted Subsidiary or any group of Credit Agreement Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing with respect to the Notes, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.01 hereof occurs, all Outstanding Notes shall become due and payable without further action or notice. The Holders of a majority in aggregate principal amount of the then

Outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

Section 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then Outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes; provided, however, that after any acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Notes then Outstanding may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium, or interest, have been cured or waived as provided in this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

Subject to Section 7.01, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity against any loss, liability or expense. Subject to Section 7.07, the Holders of a majority in aggregate principal amount of the Notes then Outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. Notwithstanding the foregoing, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then Outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in aggregate principal amount of the then Outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of this Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 of this Indenture out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

If the Trustee collects any money in respect of the Notes pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee, the Collateral Agent, their respective agents and attorneys for amounts due under Section 7.07 of this Indenture, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on such Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.

This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then Outstanding Notes.

ARTICLE VII

TRUSTEE

Section 7.01. Certain Duties and Responsibilities of Trustee.

(a) Except during the continuance of an Event of Default,

(1) the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b) In case an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 6.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(d) The Trustee shall not be obligated to pay interest on any money or other assets received by it unless otherwise agreed with the Company. Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 7.02. Notice of Defaults.

Within 90 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the register of the Registrar, notice of all Defaults actually known to a Responsible Officer of the Trustee, unless such Defaults shall have been cured or waived before the giving of such notice; provided, however, that, except in the case of a Default in the payment of the principal of or premium, if any, or interest on the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 7.03. Certain Rights of Trustee.

Except as otherwise provided in Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(d) the Trustee may consult with the counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee pursuant to Section 14.02, and such notice references the Notes and this Indenture;

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(j) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.04. Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee and any Authenticating Agent assume no responsibility for their correctness. The Trustee and any Authenticating Agent make no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 7.05. May Hold Notes.

The Trustee, any Paying Agent, Registrar, Authenticating Agent or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.08 and 7.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Registrar, Authenticating Agent or such other agent.

Section 7.06. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 7.07. Compensation and Reimbursement.

The Company agrees:

(1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct; and

(3) to fully indemnify the Trustee, any predecessor Trustee and their agents for, and to hold them harmless against, any and all loss, liability, claim, damage, taxes (other than taxes based upon the income of the Trustee) or expense (including reasonable legal fees and expenses) incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of their powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section 7.07, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (or premium, if any) or interest on Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(g) or Section 6.01(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, Insolvency or other similar law.

The provisions of this Section 7.07 shall survive the termination of this Indenture and the resignation or removal of the Trustee.

Section 7.08. Conflicting Interests.

There shall at all times be a Trustee who shall at all times satisfy the requirements of Section 310(b) of the TIA (as if the TIA applied to this Indenture). If at any time the Trustee shall cease to be eligible in accordance with this Section 7.08, it shall eliminate such conflict within 90 days or resign in the manner and with the effect hereinafter specified in this Article VII.

Section 7.09. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be:

(1) a corporation organized and doing business under the laws of the United States of America, any state thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by federal or state authority, or

(2) a corporation or other Person organized and doing business under the laws of a foreign government that is permitted to act as a Trustee pursuant to a rule, regulation, or other order of the Commission, authorized under such laws to exercise corporate trust powers, and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to a United States institutional trustee, having a combined capital and surplus of at least $50,000,000 and having a corporate trust office in the Borough of Manhattan, the City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under the common control with the Company shall serve as Trustee for the Notes. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

Section 7.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VII shall become effective until the acceptance of appointment by the successor Trustee under Section 7.11.

(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee required by Section 7.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may at any time remove the Trustee, and by written notice of such action to the Company, the Trustee and the successor Trustee nominate a successor Trustee, which shall be deemed appointed as successor Trustee unless within ten days after such nomination the Company objects thereto, in which case the Trustee so removed or any Holder who has been a bona fide holder of a Note for at least six months may, subject to the provisions of Section 6.11 on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(d) If at any time:

(1) the Trustee shall cease to be eligible under Section 7.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(2) the Trustee shall become incapable of acting, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Trustee in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state, bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises for the appointment of a receiver or Custodian or liquidator or trustee or assignee in bankruptcy or insolvency of the Trustee or of its property, or for the winding up of its affairs shall have been entered, or

(3) the Trustee shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or shall consent to the appointment of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or corporate action shall be taken by the Trustee in furtherance of any such action, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Notes, the Company, by a Board Resolution, shall promptly appoint a successor Trustee to the vacated office. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Notes shall be appointed by act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Notes and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Notes and each appointment of a successor Trustee with respect to the Notes by mailing written notice of such event by first-class mail, postage prepaid, to the Holders as their names and addresses appear in the Note Register. Each notice shall include the name of the successor Trustee with respect to the Notes and the address of its Corporate Trust Office.

Section 7.11. Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 7.07. Upon request of any such successor Trustee, the Company shall execute any and all instruments fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Trustee, the Company, the predecessor Trustee and each successor Trustee shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees, co-trustees of the same trust and that each trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VII.

Section 7.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Note shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.13. Preferential Collection of Claims Against Company.

(a) Subject to Section 7.13(b), if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in Section 7.13(c), or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Notes and the holders of other indenture securities, as defined in Section 7.13(c):

(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) below, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

(A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the federal bankruptcy laws, as now or hereafter constituted, or any other federal or state bankruptcy, insolvency or similar law;

(B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

(C) to realize, for its own account, but only to the extent of the claim hereinafter or mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in Section 7.13(c) would occur within three months; or

(D) to receive payment on any claim referred to in paragraphs (B) or (C) above, against the release of any property held as security for such claim as provided in paragraphs (B) or (C) above, as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C) and (D) above, property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee shall be required to set aside and hold such a special account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provision of this paragraph as a mathematical formula.

Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this Section 7.13(a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:

(i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-months period; and

(ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.

(b) There shall be excluded from the operation of Section 7.13(a) a creditor relationship arising from:

(1) the ownership or acquisition of securities issued under any indenture, or any securities or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property that shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in Section 7.13(c);

(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company or an obligor under the Notes; or

(6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations that fall within the classification of self-liquidating paper as defined in Section 7.13(c).

(c) For the purpose of this Section 7.13 only:

(1) The term “default” means any failure to make payment in full of the principal of or interest on any of the Notes or upon the other indenture securities when and as such principal or interest becomes due and payable.

(2) The term “other indenture securities” means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section 7.13, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

(3) The term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

(4) The term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

(5) The term “Company” means any obligor upon the Notes.

Section 7.14. Appointment of Authenticating Agent.

At any time when any of the Notes remain Outstanding the Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon exchange, transfer or partial redemption thereof or pursuant to Section 2.08, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America, or of any state thereof, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $1,500,000 and subject to supervision or examination by federal or state authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail notice of such appointment to all Holders, as their names and addresses appear on the register of the Registrar. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 7.14.

If an appointment is made pursuant to this Section, the Notes shall have endorsed thereon, in addition to the Trustee’s certificate, an alternate Trustee’s certificate in the following form:

This is one of the Notes described in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By
Authenticating Agent

By
Authorized Signatory

Dated:

Section 7.15. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee if requested by the Trustee in writing, within 30 days after the receipt by the Company of any such request, a list of the names and addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses received by the Trustee in the capacity of Registrar if the Trustee is then acting in such capacity.

Section 7.16. [INTENTIONALLY OMITTED].

Section 7.17. Reports by Trustee to Holders.

(a) Within 60 days after March 15 of each year commencing with the year 2016, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Registrar, a brief report dated as of March 15 with respect to any of the following events which may have occurred within the prior 12 months (but if no such event has occurred within such period no report need be transmitted):

(1) any change to its eligibility under Section 7.09 and its qualifications under Section 7.08;

(2) the creation of any material change to a relationship;

(3) the character and amount of any advances (and if the Trustee elects so to state the circumstances surrounding the making thereof) made by the Trustee (as such) that remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Outstanding Notes on the date of such report;

(4) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Notes) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 7.13(b)(2), (3), (4) or (6);

(5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

(6) any additional issue of Notes which the Trustee has not previously reported; and

(7) any action taken by the Trustee in the performance of its duties hereunder that it has not previously reported and that in its opinion materially affects the Notes, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 7.02.

(b) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Registrar, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Notes, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Outstanding Notes at such time, such report to be transmitted within 90 days after such time.

(c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which the Notes are listed. The Company will notify the Trustee when the Notes are listed on any securities exchange.

Section 7.18. Reports by Company.

The Company will deliver to the Trustee, within 15 days after the date the Company files them with the Commission (or the date the Company would be required to file with the Commission if it is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be, or would be, required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and obtained confidential treatment from the SEC; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a National Securities Exchange as may be prescribed from time to time in such rules and regulations. Documents required to be delivered pursuant to Section 7.18 (to the extent any such documents are included in materials otherwise filed with the Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Commission website on the Internet at the Company’s website; or (ii) on which such documents are filed for public availability on the Commission’s Electronic Data Gathering and Retrieval system.

For so long as the Notes are not freely transferrable under the Securities Act, the Company shall provide to any Holder or beneficial owner of Notes or prospective purchaser of Notes designated by such Holder or beneficial owner, upon request of such Holder or beneficial holder, the information required to be delivered by Rule 144A(d)(4) under the Securities Act to facilitate resales of the Notes pursuant to Rule 144A.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 7.19. Limitation on Duty of Trustee and Collateral Agent in Respect of Collateral Indemnification.

(a) Beyond the exercise of reasonable care in the custody thereof, neither the Trustee nor the Collateral Agent shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and neither the Trustee nor the Collateral Agent shall be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee and the Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in their possession if the Collateral is accorded treatment substantially equal to that which the Trustee or the Collateral Agent, as the case may be, accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Collateral Agent in good faith.

(b) The Trustee and the Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on their part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee or the Collateral Agent, as the case may be, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company, any Subsidiary Guarantor or any other party to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee and the Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Intercreditor Agreement or the other Security Documents by the Company or the Subsidiary Guarantors.

ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all Outstanding Notes and to have each Subsidiary Guarantor’s obligation discharged with respect to its Subsidiary Guarantee on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes to receive solely out of the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest if any, on the Notes when such payments are due, (b) the Company’s Obligations with respect to the Notes under Article II and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Subsidiary Guarantors’ Obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03. Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each Subsidiary Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.06 through 4.13 hereof with respect to the Outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Outstanding Notes, the Company and each Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof with respect to the Notes, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d), (e) and (h) hereof shall not constitute Events of Default with respect to the Notes.

Section 8.04. Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the Outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination of cash in U.S. dollars and Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest or premium, if any, on the Outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(b) in the case of an election under Section 8.02 hereof, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee (subject to customary exceptions and exclusions) confirming that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article VIII concurrently with such incurrence or the granting of Liens in connection therewith) or insofar as Sections 6.01(f) or 6.01(g) hereof are concerned, at any time in the period ending on the effective date of such defeasance;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(f) the Company shall have delivered to the Trustee, at or prior to the effective date of such defeasance, an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is one of the Company’s

“insiders” under applicable bankruptcy law and subject to customary exceptions and exclusions, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(g) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(h) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company and the Subsidiary Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any such Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders.

Notwithstanding Section 9.02 of this Indenture, the Company, the Subsidiary Guarantors, the Trustee and the Collateral Agent may amend or supplement this Indenture, the Subsidiary Guarantees, the Security Documents or the Notes without the consent of any Holder:

(a) to cure any ambiguity, defect or inconsistency in any manner that is not adverse in any material respect to any Holders;

(b) to provide for the assumption by a successor corporation of the obligations of the Company under this Indenture or the Security Documents in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets;

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;

(e) to provide for the issuance of Additional Notes;

(f) to evidence and provide for the acceptance of appointment by a successor Trustee;

(g) to add to the Collateral securing the Notes;

(h) to provide for the release of Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents and this Indenture and to give effect to any Collateral sharing provisions relating to the Principal Property Cap set forth in this Indenture and the Security Documents or to effectuate the fall away of the Principal Property Cap in accordance with the terms of this Indenture;

(i) to join the representative of additional First Lien Obligations or Second Lien Obligations or any Junior Lien Representative incurred by the Company to the Intercreditor Agreement, to the extent such incurrence is permitted by this Indenture;

(j) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Collateral Agent for the benefit of the Trustee on behalf of the Holders, as additional security for the payment and performance of all or any portion of the Liens securing the Notes and the Subsidiary Guarantees, in any Property, including any which is required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;

(k) to conform the text of this Indenture, the Security Documents or the Notes to any provision of the “Description of the Notes” section of the Final Offering Memorandum;

(l) to allow a Subsidiary Guarantor to execute a supplemental indenture for the purpose of providing a Subsidiary Guarantee with respect to the Notes or confirm and evidence the release, termination or discharge of any security or Subsidiary Guarantee when such release, termination or discharge is permitted by this Indenture; or

(m) to provide for the accession or succession of Subsidiary Guarantors or any other parties to the Security Documents (and other amendments that are administrative or ministerial in nature).

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee and the Collateral Agent of the documents described under Section 7.03 of this Indenture, the Trustee and the Collateral Agent shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent shall be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders.

Except as provided below in this Section 9.02, the Company, the Trustee and the Collateral Agent may amend or supplement this Indenture (including Section 4.08 hereof), the Subsidiary Guarantees, the Security Documents and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then Outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, or purchase of, the Notes), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of interest, premium or the principal of, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Security Documents or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then Outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described under Section 7.03 of this Indenture, the Trustee shall join with the Company in the execution of such amended or supplemental indenture, unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver for which the consent of the Holders is required under this Section 9.02 becomes effective, the Company shall mail to the Holders to such Holder’s address appearing in the register of the Registrar a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes, including Additional Notes, if any, then Outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Security Documents. Without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or change the optional redemption dates (other than the number of days for any required advance notice provisions) or optional redemption prices from those provided in Section 3.07;

(c) make any change in the provisions of Section 4.08;

(d) reduce the rate of or change the time for payment of interest on any Note;

(e) waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(f) make any Note payable in a currency other than that stated in the Notes;

(g) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium on the Notes;

(h) waive a redemption payment with respect to any Note other than a payment required by Section 4.08;

(i) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms hereof; or

(j) make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes other than in accordance with this Indenture and the Security Documents will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of Notes.

Section 9.03. Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05. Trustee to Sign Amendments, Etc.

The Trustee and the Collateral Agent shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee and the Collateral Agent shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions, and that such amended or supplemental indenture complies with the provisions hereof.

ARTICLE X

SUBSIDIARY GUARANTEES

Section 10.01. Guarantee.

Subject to this Article X, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes, the Security Documents or the obligations of the Company hereunder or thereunder, that: (a) the principal of, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

Each Subsidiary Guarantor hereby agrees that its obligations with regard to this Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture or the Security Documents, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes, the Security Documents or the Obligations of the Company under this Indenture, the Security Documents or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (a) any right to require any of the Trustee, the Holders or the Company (each a “Benefited Party”), as a condition of payment or performance by such Subsidiary Guarantor, to (1) proceed against the Company, any other guarantor (including any other Subsidiary Guarantor) of the Obligations under the Subsidiary Guarantees or any other Person, (2) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (3) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other Person, or (4) pursue any other remedy in the power of any Benefited Party whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations under the Subsidiary Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Obligations under the Subsidiary Guarantees; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Benefited Party’s errors or omissions in the administration of the Obligations under the Subsidiary Guarantees, except behavior which amounts to bad faith; (e)(1) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary

Guarantees and any legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder, (2) the benefit of any statute of limitations affecting such Subsidiary Guarantor’s liability hereunder or the enforcement hereof, (3) any rights to set-offs, recoupments and counterclaims and (4) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations under the Subsidiary Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (g) to the extent permitted under applicable law, the benefits of any “One Action” rule and (h) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guarantees. Each Subsidiary Guarantor hereby covenants that its Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in its Subsidiary Guarantee and this Indenture.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02. Limitation on Subsidiary Guarantor Liability.

Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Article X shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article X, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03. Execution and Delivery of Subsidiary Guarantee.

To evidence its Subsidiary Guarantee set forth in Section 10.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit D shall be endorsed by an Officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee, and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

In the event that the Company creates or acquires any new Subsidiaries subsequent to the Issue Date, if required by Section 4.09 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture, and upon the execution of joinders or supplements to the Security Documents and/or new Security Documents, as the case may be, and Subsidiary Guarantees in accordance with Section 4.09 hereof and this Article X, to the extent applicable.

Section 10.04. Subsidiary Guarantors May Consolidate, Etc., on Certain Terms.

No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless:

(a) subject to Section 10.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture, the Subsidiary Guarantee and joinders or supplements to the Security Documents and/or new Security Documents, as the case may be, on the terms set forth herein or therein; and

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, and upon the execution of joinders or supplements to the Security Documents and/or new Security Documents, as the case may be, such successor Person shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

Except as set forth in Article IV and Article V hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 10.05. Releases of Subsidiary Guarantee.

In the event of (a) the release or discharge of the Guarantee of (i) the Credit Agreement or (ii) Capital Markets Indebtedness or other First Lien Obligations that triggered the obligation to provide such Subsidiary Guarantee under Section 4.09 by a Subsidiary Guarantor, except a discharge or release by or as a result of payment under such Guarantee, (b) a sale or other disposition by way of merger, consolidation or otherwise, of all of the capital stock of any Subsidiary Guarantor to the extent permitted herein , (c) upon the liquidation, dissolution or merger of such Subsidiary Guarantor into the Company or another Subsidiary Guarantor to the extent permitted herein, or (d) upon the satisfaction and discharge of this Indenture as described in Article XIII or upon the legal or covenant defeasance of this Indenture as described in Article VIII, then in the case of each of immediately preceding clauses (a), (b), (c) or (d), such Subsidiary Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee.

Upon the release of any Guarantee of a Subsidiary Guarantor under this Section 10.05, the Liens on the Collateral securing such Guarantee shall be automatically released.

Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article X.

Section 10.06. Releases of Security Interests.

Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, each Subsidiary Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Subsidiary Guarantors hereunder, shall not be affected by any and all releases for any purpose of any Collateral, if any, from the Liens and security interests created by any Security Documents and that the Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the obligations of the Subsidiary Guarantors under this Article X is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

ARTICLE XI

INTERCREDITOR AGREEMENT

Section 11.01. Intercreditor Agreement.

Each Holder by accepting a Note agrees that the Second Priority Liens securing the Notes and the Subsidiary Guarantees are subject to the terms of the Intercreditor Agreement. The Holders by accepting a Note hereby authorize and direct the Trustee and the Collateral Agent to enter into the Intercreditor Agreement on behalf of the Holders and agree that the Holders shall comply with the provisions of the Intercreditor Agreement applicable to them in their capacities as such to the same extent as if the Holders were parties thereto.

ARTICLE XII

COLLATERAL

Section 12.01. Security Documents.

The Notes and the Subsidiary Guarantees are secured as provided in the Security Documents and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture. The Company shall, and shall cause each Subsidiary Guarantor to, and each Subsidiary Guarantor shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) necessary to maintain (at the sole cost and expense of the Company and the Subsidiary Guarantors) the security interest created by the Security Documents in the Collateral as a perfected security interest to the extent perfection is required by the Security Documents, subject only to Permitted Liens.

Section 12.02. Collateral Agent.

The Collateral Agent shall have all the rights and protections provided in the Security Documents and, additionally, shall have all the rights and protections provided to the “Trustee” under Article 7, Section 9.01, 9.05 and 14.04 in this Indenture in connection with any action taken or not taken by it as Collateral Agent.

Subject to Section 7.01, none of the Collateral Agent, Trustee, Paying Agent, Registrar or Transfer Agent nor any of their respective officers, directors, employees, attorneys or agents shall be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Liens, or any defect or deficiency as to any such matters.

Except as required or permitted by the Security Documents, the Holders, by accepting a Note, acknowledge that the Collateral Agent will not be obligated:

(a) to act upon directions purported to be delivered to it by any Person, except in accordance with the Security Documents;

(b) to foreclose upon or otherwise enforce any Second Priority Lien securing the Notes and/or the Subsidiary Guarantees; or

(c) to take any other action whatsoever with regard to any or all of the Second Priority Liens securing the Notes and/or the Subsidiary Guarantees, Security Documents or Collateral.

Section 12.03. Authorization of Actions to Be Taken.

Each Holder, by its acceptance thereof, consents and agrees to the terms and statements of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Collateral Agent to execute and deliver the Intercreditor Agreement and authorizes and empowers the Collateral Agent to bind the Holders as set forth in the Security Documents to which the Collateral Agent is a party and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

The Trustee is authorized and empowered to receive for the benefit of the Holders any funds collected or distributed to the Collateral Agent under the Security Documents to which the Trustee is a party and, subject to the terms of the Security Documents, to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Subject to the provisions of Section 7.01, Section 7.02, and the Security Documents, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a) foreclose upon or otherwise enforce any or all of the Second Priority Liens securing the Notes and/or the Subsidiary Guarantees;

(b) enforce any of the terms of the Security Documents to which the Collateral Agent is a party; or

(c) collect and receive payment of any and all Obligations in respect of the Notes, the Subsidiary Guarantees or this Indenture.

Subject to the Intercreditor Agreement and at the Company’s sole cost and expense, the Trustee is hereby authorized and empowered by each Holder (by its acceptance thereof) to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the Second Priority Liens securing the Notes and/or the Subsidiary Guarantees or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Company’s sole cost and expense, to preserve or protect its interests and the interests of the Holders in the Collateral, including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Second Priority Liens securing the Notes and/or the Subsidiary Guarantees or be prejudicial to the interests of Holders or the Trustee.

Section 12.04. Release of Collateral.

Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of this Indenture, the Security Documents and the Intercreditor Agreement. In addition and notwithstanding anything to the contrary contained in any Security Document, the Company and the Subsidiary Guarantors will be entitled to the release of assets included in the Collateral from the Liens securing the Notes and the Subsidiary Guarantees, and the Trustee shall (or, if the Trustee is not then the Collateral Agent, shall direct the Collateral Agent to) release the same from such Liens at the Company’s sole cost and expense, under any one or more of the following circumstances without the need for any further action by any Person:

(a) in whole, upon a Legal Defeasance or a Covenant Defeasance of the Notes as set forth under Article VIII of this Indenture;

(b) in whole, upon satisfaction and discharge of this Indenture as set forth under Article XIII of this Indenture;

(c) in whole, upon payment in full of principal, interest and all other Obligations on the Notes issued under this Indenture;

(d) in whole or in part, with the consent of the requisite Holders in accordance with the provisions of Article IX hereof, including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;

(f) in part, as to any asset constituting Collateral (1)(x) that is sold or otherwise disposed of by the Company or any of the Subsidiary Guarantors or the Pledgor in a transaction permitted by the Credit Agreement and any instrument governing any other First Lien Obligation, if applicable, if all the Liens on that asset securing the First Lien Obligations then secured by that asset (including all commitments thereunder) are concurrently released, (y) that is released pursuant to the terms of the Credit Agreement and any instrument governing any other First Lien Obligations, if applicable, or (z) that is released pursuant to a valid waiver or consent pursuant to the Credit Agreement and any instrument governing any other First Lien Obligations, if applicable, (2) that becomes an Excluded Asset or (3) that is otherwise released in accordance with, and as expressly provided for in this Indenture and the Security Documents; and

(g) in part, as to any Subsidiary Guarantor, in connection with a release of such Subsidiary Guarantor’s Guarantee pursuant to Section 10.05 hereof.

Section 12.05. Powers Exercisable by Receiver or Trustee.

In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XII upon the Company or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or a Subsidiary Guarantor or of any officer or officers thereof required by the provisions of this Article XII; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent, as the case may be.

ARTICLE XIII

SATISFACTION AND DISCHARGE

Section 13.01. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect with respect to the Notes, and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(1) either:

(A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.05) have been delivered to the Trustee for cancellation; or

(B) all such Notes not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable, or

(ii) will become due and payable at their stated maturity within one year, or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (i) and (ii) above and this clause (iii), has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes that have become due and payable) or to the stated maturity or redemption date, as the case may be; provided that for any such redemption conducted under Section 3.07 hereto, the amount deposited in respect of the Applicable Premium shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the redemption date (any such amount, the “Makewhole Deficit”) only required to be deposited with the Trustee on or prior to the redemption date. Any Makewhole Deficit will be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Makewhole Deficit that confirms that such Makewhole Deficit will be applied toward such redemption;

(2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 and the obligations of the Trustee to any Authenticating Agent under Section 7.14 shall survive such satisfaction and discharge.

The Collateral will be released from the Liens securing the Notes and the Subsidiary Guarantees, as provided under Section 12.04, upon a satisfaction and discharge in accordance with the provisions described above.

Section 13.02. Application of Trust Money.

All money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE XIV

MISCELLANEOUS

Section 14.01. [INTENTIONALLY OMITTED].

Section 14.02. Notices.

Any notice or communication by the Company, any Subsidiary Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address.

If to the Company and/or any Subsidiary Guarantor:

Peabody Energy Corporation

701 Market Street

St. Louis, Missouri 63101-1826

Facsimile: (314) 342-3419

Attention: Chief Legal Officer

With a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Facsimile (212) 455-2502

Attention: Risë B. Norman, Esq.

If to the Trustee or Collateral Agent:

U.S. Bank National Association, as Trustee or Collateral Agent, as applicable

Goodwin Square

225 Asylum Street, 23rd Floor

EX-CT-SS

Hartford, Connecticut 06103

Facsimile: (860) 241-6881

Attention: Philip G. Kane, Jr.

The Company, any Subsidiary Guarantor, the Trustee or the Collateral Agent, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided, however, that any notice of communication to the Trustee shall not be deemed to be received by it until actually received by it at the Corporate Trust Office of the Trustee.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication addressed to a party other than the Trustee is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 14.03. [INTENTIONALLY OMITTED].

Section 14.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture (provided, however, the below Opinion of Counsel shall not be required in connection with the authentication of the Notes on the Issue Date), the Company shall furnish to the Trustee:

(a) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.05. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent or Collateral Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator, member or stockholder of the Company or any Subsidiary Guarantor or Person controlling such Persons, as such, shall have any liability for any obligations of the Company or of the Subsidiary Guarantors or any Person controlling such Person under the Notes, this Indenture, the Security Documents, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 14.08. Governing Law.

THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES.

Section 14.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other Indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such Indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.10. Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 14.11. Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.12. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.13. Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.14. Electronic Means.

The parties agree that the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ISSUER:

Peabody Energy Corporation

By:	/s/ James A. Tichenor
Name: James A. Tichenor
Title: Vice President and Treasurer

GUARANTORS

American Land Development, LLC
American Land Holdings of Colorado, LLC
American Land Holdings of Illinois, LLC
American Land Holdings of Indiana, LLC
American Land Holdings of Kentucky, LLC
American Land Holdings of New Mexico, LLC
American Land Holdings of West Virginia, LLC
Arid Operations Inc.
Big Ridge, Inc.
Black Hills Mining Company, LLC
BTU Western Resources, Inc.
Caballo Grande, LLC
Caseyville Dock Company, LLC
Central States Coal Reserves of Illinois, LLC
Central States Coal Reserves of Indiana, LLC
Century Mineral Resources, Inc.
Coal Reserve Holding Limited Liability Company No. 1
COALSALES II, LLC
Colorado Yampa Coal Company
Conservancy Resources, LLC
Cottonwood Land Company
Cyprus Creek Land Company
Cyprus Creek Land Resources, LLC
Dyson Creek Coal Company, LLC
Dyson Creek Mining Company, LLC
El Segundo Coal Company, LLC
Empire Land Holdings, LLC
Falcon Coal Company, LLC
Francisco Equipment Company, LLC
Francisco Land Holdings Company, LLC
Francisco Mining, LLC
Gallo Finance Company
Gold Fields Chile, LLC
Gold Fields Mining, LLC
Gold Fields Ortiz, LLC
Hayden Gulch Terminal, LLC
Henderson Coal Reserves, LLC
Highwall Mining Services Company
Hillside Recreational Lands, LLC
HMC Mining, LLC
Illinois Land Holdings, LLC
Independence Material Handling, LLC
James River Coal Terminal, LLC
Juniper Coal Company
Kayenta Mobile Home Park, Inc.
Kentucky Syngas, LLC
Lively Grove Energy, LLC
Lively Grove Energy Partners, LLC
Marigold Electricity, LLC
Midco Supply and Equipment Corporation
Midwest Coal Acquisition Corp.
Midwest Coal Reserves of Illinois, LLC

Midwest Coal Reserves of Indiana, LLC
Moffat County Mining, LLC
Mustang Energy Company, L.L.C.
New Mexico Coal Resources, LLC
NM Equipment Company, LLC
Pacific Export Resources, LLC
Peabody America, Inc.
Peabody Archveyor, L.L.C.
Peabody Arclar Mining, LLC
Peabody Bear Run Mining, LLC
Peabody Bear Run Services, LLC
Peabody Caballo Mining, LLC
Peabody Cardinal Gasification, LLC
Peabody COALSALES, LLC
Peabody COALTRADE, LLC
Peabody COALTRADE International (CTI), LLC
Peabody Colorado Operations, LLC
Peabody Colorado Services, LLC
Peabody Coulterville Mining, LLC
Peabody Development Company, LLC
Peabody Electricity, LLC
Peabody Employment Services, LLC
Peabody Energy Generation Holding Company
Peabody Energy Investments, Inc.
Peabody Energy Solutions, Inc.
Peabody Gateway North Mining, LLC
Peabody Gateway Services, LLC
Peabody Holding Company, LLC
Peabody Illinois Services, LLC
Peabody Indiana Services, LLC
Peabody International Investments, Inc.
Peabody International Services, Inc.
Peabody Investments Corp.
Peabody Magnolia Grove Holdings, LLC
Peabody Midwest Management Services, LLC
Peabody Midwest Mining, LLC
Peabody Midwest Operations, LLC
Peabody Midwest Services, LLC
Peabody Natural Gas, LLC
Peabody Natural Resources Company
Peabody New Mexico Services, LLC
Peabody Operations Holding, LLC
Peabody Powder River Mining, LLC
Peabody Powder River Operations, LLC
Peabody Powder River Services, LLC
Peabody PowerTree Investments, LLC
Peabody Recreational Lands, L.L.C.
Peabody Rocky Mountain Management Services, LLC
Peabody Rocky Mountain Services, LLC
Peabody School Creek Mining, LLC
Peabody Services Holdings, LLC
Peabody Southwest, LLC
Peabody Southwestern Coal Company

Peabody Terminal Holding Company, LLC
Peabody Terminals, LLC
Peabody Trout Creek Reservoir LLC
Peabody Twentymile Mining, LLC
Peabody Venezuela Coal Corp.
Peabody Venture Fund, LLC
Peabody-Waterside Development, L.L.C.
Peabody Wild Boar Mining, LLC
Peabody Wild Boar Services, LLC
Peabody Williams Fork Mining, LLC
Peabody Wyoming Gas, LLC
Peabody Wyoming Services, LLC
PEC Equipment Company, LLC
Point Pleasant Dock Company, LLC
Pond River Land Company
Porcupine Production, LLC
Porcupine Transportation, LLC
Riverview Terminal Company
Sage Creek Land & Reserves, LLC
School Creek Coal Resources, LLC
Shoshone Coal Corporation
Star Lake Energy Company, L.L.C.
Sugar Camp Properties, LLC
Thoroughbred Generating Company, LLC
Thoroughbred Mining Company, L.L.C.
Twentymile Coal, LLC
Twentymile Holdings, LLC
West Roundup Resources, LLC
Wild Boar Equipment Company, LLC
Wild Boar Land Holdings Company, LLC

By:	/s/ James A. Tichenor
James A. Tichenor
Vice President and Treasurer

Big Sky Coal Company

By:	/s/ Brian R. Cropper
Brian R. Cropper
Treasurer

Peabody Sage Creek Mining, LLC

By:	/s/ Douglas D. Loucks
Douglas D. Loucks
Treasurer

Peabody Western Coal Company

By:	/s/ Eric J. Baltz
Eric J. Baltz
Treasurer

Sage Creek Holdings, LLC

By:	/s/ Robert A. Fenley
Robert A. Fenley
Treasurer

Seneca Coal Company, LLC

By:	/s/ Kurt A. Jones
Kurt A. Jones
Treasurer

TRUSTEE

U.S. Bank National Association, as Trustee

By:	/s/ Philip G. Kane, Jr.
Name: Philip G. Kane, Jr.
Title: Vice President

COLLATERAL AGENT

U.S. Bank National Association, as Collateral Agent

By:	/s/ Philip G. Kane, Jr.
Name: Philip G. Kane, Jr.
Title: Vice President

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]

[[RULE 144A][REGULATION S] GLOBAL NOTE

representing up to

$

10% Senior Notes due 2022

[If Rule 144A Global Note – CUSIP Number 704549 AQ7 /ISIN Number US704549AQ70]

[If Regulation S Global Note – CUSIP Number U70493 AE8 /ISIN Number USU70493AE87]

No.	$

PEABODY ENERGY CORPORATION

promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of             Dollars ($            ) on March 15, 2022[, as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto.]*

Interest Payment Dates: March 15 and September 15, commencing September 15, 2015.

Record Dates: March 1 and September 1.

Dated: [•].

*	Include only if the Note is issued in global form.

IN WITNESS WHEREOF, Peabody Energy Corporation, has caused this Note to be signed manually or by facsimile by its duly authorized officer.

PEABODY ENERGY CORPORATION

By:
Name:
Title

This is one of the Global

Notes referred to in the

within-mentioned Indenture:

U.S. Bank National Association

as Trustee

By:

Authorized Signatory

Dated [•]

[Back of Note]

10% Senior Notes due 2022

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. Reference to the Notes herein shall only refer to the Notes.

1. Interest. Peabody Energy Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 10% per annum from [•] until maturity. The Company will pay interest semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 16, 2015; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [•]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date (except as provided in Section 2.11 of the Indenture with respect to defaulted interest), even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within the City and State of New York, unless the Company elects to make payment of interest by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of, interest and premium on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least 15 days prior to the Interest Payment Date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4. Indenture. The Company issued the Notes under the Indenture dated as of March 16, 2015 among the Company, the Subsidiary Guarantors, the Trustee and the Collateral Agent (the “Indenture”). The terms of the Notes include those stated in the Indenture for a statement of such terms. The Notes are subject to all such terms, and Holders are referred to the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior obligations of the Company. The Notes are secured by second priority Liens on the Collateral, subject to the Principal Property Cap and Permitted Liens. The Company may issue Additional Notes under the Indenture from time to time after the Issue Date, subject to compliance with Section 4.06 of the Indenture.

5. The principal on the Notes shall be due and payable on March 15, 2022.

6. Optional Redemption.

(a) Except as set forth in clauses (b) and (c) of this Paragraph 6, the Notes will not be redeemable at the Company’s option prior to March 15, 2018. On or after March 15, 2018, the Company may redeem the Notes at its option in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed or otherwise delivered to each Holder in accordance with the Applicable Procedures at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below, together with accrued and unpaid interest, if any, to but not including, the date of redemption (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the date of redemption), if redeemed on the 12-month period beginning on:

Year	Redemption Price
March 15, 2018	107.500%
March 15, 2019	105.000%
March 15, 2020	102.500%
March 15, 2021 and thereafter	100.000%

(b) Prior to March 15, 2018, the Company may on any one or more occasions redeem up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings, upon not less than 30 nor more than 60 days’ notice mailed or otherwise delivered to each Holder in accordance with the Applicable Procedures, at a redemption price equal to 110.000% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date; provided that

(1) at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding after each such redemption; and

(2) such redemption occurs within 90 days after the closing of such Equity Offering.

(c) In addition, prior to March 15, 2018, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed or otherwise delivered to each Holder in accordance with the Applicable Procedures at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but not including, the date of redemption (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the date of redemption).

“Applicable Premium” means, with respect to a Note on any redemption date, as calculated by the Company, the greater of (x) 1.0% of the principal amount of such Note and (y) the excess, if any, of (A) the present value at such redemption date of (1) the first scheduled redemption price of 107.500% of the principal amount of such Note (excluding accrued and unpaid interest) plus (2) all required interest payments due on such Note through March 15, 2018 (excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (B) the principal amount of such Note.

“Treasury Rate” means as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such statistical release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to March 15, 2018; provided, however, that if the period from the redemption date to March 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The United States Treasury security used to calculate the Treasury Rate will be selected by the Quotation Agent.

“Quotation Agent” means a nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.

(d) Any redemption pursuant to this Paragraph 6 shall be made pursuant to the provisions of Article III of the Indenture.

7. Repurchase at Option of Holder. Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of such Holder’s Notes (a “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 10 days following any Change of Control Triggering Event, the Company shall mail (or otherwise deliver in accordance with Applicable Procedures) a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in such notice pursuant to the procedures in the Indenture.

8. Notice of Redemption. Notice of redemption shall be mailed (or otherwise delivered in accordance with Applicable Procedures) no earlier than 30 days and no later than 60 days from the date such notice is mailed to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on the Notes or portions thereof called for redemption.

9. Denominations, Transfer, Exchange. The Notes are issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes, to pay all taxes and fees required by law or permitted by the Indenture due on transfer. The Company is not required to exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company is not required to exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11. Amendment, Supplement and Waiver. Subject to certain exceptions specified in Section 9.02 of the Indenture, the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding including Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then Outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Subsidiary Guarantees, the Security Documents or the Notes may be amended or supplemented as provided in Section 9.01 of the Indenture.

12. Defaults and Remedies. An “Event of Default” occurs if:

(a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

(b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

(c) the Company or any of its Subsidiaries fails to make the offer required or to purchase any of the Notes as required by Section 4.08 of the Indenture;

(d) the Company or any of its Subsidiaries fails to comply for 60 days after written notice to the Company by the Trustee or a Holder with any covenant, representation, warranty or other agreement in the Indenture or the Notes;

(e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any of the Credit Agreement Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of the Credit Agreement Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness aggregates $75.0 million or its foreign currency equivalent at the time or more;

(f) except as permitted by the Indenture, the Subsidiary Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor that is a Significant Subsidiary, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

(g) the Company or any of its Significant Subsidiaries that are Credit Agreement Restricted Subsidiaries or any group of Credit Agreement Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

(iv) makes a general assignment for the benefit of its creditors, or

(v) generally is not paying its debts as they become due;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any of its Significant Subsidiaries that are Credit Agreement Restricted Subsidiaries or any group of Subsidiaries that are Credit Agreement Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of the Company or any of its Significant Subsidiaries that are Credit Agreement Restricted Subsidiaries or any group of Subsidiaries that are Credit Agreement Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries that are Credit Agreement Restricted Subsidiaries or any group of Subsidiaries that are Credit Agreement Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

(iii) orders the liquidation of the Company or any of its Significant Subsidiaries that are Credit Agreement Restricted Subsidiaries or any group of Subsidiaries that are Credit Agreement Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days, or

(i) unless all of the Collateral has been released from the Second Priority Liens securing the Notes and the Subsidiary Guarantees in accordance with the terms of the Indenture and except as expressly permitted by the Indenture and the Security Documents, (a) any of the Security Documents shall for any reason cease to be in full force and effect, or the Company, the Pledgor or a Subsidiary Guarantor so asserts or otherwise in any manner contests the validity or enforceability of any of the Security Documents with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $100.0 million, (b) any of the Company, any Subsidiary Guarantor or the Pledgor denies that it has any or further liability or obligation under any Security Document, or purports to revoke, terminate or rescind any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $100.0 million, or (c) any security interest created, or purported to be created, by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except solely as a result of the Collateral Agent taking or refraining from taking any action in its sole control with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $100.0 million, that in each case, which cessation, assertion, contest, denial, revocation, termination or rescission is not rescinded, stayed, or waived or otherwise cured within 60 days after written notice thereof is received by the Company specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied.

If any Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 of the Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then Outstanding Notes may declare all the Notes to be due and payable immediately.

13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14. No Recourse Against Others. A director, officer, employee, incorporator, stockholder or member, of the Company, any Subsidiary Guarantor or any Person controlling such Person, as such, shall not have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Subsidiary Guarantees, the Security Documents or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Peabody Energy Corporation

701 Market Street

St. Louis, Missouri 63101-1826

Attention: Chief Legal Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.08 of the Indenture, check the box below:

[    ] Section 4.08

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:	Tax Identification No.:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Peabody Energy Corporation

701 Market Street

St. Louis, Missouri 63101-1826

Facsimile: (314) 342-3419

Attention: Chief Legal Officer

US Bank National Association

Goodwin Square

225 Asylum Street, 23rd Floor

EX-CT-SS

Hartford, Connecticut 06103

Facsimile: (860) 241-6881

Attention: Philip G. Kane, Jr.

Re: 10% Senior Notes due 2022

Reference is hereby made to the Indenture, dated as of March 16, 2015 (the “Indenture”), among Peabody Energy Corporation, the Subsidiary Guarantors named therein, the Trustee and the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to             (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT 144A GLOBAL NOTE OR A RELEVANT DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RELEVANT DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)	☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)	☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)	☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 70459 AQ7), or

(ii)	☐ Regulation S Global Note (CUSIP U70493 AE8), or

(b)	☐ a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 70459 AQ7), or

(ii)	☐ Regulation S Global Note (CUSIP U70493 AE8), or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Peabody Energy Corporation

701 Market Street

St. Louis, Missouri 63101-1826

Facsimile: (314) 342-3419

Attention: Chief Legal Officer

US Bank National Association

Goodwin Square

225 Asylum Street, 23rd Floor

EX-CT-SS

Hartford, Connecticut 06103

Facsimile: (860) 241-6881

Attention: Philip G. Kane, Jr.

Re: 10% Senior Notes due 2022

Reference is hereby made to the Indenture, dated as of March 16, 2015 (the “Indenture”), among Peabody Energy Corporation, the Subsidiary Guarantors named therein, the Trustee and the Collateral Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $            in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [    ] 144A Global Note [    ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated             .

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Dated:

C-2

EXHIBIT D

FORM OF NOTATION OF SUBSIDIARY GUARANTEE

For value received, each Subsidiary Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March 16, 2015 (the “Indenture”) among Peabody Energy Corporation, the Subsidiary Guarantors listed on Schedule I thereto and U.S. Bank National Association, as Trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Subsidiary Guarantors to the Holders and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

American Land Development, LLC
American Land Holdings of Colorado, LLC
American Land Holdings of Illinois, LLC
American Land Holdings of Indiana, LLC
American Land Holdings of Kentucky, LLC
American Land Holdings of New Mexico, LLC
American Land Holdings of West Virginia, LLC
Arid Operations Inc.
Big Ridge, Inc.
Big Sky Coal Company
Black Hills Mining Company, LLC
BTU Western Resources, Inc.
Caballo Grande, LLC
Caseyville Dock Company, LLC
Central States Coal Reserves of Illinois, LLC
Central States Coal Reserves of Indiana, LLC
Century Mineral Resources, Inc.
Coal Reserve Holding Limited Liability Company No. 1
COALSALES II, LLC
Colorado Yampa Coal Company
Conservancy Resources, LLC
Cottonwood Land Company
Cyprus Creek Land Company
Cyprus Creek Land Resources, LLC
Dyson Creek Coal Company, LLC
Dyson Creek Mining Company, LLC
El Segundo Coal Company, LLC
Empire Land Holdings, LLC
Falcon Coal Company, LLC
Francisco Equipment Company, LLC
Francisco Land Holdings Company, LLC

Francisco Mining, LLC
Gallo Finance Company
Gold Fields Chile, LLC
Gold Fields Mining, LLC
Gold Fields Ortiz, LLC
Hayden Gulch Terminal, LLC
Henderson Coal Reserves, LLC
Highwall Mining Services Company
Hillside Recreational Lands, LLC
HMC Mining, LLC
Illinois Land Holdings, LLC
Independence Material Handling, LLC
James River Coal Terminal, LLC
Juniper Coal Company
Kayenta Mobile Home Park, Inc.
Kentucky Syngas, LLC
Lively Grove Energy, LLC
Lively Grove Energy Partners, LLC
Marigold Electricity, LLC
Midco Supply and Equipment Corporation
Midwest Coal Acquisition Corp.
Midwest Coal Reserves of Illinois, LLC
Midwest Coal Reserves of Indiana, LLC
Moffat County Mining, LLC
Mustang Energy Company, L.L.C.
New Mexico Coal Resources, LLC
NM Equipment Company, LLC
Pacific Export Resources, LLC
Peabody America, Inc.
Peabody Archveyor, L.L.C.
Peabody Arclar Mining, LLC
Peabody Bear Run Mining, LLC
Peabody Bear Run Services, LLC
Peabody Caballo Mining, LLC
Peabody Cardinal Gasification, LLC
Peabody COALSALES, LLC
Peabody COALTRADE, LLC
Peabody COALTRADE International (CTI), LLC
Peabody Colorado Operations, LLC
Peabody Colorado Services, LLC
Peabody Coulterville Mining, LLC
Peabody Development Company, LLC
Peabody Electricity, LLC
Peabody Employment Services, LLC
Peabody Energy Generation Holding Company
Peabody Energy Investments, Inc.
Peabody Energy Solutions, Inc.
Peabody Gateway North Mining, LLC
Peabody Gateway Services, LLC
Peabody Holding Company, LLC
Peabody Illinois Services, LLC
Peabody Indiana Services, LLC
Peabody International Investments, Inc.

Peabody International Services, Inc.
Peabody Investments Corp.
Peabody Magnolia Grove Holdings, LLC
Peabody Midwest Management Services, LLC
Peabody Midwest Mining, LLC
Peabody Midwest Operations, LLC
Peabody Midwest Services, LLC
Peabody Natural Gas, LLC
Peabody Natural Resources Company
Peabody New Mexico Services, LLC
Peabody Operations Holding, LLC
Peabody Powder River Mining, LLC
Peabody Powder River Operations, LLC
Peabody Powder River Services, LLC
Peabody PowerTree Investments, LLC
Peabody Recreational Lands, L.L.C.
Peabody Rocky Mountain Management Services, LLC
Peabody Rocky Mountain Services, LLC
Peabody Sage Creek Mining, LLC
Peabody School Creek Mining, LLC
Peabody Services Holdings, LLC
Peabody Southwest, LLC
Peabody Southwestern Coal Company
Peabody Terminal Holding Company, LLC
Peabody Terminals, LLC
Peabody Trout Creek Reservoir LLC
Peabody Twentymile Mining, LLC
Peabody Venezuela Coal Corp.
Peabody Venture Fund, LLC
Peabody-Waterside Development, L.L.C.
Peabody Western Coal Company
Peabody Wild Boar Mining, LLC
Peabody Wild Boar Services, LLC
Peabody Williams Fork Mining, LLC
Peabody Wyoming Gas, LLC
Peabody Wyoming Services, LLC
PEC Equipment Company, LLC
Point Pleasant Dock Company, LLC
Pond River Land Company
Porcupine Production, LLC
Porcupine Transportation, LLC
Riverview Terminal Company
Sage Creek Holdings, LLC
Sage Creek Land & Reserves, LLC
School Creek Coal Resources, LLC
Seneca Coal Company, LLC
Shoshone Coal Corporation
Star Lake Energy Company, L.L.C.
Sugar Camp Properties, LLC
Thoroughbred Generating Company, LLC
Thoroughbred Mining Company, L.L.C.
Twentymile Coal, LLC
Twentymile Holdings, LLC

West Roundup Resources, LLC
Wild Boar Equipment Company, LLC
Wild Boar Land Holdings Company, LLC

By:
Name:
Title:

EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT SUBSIDIARY GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [•], among (the “Guaranteeing Subsidiary”), a subsidiary of Peabody Energy Corporation (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee under the Indenture referred to below (the “Trustee”) and as Collateral Agent under the Indenture (the “Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture dated as of March 16, 2015 (the “Indenture”) providing for the issuance of an unlimited amount of 10% Senior Secured Second Lien Notes due 2022 (collectively, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee and the Collateral Agent each covenants and agrees for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:

(a)	Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes, the Security Documents or the obligations of the Company hereunder or thereunder, that:

(i)	the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)	in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately.

(iii)	this is a guarantee of payment and not a guarantee of collection.

(b)	The obligations hereunder shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the Obligations of the Company under the Indenture or the Security Documents, the recovery of any judgment against the Company or any other obligor with respect to the Indenture, the Notes, the Security Documents or the Obligations of the Company under the Indenture, the Security Documents or the Notes, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor.

(c)	The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever as described in Section 10.01 of the Indenture.

(d)	This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Subsidiary Guarantee and the Indenture.

(e)	If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)	The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)	As between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

(h)	The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

(i)	Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article X of the Indenture shall result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

3. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

4. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture, the Security Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Every reference in the Indenture to the Indenture shall hereby be deemed to mean the Indenture as supplemented by this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

6. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. The Trustee and the Collateral Agent. The Trustee and the Collateral Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:

[Guaranteeing Subsidiary]

By:
Name:
Title:

Peabody Energy Corporation

By:
Name:
Title:

[EXISTING SUBSIDIARY NOTE GUARANTORS]

By:
Name:
Title:

U.S. Bank National Association as Trustee

By:
Name:
Title:

U.S. Bank National Association as Collateral Agent

By:
Name:
Title:

Schedule I

SCHEDULE OF SUBSIDIARY GUARANTORS

The following schedule lists each Subsidiary Guarantor under the Indenture as of the date of the Indenture:

American Land Development, LLC
American Land Holdings of Colorado, LLC
American Land Holdings of Illinois, LLC
American Land Holdings of Indiana, LLC
American Land Holdings of Kentucky, LLC
American Land Holdings of New Mexico, LLC
American Land Holdings of West Virginia, LLC
Arid Operations Inc.
Big Ridge, Inc.
Big Sky Coal Company
Black Hills Mining Company, LLC
BTU Western Resources, Inc.
Caballo Grande, LLC
Caseyville Dock Company, LLC
Central States Coal Reserves of Illinois, LLC
Central States Coal Reserves of Indiana, LLC
Century Mineral Resources, Inc.
Coal Reserve Holding Limited Liability Company No. 1
COALSALES II, LLC
Colorado Yampa Coal Company
Conservancy Resources, LLC
Cottonwood Land Company
Cyprus Creek Land Company
Cyprus Creek Land Resources, LLC
Dyson Creek Coal Company, LLC
Dyson Creek Mining Company, LLC
El Segundo Coal Company, LLC
Empire Land Holdings, LLC
Falcon Coal Company, LLC
Francisco Equipment Company, LLC
Francisco Land Holdings Company, LLC
Francisco Mining, LLC
Gallo Finance Company
Gold Fields Chile, LLC
Gold Fields Mining, LLC
Gold Fields Ortiz, LLC
Hayden Gulch Terminal, LLC
Henderson Coal Reserves, LLC
Highwall Mining Services Company
Hillside Recreational Lands, LLC
HMC Mining, LLC
Illinois Land Holdings, LLC
Independence Material Handling, LLC
James River Coal Terminal, LLC
Juniper Coal Company
Kayenta Mobile Home Park, Inc.

Schedule I-1

Kentucky Syngas, LLC
Lively Grove Energy, LLC
Lively Grove Energy Partners, LLC
Marigold Electricity, LLC
Midco Supply and Equipment Corporation
Midwest Coal Acquisition Corp.
Midwest Coal Reserves of Illinois, LLC
Midwest Coal Reserves of Indiana, LLC
Moffat County Mining, LLC
Mustang Energy Company, L.L.C.
New Mexico Coal Resources, LLC
NM Equipment Company, LLC
Pacific Export Resources, LLC
Peabody America, Inc.
Peabody Archveyor, L.L.C.
Peabody Arclar Mining, LLC
Peabody Bear Run Mining, LLC
Peabody Bear Run Services, LLC
Peabody Caballo Mining, LLC
Peabody Cardinal Gasification, LLC
Peabody COALSALES, LLC
Peabody COALTRADE, LLC
Peabody COALTRADE International (CTI), LLC
Peabody Colorado Operations, LLC
Peabody Colorado Services, LLC
Peabody Coulterville Mining, LLC
Peabody Development Company, LLC
Peabody Electricity, LLC
Peabody Employment Services, LLC
Peabody Energy Generation Holding Company
Peabody Energy Investments, Inc.
Peabody Energy Solutions, Inc.
Peabody Gateway North Mining, LLC
Peabody Gateway Services, LLC
Peabody Holding Company, LLC
Peabody Illinois Services, LLC
Peabody Indiana Services, LLC
Peabody International Investments, Inc.
Peabody International Services, Inc.
Peabody Investments Corp.
Peabody Magnolia Grove Holdings, LLC
Peabody Midwest Management Services, LLC
Peabody Midwest Mining, LLC
Peabody Midwest Operations, LLC
Peabody Midwest Services, LLC
Peabody Natural Gas, LLC
Peabody Natural Resources Company
Peabody New Mexico Services, LLC
Peabody Operations Holding, LLC
Peabody Powder River Mining, LLC
Peabody Powder River Operations, LLC
Peabody Powder River Services, LLC
Peabody PowerTree Investments, LLC

Schedule I-2

Peabody Recreational Lands, L.L.C.
Peabody Rocky Mountain Management Services, LLC
Peabody Rocky Mountain Services, LLC
Peabody Sage Creek Mining, LLC
Peabody School Creek Mining, LLC
Peabody Services Holdings, LLC
Peabody Southwest, LLC
Peabody Southwestern Coal Company
Peabody Terminal Holding Company, LLC
Peabody Terminals, LLC
Peabody Trout Creek Reservoir LLC
Peabody Twentymile Mining, LLC
Peabody Venezuela Coal Corp.
Peabody Venture Fund, LLC
Peabody-Waterside Development, L.L.C.
Peabody Western Coal Company
Peabody Wild Boar Mining, LLC
Peabody Wild Boar Services, LLC
Peabody Williams Fork Mining, LLC
Peabody Wyoming Gas, LLC
Peabody Wyoming Services, LLC
PEC Equipment Company, LLC
Point Pleasant Dock Company, LLC
Pond River Land Company
Porcupine Production, LLC
Porcupine Transportation, LLC
Riverview Terminal Company
Sage Creek Holdings, LLC
Sage Creek Land & Reserves, LLC
School Creek Coal Resources, LLC
Seneca Coal Company, LLC
Shoshone Coal Corporation
Star Lake Energy Company, L.L.C.
Sugar Camp Properties, LLC
Thoroughbred Generating Company, LLC
Thoroughbred Mining Company, L.L.C.
Twentymile Coal, LLC
Twentymile Holdings, LLC
West Roundup Resources, LLC
Wild Boar Equipment Company, LLC
Wild Boar Land Holdings Company, LLC

Schedule I-3

EXHIBIT F

FORM OF JUNIOR LIEN INTERCREDITOR

[FORM OF] SECOND LIEN/JUNIOR LIEN INTERCREDITOR AGREEMENT

among

PEABODY ENERGY CORPORATION

as the Borrower,

the other Grantors party hereto,

U.S. BANK NATIONAL ASSOCIATION,

as the Second Priority Representative for the

Second Lien Indenture Secured Parties

[•],

as the Junior Lien Representative for the Junior Lien Indenture Secured Parties

and

each additional Representative from time to time party hereto dated as of [•], 20[•]

SECOND LIEN/JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [•], 20[•] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among PEABODY ENERGY CORPORATION, a Delaware corporation (the “Borrower”), the other Grantors (as defined below) party hereto, U.S. BANK NATIONAL ASSOCIATION, as Representative for the Second Lien Indenture Secured Parties (in such capacity and together with its successors in such capacity, the “Second Lien Collateral Agent”), [•], as Representative for the Junior Lien Indenture Secured Parties (in such capacity and together with its successors in such capacity, the “Junior Lien Collateral Agent”) and each additional Second Priority Representative and Junior Priority Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Second Lien Collateral Agent (for itself and on behalf of the Second Lien Indenture Secured Parties), the Junior Lien Collateral Agent (for itself and on behalf of the Junior Lien Indenture Secured Parties), each additional Second Priority Representative (for itself and on behalf of the Addional Second Priority Debt Parties under the applicable Additional Second Priority Debt Facility) and each additional Junior Priority Representative (for itself and on behalf of the Additional Junior Debt Parties under the applicable Additional Junior Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Second Lien Indenture or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Junior Priority Debt” means any Indebtedness that is incurred, issued or guaranteed by the Borrower and/or any other Guarantor (other than Indebtedness constituting Junior Lien Indenture Obligations), which Indebtedness and guarantees are secured by the Junior Priority Collateral (or any portion thereof) for which the applicable Additional Junior Priority Debt Documents provide that such Indebtedness and guarantees are to be secured by such Junior Priority Collateral on a subordinate basis to the Second Priority Debt Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Second Priority Debt Document and Junior Priority Debt Document and (ii) unless already a party with respect to that series of Additional Junior Priority Debt, the Representative for the holders of such Indebtedness shall have (A) become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to the First Lien/Second Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 thereof. Additional Junior Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor. The requirements of clause (i) above shall be tested only as of (x) the date of execution of such Joinder Agreement, if pursuant to a commitment entered into at the time of such Joinder Agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment.

“Additional Junior Priority Debt Documents” means, with respect to any series, issue or class of Additional Junior Priority Debt, the loan agreements, the promissory notes, indentures, the Junior Priority Collateral Documents or other operative agreements evidencing or governing such Indebtedness.

“Additional Junior Priority Debt Facility” means each indenture, loan agreement or other governing agreement with respect to any Additional Junior Priority Debt.

“Additional Junior Priority Debt Obligations” means, with respect to any series, issue or class of Additional Junior Priority Debt, all amounts owing pursuant to the terms of such Additional Junior Priority Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Junior Priority Debt Document.

“Additional Junior Priority Debt Parties” means, with respect to any series, issue or class of Additional Junior Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Junior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Additional Junior Priority Debt Documents.

“Additional Second Priority Debt” means any Indebtedness that is incurred, issued or guaranteed by the Borrower and/or any other Guarantor (other than Indebtedness constituting Second Lien Indenture Obligations), which Indebtedness and guarantees are secured by the Second Priority Collateral (or any portion thereof) for which the applicable Second Priority Debt Documents provide that such Indebtedness and guarantees are to be secured by such Second Priority Collateral on a pari passu basis with the Second Lien Indenture Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Second Priority Debt Document and Junior Priority Debt Document and (ii) unless already a party with respect to that series of Additional Second Priority Debt, the Representative for the holders of such Indebtedness shall have (A) become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to the First Lien/Second Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 thereof. Additional Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor. The requirements of clause (i) above shall be tested only as of (x) the date of execution of such Joinder Agreement, if pursuant to a commitment entered into at the time of such Joinder Agreement and (y) with respect to any later commitment or amendment to those terms to permit such Indebtedness, as of the date of such commitment and/or amendment.

“Additional Second Priority Debt Documents” means, with respect to any series, issue or class of Additional Second Priority Debt, the loan agreements, the promissory notes, indentures, the Second Priority Collateral Documents or other operative agreements evidencing or governing such Indebtedness.

“Additional Second Priority Debt Facility” means each indenture, loan agreement or other governing agreement with respect to any Additional Second Priority Debt.

“Additional Second Priority Debt Obligations” means, with respect to any series, issue or class of Additional Second Priority Debt, all amounts owing pursuant to the terms of such Additional Second Priority Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest (including interest that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities and other amounts payable by a Grantor under any Additional Second Priority Debt Document.

“Additional Second Priority Debt Parties” means, with respect to any series, issue or class of Additional Second Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Additional Second Priority Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” has the meaning assigned to such term in the Pari Passu Second Lien Intercreditor Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Second Priority Collateral and the Junior Priority Collateral.

“Collateral Documents” means the Second Priority Collateral Documents and the Junior Priority Collateral Documents.

“Debt Facility” means any Second Priority Debt Facility and any Junior Priority Debt Facility.

“Designated Junior Priority Representative” means (i) the Junior Lien Collateral Agent, until such time as the Junior Lien Indenture ceases to be the only Junior Priority Debt Facility under this Agreement and (ii) thereafter, the Junior Lien Collateral Agent or such other replacement Junior Priority Representative designated by the Borrower and/or such other replacement Junior Priority Representative, in a notice to the Designated Second Priority Representative and the Borrower hereunder, as the “Designated Junior Priority Representative” for purposes hereof.

“Designated Second Priority Representative” means (i) the Second Lien Collateral Agent, until such time as the Second Lien Indenture ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Applicable Authorized Representative.

“Designated Senior Representative” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and Second Priority Debt Obligations or the Junior Priority Debt Obligations thereunder, as the case may be, are no longer secured by and no longer required to be secured by such Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Second Lien Indenture Obligations” means, the Discharge of the Second Lien Indenture Obligations with respect to Shared Collateral; provided that the Discharge of Second Lien Indenture Obligations shall not be deemed to have occurred in connection with a Refinancing of such Second Lien Indenture Obligations with an Additional Second Priority Debt Facility secured by such Shared Collateral under one or more Additional Second Priority Debt Documents which has been designated in writing by the Second Lien Collateral Agent (under the Second Lien Indenture so Refinanced) to the Designated Second Priority Representative as the “Second Lien Indenture” for purposes of this Agreement.

“Discharge of Second Priority Obligations” means the date on which the Discharge of Second Lien Indenture Obligations and the Discharge of all Additional Second Priority Debt Obligations has occurred.

“Discharge of Senior Obligations” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“First Lien/Second Lien Intercreditor Agreement” has the meaning assigned to the term “Intercreditor Agreement” in the Second Lien Indenture.

“Grantors” means the Borrower, the other Guarantors and each of their respective Subsidiaries which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are listed on the signature pages hereto as Grantors.

“Guarantors” has the meaning assigned to the term “Subsidiary Guarantors” in the Second Lien Indenture.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Grantor or any similar case or proceeding relative to the Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Agreement” means a supplement to this Agreement in substantially the form of Annex II or Annex III hereof.

“Junior Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Collateral Agent under the Junior Lien Indenture.

“Junior Lien Indenture” means that certain Indenture dated as of [•], among the Borrower, the [Guarantors] and [•], as trustee and collateral agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and, subject to Section 8.10, shall include any Refinanced Indenture identified by the Borrower in writing as the Junior Lien Indenture.

“Junior Lien Documents” means the Junior Lien Indenture and the “[Security Documents]” as defined in the Junior Lien Indenture.

“Junior Lien Indenture Obligations” means the Indebtedness incurred and Obligations under the Junior Lien Indenture.

“Junior Lien Indenture Secured Parties” means the “[Secured Parties]” as defined in the Junior Lien Indenture.

“Junior Lien Security Agreement” means the “[Security Agreement]” as defined in the Junior Lien Indenture.

“Junior Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Junior Priority Collateral” means any “[Collateral]” as defined in any Junior Lien Document or any other Junior Priority Debt Document and any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a Junior Priority Collateral Document as security for any Junior Priority Debt Obligation.

“Junior Priority Collateral Documents” means the Junior Lien Security Agreement and the other “[Security Documents]” as defined in the Junior Lien Indenture and each of the collateral agreements, security agreements, mortgages, deeds of trust and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Junior Priority Debt Obligation.

“Junior Priority Debt” means any Junior Lien Indenture Obligations and any Additional Junior Priority Debt.

“Junior Priority Debt Documents” means the Junior Lien Documents and any Additional Junior Priority Debt Documents.

“Junior Priority Debt Facilities” means the Junior Lien Indenture and any Additional Junior Priority Debt Facilities.

“Junior Priority Debt Obligations” means the Junior Lien Indenture Obligations and any Additional Junior Priority Debt Obligations.

“Junior Priority Debt Parties” means the Junior Lien Indenture Secured Parties and any Additional Junior Priority Debt Parties.

“Junior Priority Enforcement Date” means, with respect to any Junior Priority Representative, (1) after the Discharge of Senior Obligations, the date which is [180] days after the occurrence of both (i) an Event of Default (under and as defined in the Junior Priority Debt Document for which such Junior Priority Representative has been named as Representative) and (ii) the Designated Second Priority Representative’s and each other Representative’s receipt of written notice from such Junior Priority Representative that (x) such Junior Priority Representative is the Designated Junior Priority Representative and that an Event of Default (under and as defined in the Junior Priority Debt Document for which such Junior Priority Representative has been named as Representative) has occurred and is continuing and (y) the Junior Priority Debt Obligations of the series with respect to which such Junior Priority Representative is the Junior Priority Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Priority Debt Document and (2) prior to the Discharge of Senior Obligations, the date which is [120] days after the Second Priority Enforcement Date; provided that the Junior Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Designated Second Priority Representative has commenced and is diligently pursuing any enforcement action with respect to all or any material portion of the Shared Collateral (prompt written notice of the commencement of such action to be given to such Junior Priority Representative), (2) at any time prior to the Discharge of Senior Obligations, the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to all or any material portion of the Shared Collateral or (3) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Junior Priority Lien” means the Liens on the Junior Priority Collateral in favor of Junior Priority Debt Parties under Junior Priority Collateral Documents.

“Junior Priority Representative” means (i) in the case of the Junior Lien Indenture Obligations or the Junior Lien Indenture Secured Parties, the Junior Lien Collateral Agent and (ii) in the case of any Junior Priority Debt Facility incurred after the date hereof and the Junior Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Junior Priority Debt Facility that is named as the Representative in respect of such Junior Priority Debt Facility in the applicable Joinder Agreement.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capitalized lease having substantially the same economic effect as any of the foregoing).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning provided to such term in Section 8.08.

“Permitted Refinancing Increase” means, with respect to the Refinancing of any Indebtedness, an amount equal to (a) any premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such Refinancing, (b) any unpaid accrued interest on the Indebtedness being Refinanced, (c) any existing commitments unutilized under the Indebtedness being Refinanced and (d) any amount by which the original principal amount of any Indebtedness has been repaid.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the Second Priority Debt Documents or the Junior Priority Debt Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by any Second Priority Representative or any Second Priority Debt Party from a Junior Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter into alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part along with any Permitted Refinancing Increase), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Second Priority Representatives and the Junior Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successor Collateral Agent under the Second Lien Indenture.

“Second Lien Documents” means the Second Lien Indenture and the “Security Documents” as defined in the Second Lien Indenture.

“Second Priority Enforcement Date” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“Second Lien Indenture” means that certain Indenture dated as of the date hereof among the Borrower, the Guarantors and U.S. Bank National Association, as trustee and collateral agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and, subject to Section 8.10, shall include any Refinanced Indenture identified by the Borrower in writing as the Second Lien Indenture.

“Second Lien Indenture Obligations” means the Indebtedness incurred on March 16, 2015 and Indebtedness incurred to Refinance such Indebtedness together with Obligations in respect of such Indebtedness, in each case, under the Second Lien Indenture.

“Second Lien Indenture Secured Parties” means the holders of Second Lien Indenture Obligations, the Second Lien Collateral Agent and the trustee under the Second Lien Indenture.

“Second Lien Security Agreement” means the “Security Agreement” as defined in the Second Lien Indenture.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “Collateral” as defined in any Second Lien Document or any other Second Priority Debt Document and any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted or required to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the Second Lien Security Agreement and the other “Security Documents” as defined in the Second Lien Indenture and each of the collateral agreements, security agreements, mortgages, deeds of trust and other instruments and documents executed and delivered by the Borrower or any other Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt” means any Second Lien Indenture Obligations and any Additional Second Priority Debt.

“Second Priority Debt Documents” means the Second Lien Documents and any Additional Second Priority Debt Documents.

“Second Priority Debt Facilities” means the Second Lien Indenture and any Additional Second Priority Debt Facilities.

“Second Priority Debt Obligations” means the Second Lien Indenture Obligations and any Additional Second Priority Debt Obligations.

“Second Priority Debt Parties” means the Second Lien Indenture Secured Parties and any Additional Second Priority Debt Parties.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Second Lien Indenture Obligations or the Second Lien Indenture Secured Parties, the Second Lien Collateral Agent and (ii) in the case of any Second Priority Debt Facility incurred after the date hereof and the Second Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Secured Obligations” means the Second Priority Debt Obligations and the Junior Priority Debt Obligations.

“Secured Parties” means the Second Priority Debt Parties and the Junior Priority Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility and the holders of Junior Priority Debt Obligations under at least one Junior Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Second Priority Debt Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Second Priority Collateral under one or more Second Priority Debt Facilities does not constitute Junior Priority Collateral under one or more Junior Priority Debt Facilities, then such portion of such Second Priority Collateral shall constitute Shared Collateral only with respect to the Junior Priority Debt Facilities for which it constitutes Junior Priority Collateral and shall not constitute Shared Collateral for any Junior Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive. Any references to the Second Lien Collateral Agent and the trustee under the Second Lien Indenture means such entity as “collateral agent” or “trustee”, as applicable, under the Second Lien Indenture and/or the other Second Lien Documents, and not in any other capacity, including their respective individual capacities.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Subordination.

(a) Notwithstanding the date, time, manner, method or order of filing or recordation of any document or instrument or of grant, attachment or perfection of any Liens granted to any Junior Priority Representative or any Junior Priority Debt Parties on the Shared Collateral or of any Liens granted to any Second Priority Representative or any other Second Priority Debt Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Priority Debt Document or any Second Priority Debt Document or any other circumstance whatsoever, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative or any other Second Priority Debt Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Junior Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Junior Priority Debt Obligations now or hereafter held by or on behalf of any Junior Priority Representative, any Junior Priority Debt Parties or any Junior Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Second Priority Debt Obligations. All Liens on the Shared Collateral securing any Second Priority Debt Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Junior Priority Debt Obligations for all purposes, whether or not such Liens securing any Second Priority Debt Obligations are subordinated to any Lien securing any other obligation of the Borrower, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02. Nature of Second Priority Claims. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that, in accordance with the provisions of the Second Priority Debt Documents (a) the amount of the Second Priority Debt Obligations that may be outstanding at any time or from time to time may be increased or reduced, (b) the terms of the Second Priority Debt Documents and the Second Priority Debt Obligations may be amended, supplemented or otherwise modified, and the Second Priority Debt Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Second Priority Debt Obligations may be increased, in each case, without notice to or consent by the Junior Priority Representatives or the Junior Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Second Priority Debt Obligations or the Junior Priority Debt Obligations, or any portion thereof. As between the Borrower and the other Grantors and the Junior Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrower and the Grantors contained in any Junior Priority Debt Document with respect to the incurrence of additional Second Priority Debt Obligations.

SECTION 2.03. Prohibition on Contesting Liens. Each of the Junior Priority Representatives, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any Second Priority Representative or any of the other Second Priority Debt Parties or other agent or trustee therefor in any Second Priority Collateral, and each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Junior Priority Debt Obligations held (or purported to be held) by or on behalf of any Junior Priority Representative or any of the Junior Priority Debt Parties in the Junior Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Second Priority Representative to enforce this Agreement (including the priority of the Liens securing the Second Priority Debt Obligations as provided in Section 2.01) or any of the Second Priority Debt Documents.

SECTION 2.04. No Other Liens. The parties hereto agree that, so long as the Discharge of Second Priority Obligations has not occurred, none of the Grantors shall, or shall permit any of its subsidiaries to, grant or permit any Lien on any asset to secure any Junior Priority Debt Obligation and no Junior Priority Debt Party shall hold any Lien on any asset to secure any Junior Priority Debt Obligation, unless such Grantor has granted, or concurrently therewith grants, a senior priority Lien on such asset to secure the Second Priority Debt Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any Second Priority Representative or any other Second Priority Debt Party, each Junior Priority Representative agrees, for itself and on behalf of the other Junior Priority Debt Parties, that (i) each Junior Priority Representative and the other Junior Priority Debt Parties shall be deemed to hold and have held such Lien for the benefit of each of the Second Priority Representatives and the other Second Priority Debt Parties and (ii) any amounts received by or distributed to any Junior Priority Debt Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Section 4.02.

SECTION 2.05. Perfection of Liens. Except for the limited agreements of the Second Priority Representatives pursuant to Section 5.05 hereof, none of the Second Priority Representatives or the Second Priority Debt Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Priority Representatives or the Junior Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Second Priority Debt Parties and the Junior Priority Debt Parties and shall not impose on the Second Priority Representatives, the Second Priority Debt Parties, the Junior Priority Representatives, the Junior Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Second Priority Debt Documents or Junior Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Second Priority Debt Obligations consisting of reimbursement obligations in respect of letters of credit or otherwise held by such Second Priority Representative pursuant to the terms of the applicable Second Priority Debt Document shall be applied as specified in such Second Priority Debt Document and will not constitute Shared Collateral.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies.

(a) So long as the Discharge of Second Priority Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, (i) neither any Junior Priority Representative nor any Junior Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Junior Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Second Priority Collateral by any Second Priority Representative or any Second Priority Debt Party in respect of the Second Priority Debt Obligations, the exercise of any right by any Second Priority Representative or any Second Priority Debt Party (or any agent or sub-agent on their behalf) in respect of the Second Priority Debt Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second Priority Representative or any Second Priority Debt Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Second Priority Debt Documents or otherwise in respect of the Second Priority Collateral or the Second Priority Debt Obligations, or (z) object to the forbearance by the Second Priority Debt Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Second Priority Debt Obligations and (ii) the

Second Priority Representatives and the Second Priority Debt Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Junior Priority Representative or any Junior Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, any Junior Priority Representative may file a claim or statement of interest with respect to the Junior Priority Debt Obligations under its Junior Priority Debt Facility, (B) any Junior Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Second Priority Debt Obligations or the rights of the Second Priority Representatives or the Second Priority Debt Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Junior Priority Representative and the Junior Priority Debt Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04, (D) the Junior Priority Debt Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Priority Debt Parties or the avoidance of any Junior Priority Lien to the extent not inconsistent with the terms of this Agreement, and (E) from and after the Junior Priority Enforcement Date, the Designated Junior Priority Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Junior Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure). In exercising rights and remedies with respect to the Second Priority Collateral, the Second Priority Representatives and the Second Priority Debt Parties may enforce the provisions of the Second Priority Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and without consultation with any Junior Priority Representative or any other Junior Priority Debt Party and regardless of whether any such exercise is adverse to the interest of any Junior Priority Debt Party. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Second Priority Obligations has not occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Junior Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Second Priority Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Priority Debt Obligations pursuant to the Junior Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Second Priority Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that neither such Junior Priority Representative nor any such Junior Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by any Second Priority Representative or any Second Priority Debt Party with respect to the Shared Collateral under the Second Priority Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any and all rights it or any such Junior Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Second Priority Representatives or the Second Priority Debt Parties seek to enforce or collect the Second Priority Debt Obligations or the Liens granted on any of the Second Priority Collateral, regardless of whether any action or failure to act by or on behalf of any Second Priority Representative or any other Second Priority Debt Party is adverse to the interests of the Junior Priority Debt Parties.

(d) Each Junior Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Second Priority Representatives or the Second Priority Debt Parties with respect to the Second Priority Collateral as set forth in this Agreement and the Second Priority Debt Documents.

(e) Subject to Section 3.01(a), the Designated Second Priority Representative shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Second Priority Obligations, the Designated Junior Priority Representative shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Junior Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Priority Representatives, or for the taking of any other action authorized by the Junior Priority Collateral Documents; provided, however, that nothing in this Section 3.01(e) shall impair the right of any Junior Priority Representative or other agent or trustee acting on behalf of the Junior Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Second Priority Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Priority Debt Parties or the Junior Priority Debt Obligations.

SECTION 3.02. Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, unless and until the Discharge of Second Priority Obligations has occurred, it will not commence, or join with any Person (other than the Second Priority Debt Parties and the Second Priority Representatives upon the request of the Designated Second Priority Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Priority Debt Documents or otherwise in respect of the Junior Priority Debt Obligations.

SECTION 3.03. Actions upon Breach. Should any Junior Priority Representative or any Junior Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, this Agreement shall create a rebuttable presumption and admission by such Junior Priority Debt Party that any Second Priority Representative or other Second Priority Debt Party (in its or their own name or in the name of the Borrower or any other Grantor) or the Borrower may obtain (and any such Second Priority Representative or other Second Priority Debt Party may obtain) relief against such Junior Priority Representative or such Junior Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby (i) agrees that the Second Priority Debt Parties’ damages from the actions of the Junior Priority Representatives or any Junior Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrower, any other Grantor or the Second Priority Debt Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Second Priority Representative or any other Second Priority Debt Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an event of default under any Second Priority Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Second Priority Debt Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, the Shared Collateral or Proceeds thereof or any proceeds received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Designated Second Priority Representative to the Second Priority

Debt Obligations in such order as specified in the relevant Second Priority Debt Documents (including the First Lien/Second Lien Intercreditor Agreement) until the Discharge of Second Priority Obligations has occurred; provided, that any non-cash Shared Collateral or non-cash proceeds may be held by the applicable Second Priority Representative as Shared Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of Second Priority Obligations, each applicable Second Priority Representative shall deliver promptly to the Designated Junior Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Priority Representative to the Junior Priority Debt Obligations in such order as specified in the relevant Junior Priority Debt Documents.

SECTION 4.02. Payments Over. Unless and until the Discharge of Second Priority Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor, any Shared Collateral or Proceeds thereof received by any Junior Priority Representative or any Junior Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral, in contravention of this Agreement or otherwise, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Second Priority Representative is hereby authorized to make any such endorsements as agent for each of the Junior Priority Representatives or any such Junior Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that: (1) in connection with any exercise of any Second Priority Representatives’ rights or remedies in respect of the Shared Collateral, in each case prior to the Discharge of Second Priority Obligations, such Second Priority Representative, for itself or on behalf of any of the Second Priority Debt Parties, releases any of its Liens on any part of the Shared Collateral or such Second Priority Representative, for itself or on behalf of any of the Second Priority Debt Parties releases any Grantor from its obligations under its guaranty of the Second Priority Debt Obligations, then the Liens, if any, of each Junior Priority Representative, for itself or for the benefit of the Junior Priority Debt Parties, on such Shared Collateral, and the obligations of such Grantor under its guaranty of the Junior Priority Debt Obligations, shall be automatically, unconditionally and simultaneously released, (2) if in connection with any exercise of any Second Priority Representatives’ remedies, in each case prior to the Discharge of Second Priority Obligations, the equity interests of any Person are foreclosed upon or otherwise disposed of and such Second Priority Representative releases its Lien on the property or assets of such Person then the Liens of each Junior Priority Representative with respect to the property or assets of such Person will be automatically released to the same extent as the Liens of such Second Priority Representative and (3) in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of the Borrower) other than a release granted upon or following the Discharge of Second Priority Obligations, the Liens granted to the Junior Priority Representatives and the Junior Priority Debt Parties upon such Shared Collateral to secure Junior Priority Debt Obligations shall terminate and be released and any Grantor released from its obligations under its Guarantee of Second Priority Debt Obligations released by a Second Priority Representative shall be released under its Guarantee of Junior Priority Debt Obligations, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Second Priority Debt Obligations; provided that, in the case of any such sale, transfer or other disposition of Shared Collateral (other than any sale, transfer or other disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Shared Collateral), the Liens granted to the Junior Priority Representatives and the Junior Priority Debt Parties shall not be so released if such sale, transfer or other disposition is not permitted under the terms of any Junior Priority Debt Document. Promptly upon delivery to a Junior Priority Representative of a certificate from a Senior Representative or Grantor stating that any such termination and release of Liens securing the Second Priority Debt Obligations will occur, each Junior Priority Representative, for itself or on behalf of any Junior Priority Debt Parties represented by it, shall execute and deliver, at the Borrower’s or the other Grantor’s sole cost and expense and without any representation or warranty, to the Second Priority Representatives or such Grantor such termination statements, releases and other documents (including documents which are corresponding junior lien versions of termination statements, releases and other documents that the Second Lien Collateral Agent delivers under the Second Lien Credit Agreement) so as to confirm the foregoing releases referred to in clauses (1) and (2) of the first sentence of this clause (a) when such releases occur. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Priority Representative, for itself and on behalf of the Junior Priority Debt Parties under its Junior Priority Debt Facility, to release the Liens on the Junior Priority Collateral as set forth in the relevant Junior Priority Debt Documents.

(b) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility and until the Discharge of Second Priority Obligations has occurred, hereby irrevocably constitutes and appoints the Designated Second Priority Representative and any officer or agent of the Designated Second Priority Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Priority Representative or such Junior Priority Debt Party or in the Designated Second Priority Representative’s own name, from time to time in the Designated Second Priority Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Second Priority Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Second Priority Debt Document of proceeds of Shared Collateral to the repayment of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents; provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Priority Representatives or the Junior Priority Debt Parties to receive proceeds in connection with the Junior Priority Debt Obligations not otherwise in contravention of this Agreement.

(d) Notwithstanding anything to the contrary in any Junior Priority Collateral Document, in the event the terms of a Second Priority Collateral Document and a Junior Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Second Priority Representative and any Junior Priority Representative or Junior Priority Debt Party, such Grantor may, until the applicable Discharge of Second Priority Obligations has occurred, comply with such requirement under the Junior Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Second Priority Representative. Until the Discharge of Second Priority Obligations occurs, to the extent that any Second Priority Representative or Second Priority Debt Parties (i) have released any Lien on Shared Collateral or any Grantor from its obligation under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new liens or additional guarantees from any Grantor, then each Junior Priority Representative, for itself and for the Junior Priority Debt Parties represented by it, shall be granted a Lien on any such Shared Collateral, subject to the lien subordination provisions of this Agreement, and each Junior Priority Representative, for itself and for the Junior Priority Debt Parties represented by it, shall be granted an additional guaranty, as the case may be.

SECTION 5.02. Insurance and Condemnation Awards. Unless and until the Discharge of Second Priority Obligations has occurred, the Designated Second Priority Representative and the Second Priority Debt Parties shall have the sole and exclusive right, subject to the rights of the Grantors under, and to the extent required by, the Second Priority Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Second Priority Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Second Priority Obligations, to the Designated Second Priority Representative for the benefit of Second Priority Debt Parties pursuant to the terms of the Second Priority Debt Documents, (ii) second, after the occurrence of the Discharge of Second Priority Obligations, to the Designated Junior Priority Representative for the benefit of the Junior Priority Debt Parties pursuant to the terms of the applicable Junior Priority Debt Documents and (iii) third, if no Junior Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Priority Representative or any Junior Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Second Priority Representative in accordance with the terms of Section 4.02.

SECTION 5.03. Amendments to Debt Documents.

(a) The Second Priority Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the Second Priority Debt Documents may be Refinanced, in each case, without the consent of any Junior Priority Debt Party; provided, however, that, without the consent of the Designated Junior Priority Representative, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall contravene any provision of this Agreement.

(b) Without the prior written consent of the Second Priority Representatives or unless permitted under the Second Priority Debt Documents, unless and until the Discharge of Second Priority Obligations has occurred, no Junior Priority Debt Document may be amended, restated, supplemented or otherwise modified and no Indebtedness under the Junior Priority Debt Documents may be Refinanced, to the extent such amendment, restatement, supplement or modification or Refinancing, or the terms of such new Junior Priority Debt Document, would (i) contravene the provisions of this Agreement, (ii) change to earlier dates any scheduled dates for payment of principal (including the final maturity date) under such Junior Priority Debt Document or of interest on Indebtedness under such Junior Priority Debt Document, (iii) modify (or have the effect of a modification of) the mandatory prepayment provisions of the applicable Junior Priority Debt Document for such Junior Priority Debt Facility in a manner that would result in the weighted average life to maturity being less than the weighted average life to maturity of the Junior Priority Debt under such Junior Priority Debt Document prior to giving effect thereto or (iv) reduce the capacity to incur Indebtedness for borrowed money constituting Second Priority Debt Obligations to an amount less than the aggregate principal amount of term loans and aggregate principal amount of revolving commitments, in each case, under the Second Priority Debt Documents on the day of any such amendment, restatement, supplement, modification or Refinancing; provided that the holders (and their representatives) of any such Refinancing Indebtedness execute a Joinder Agreement or otherwise bind themselves in writing to the terms of this Agreement.

(c) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that each Junior Priority Collateral Document under its Junior Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Second Priority Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Junior Priority Representative pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Second Priority Debt Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to U.S. Bank National Association, as collateral agent, pursuant to or in connection with the Indenture, dated as of March 16, 2015, among the Borrower, the subsidiary guarantors party thereto, U.S. Bank National Association, as collateral agent, and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and (ii) the exercise of any right or remedy by the Junior Priority Representative hereunder is subject to the limitations and provisions of the Second Lien/Junior Lien Intercreditor Agreement dated as of [•], 20[•] (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among U.S. Bank National Association, as Second Lien Collateral Agent, [•], as Junior Lien Collateral Agent, the Borrower and its subsidiaries party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(d) In the event that each applicable Second Priority Representative and/or the Second Priority Debt Parties enter into any amendment, waiver or consent in respect of any of the Second Priority Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Second Priority Collateral Document or changing in any manner the rights of the Second Priority Representatives, the Second Priority Debt Parties, the Borrower or any other Grantor thereunder (including the release of any Liens in Second Priority Collateral) in a manner that is applicable to all Second Priority Debt Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Junior Priority Collateral Document without the consent of any Junior Priority Representative or any Junior Priority Debt Party and without any action by any Junior Priority Representative, the Borrower or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Junior Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) and provided that there is a concurrent release of the corresponding Second Priority Liens or (B) amend, modify or otherwise affect the rights or duties of any Junior Priority Representative in its role as Junior Priority Representative without its prior written consent and (ii) written notice of such amendment, waiver or consent shall have been given to each Junior Priority Representative promptly after the effectiveness of such amendment, waiver or consent.

(e) Upon the request of the Designated Second Priority Representative or Designated Junior Priority Representative, the Borrower agrees to deliver to each of the Designated Second Priority Representative and the Designated Junior Priority Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Debt Documents or the Junior Priority Debt Documents and (ii) any new Second Priority Debt Documents or Junior Priority Debt Documents promptly after effectiveness thereof.

SECTION 5.04. Rights as Unsecured Creditors. The Junior Priority Representatives and the Junior Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Borrower and any other Grantor in accordance with the terms of the Junior Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Junior Priority Representative or any Junior Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Priority Debt Documents so long as such receipt (i) is not the direct or indirect result of the exercise in contravention of this Agreement by a Junior Priority Representative or any Junior Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral or (ii) whether in contravention of this Agreement or not, does not have the effect of discharging the Lien of any Second Priority Representative or Second Lien Collateral Agent on such Shared Collateral. In the event any Junior Priority Representative or any Junior Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Second Priority Debt Obligations on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to such Liens securing Second Priority Debt Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Second Priority Representatives or the Second Priority Debt Parties may have with respect to the Second Priority Collateral.

SECTION 5.05. Gratuitous Bailee for Perfection.

(a) Each Second Priority Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Second Priority Debt Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of such Second Priority

Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Second Priority Representative shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Junior Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Junior Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b) Except as otherwise specifically provided herein, until the Discharge of Second Priority Obligations has occurred, the Second Priority Representatives and the Second Priority Debt Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Second Priority Debt Documents as if the Liens under the Junior Priority Collateral Documents did not exist. The rights of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(c) The Second Priority Representatives and the Second Priority Debt Parties shall have no obligation whatsoever to the Junior Priority Representatives or any Junior Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Second Priority Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Junior Priority Representative for purposes of perfecting the Lien held by such Junior Priority Representative.

(d) The Second Priority Representatives shall not have by reason of the Junior Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Priority Representative or any Junior Priority Debt Party, and each, Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives and releases the Second Priority Representatives from all claims and liabilities arising pursuant to the Second Priority Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

(e) Upon the Discharge of Second Priority Obligations, each applicable Second Priority Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Junior Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Junior Party Representative is entitled to approve any awards granted in such proceeding. The Borrower and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Second Priority Representative for loss or damage suffered by such Second Priority Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own willful misconduct, gross negligence or bad faith. The Second Priority Representatives have no obligations to follow instructions from any Junior Priority Representative or any other Junior Priority Debt Party in contravention of this Agreement.

(f) None of the Second Priority Representatives nor any of the other Second Priority Debt Parties shall be required to marshal any present or future collateral security for any obligations of the Borrower or any Subsidiary to any Second Priority Representative or any Second Priority Debt Party under the Second Priority Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06. When Discharge of Second Priority Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with or after the occurrence of the Discharge of Second Priority Obligations, the Borrower or any Subsidiary consummates any Refinancing of any Second Priority Debt Obligations, then such Discharge of Second Priority Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Second Priority Obligations) and the applicable agreement governing such Second Priority Debt Obligations shall automatically be treated as a Second Priority Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Second Priority Debt Obligations shall be the Second Priority Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Second Priority Representative), each Junior Priority Representative (including the Designated Junior Priority Representative) shall promptly (a) enter into such documents and agreements, including amendments or supplements to this Agreement, as the Borrower or such new Second Priority Representative shall reasonably request in writing in order to provide the new Second Priority Representative the rights of a Second Priority Representative contemplated hereby, (b) deliver to such Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Second Priority Representative is entitled to approve any awards granted in such proceeding; provided that any reasonable costs or other expenses incurred in connection with clauses (a) to (d) above shall be the exclusive responsibility of the Grantors.

SECTION 5.07. Purchase Right. Without prejudice to the enforcement of the Second Priority Debt Parties remedies, the Second Priority Debt Parties agree that following (a) the acceleration of the Second Priority Debt Obligations in accordance with the terms of the Second Lien Indenture or any other Second Priority Debt Document or (b) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Junior Priority Debt Parties may request, and the Second Priority Debt Parties hereby offer the Junior Priority Debt Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding Second Priority Debt Obligations (including unfunded commitments under any Second Priority Debt Document) outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Second Priority Debt Obligations and accrued and unpaid interest and fees (including breakage costs and, in the case of any secured hedging obligations, the amount that would be payable by the relevant Grantor thereunder if such Grantor were to terminate the hedge agreement in respect thereof on the date of the purchase or, if not terminated an amount determined by the relevant Second Priority Debt Party to be necessary to collateralize its credit risk arising out of such agreement and, if applicable, the cash collateral to be furnished to the Second Priority Debt Parties providing letters of credit under the Second Priority Debt Documents in such amounts (not to exceed 103% thereof) as such Second Priority Debt Party determines is reasonable necessary to secure such Second Priority Debt Party in connection with any such outstanding and undrawn letters of credit), without warranty or representation or recourse. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Junior Priority Debt Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Second Priority Representative and the Junior Priority Representative. If none of the Junior Priority Debt Parties exercise such right, the Second Priority Debt Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Second Priority Debt Documents and this Agreement. Each Second Priority Debt Party will retain all rights to indemnification provided in the relevant Second Priority Debt Document for all claims and other amounts relating to period prior to the purchase of the Second Priority Debt Obligations pursuant to this Section 5.07.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Financing Issues. Until the Discharge of Second Priority Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Second Priority Representative or any Second Priority Debt Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Borrower’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will raise no objection to and will not otherwise contest (a) such sale, use or lease of such cash or other collateral, unless a Second Priority Representative or any other Second Priority Debt Party shall oppose or object to such use of cash collateral (in which case, no Junior Priority Representative nor any other Junior Priority Debt Party shall seek any relief in connection therewith that is inconsistent with the relief being sought by the Second Priority Debt Parties); (b) such DIP Financing, unless a Second Priority Representative or any other Second Priority Debt Party shall oppose or object to such DIP Financing, and, except to the extent permitted by Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Second Priority Debt Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Priority Debt Obligations are so subordinated to Liens securing Second Priority Debt Obligations under this Agreement, (y) any adequate protection Liens provided to the Second Priority Debt Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Second Priority Representatives; (c) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Second Priority Debt Obligations made by any Second Priority Representative or any other Second Priority Debt Party; (d) any exercise by any Second Priority Debt Party of the right to credit bid Second Priority Debt Obligations at any sale in foreclosure of Second Priority Collateral under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law; (e) any other request for judicial relief made in any court by any Second Priority Debt Party relating to the lawful enforcement of any Lien on Second Priority Collateral; or (f) any order relating to a sale or other disposition of assets of any Grantor to which any Second Priority Representative has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Second Priority Debt Obligations and the Junior Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Second Priority Debt Obligations rank to the Liens on the Shared Collateral securing the Junior Priority Debt Obligations pursuant to this Agreement. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice. No Junior Priority Debt Party may provide DIP Financing to the Borrower or any other Grantor secured by Liens equal or senior in priority to the Liens securing any Second Priority Debt Obligations; provided, that if no Second Priority Debt Party offers to provide DIP Financing to the extent permitted under this Section 6.01 after the Borrower provides the Designated Second Priority Representative with an opportunity to provide such DIP Financing (and consults with the Designated Second Priority Representative for a reasonable period of time with respect to such DIP Financing), then a Junior Priority Debt Party may seek to provide such DIP Financing secured by Liens equal or senior in priority to the Liens securing any Second Priority Debt Obligations, and Second Priority Debt Parties may object thereto; provided, further, that such DIP Financing may not “roll-up” or otherwise include or refinance any pre-petition Junior Priority Debt Obligations.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Second Priority Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Second Priority Representative.

SECTION 6.03. Adequate Protection. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by any Second Priority

Representative or any Second Priority Debt Parties for adequate protection, (b) any objection by any Second Priority Representative or any Second Priority Debt Parties to any motion, relief, action or proceeding based on any Second Priority Representative’s or Second Priority Debt Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of any Second Priority Representative or any other Second Priority Debt Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Second Priority Debt Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien or superpriority claim on such additional collateral, which (A) Lien is subordinated to the Liens securing all Second Priority Debt Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to the Liens securing Second Priority Debt Obligations under this Agreement and (B) superpriority claim is subordinated to all superpriority claims of the Second Priority Debt Parties on the same basis as the other claims of the Junior Priority Debt Parties are so subordinated to the claims of the Second Priority Debt Parties under this Agreement, (ii) in the event any Junior Priority Representatives, for themselves and on behalf of the Junior Priority Debt Parties under their Junior Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of additional or replacement collateral, then such Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, agree that each Second Priority Representative shall also be granted a senior Lien on such additional or replacement collateral as security for the Second Priority Debt Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing the Junior Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Second Priority Debt Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Second Priority Debt Parties as adequate protection on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to such Liens securing Second Priority Debt Obligations under this Agreement (and, to the extent the Second Priority Debt Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Priority Debt Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Junior Priority Debt Parties shall be subject to Section 4.02), and (iii) in the event any Junior Priority Representatives, for themselves and on behalf of the Junior Priority Debt Parties under their Junior Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then such Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, agree that each Second Priority Representative shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Junior Priority Debt Parties (and, to the extent the Second Priority Debt Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Priority Debt Party pursuant to or as a result of any such superpriority claim so granted to the Junior Priority Debt Parties shall be subject to Section 4.02).

SECTION 6.04. Preference Issues. If any Second Priority Debt Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrower or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Second Priority Debt Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Second Priority Debt Parties shall be entitled to the benefits of this Agreement until a Discharge of Second Priority Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05. Separate Grants of Security and Separate Classifications. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Second Priority Collateral Documents and the Junior Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Junior Priority Debt Obligations are fundamentally different from the Second Priority Debt Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Second Priority Debt Parties and the Junior Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral, with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Debt Parties), the Second Priority Debt Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the Second Priority Debt Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the Junior Priority Debt Obligations, and each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees to turn over to the Designated Second Priority Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Debt Parties.

SECTION 6.06. No Waivers of Rights of Second Priority Debt Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Second Priority Representative or any other Second Priority Debt Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Priority Debt Party, including the seeking by any Junior Priority Debt Party of adequate protection or the assertion by any Junior Priority Debt Party of any of its rights and remedies under the Junior Priority Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08. Other Matters. To the extent that any Junior Priority Representative or any Junior Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, or such Junior Priority Debt Party agrees not to assert any such rights without the prior written consent of each Second Priority Representative, provided that if requested by any Second Priority Representative, such Junior Priority Representative shall timely exercise such rights in the manner requested by the Second Priority Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.09. 506(c) Claims. Until the Discharge of Second Priority Obligations has occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Second Priority Debt Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities.

(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Second Priority Debt Obligations and the Junior Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Second Priority Debt Obligations and on account of the Junior Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b) No Junior Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement or otherwise impairs the repayment of the Second Priority Debt Obligations (with impairment to be determined under Section 1124 of the Bankruptcy Code), other than with the prior written consent of the Designated Second Priority Representative or to the extent any such plan is proposed or supported by the number of Second Priority Debt Parties required under Section 1126(d) of the Bankruptcy Code.

SECTION 6.11. Section 1111(b) of the Bankruptcy Code. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Second Priority Debt Party to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Second Priority Debt Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

SECTION 6.12. Post-Petition Interest.

(a) None of any Junior Priority Representative or any other Junior Priority Debt Party shall oppose or seek to challenge any claim by any Second Priority Representative, or any other Second Priority Debt Party for allowance in any Insolvency or Liquidation Proceeding of Second Priority Debt Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Second Priority Representatives on behalf of the Second Priority Debt Parties on the Shared Collateral or any other Second Priority Debt Party’s Lien, without regard to the existence of the Liens of the Junior Priority Representatives on behalf of the Junior Priority Debt Parties on the Shared Collateral.

(b) None of any Second Priority Representative or any other Second Priority Debt Party shall oppose or seek to challenge any claim by any Junior Priority Representative or any other Junior Priority Debt Party for allowance in any Insolvency or Liquidation Proceeding of Junior Priority Debt Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Junior Priority Representatives on behalf of the Junior Priority Debt Parties on the Shared Collateral (after taking into account the value of the Second Priority Debt Obligations).

ARTICLE VII

Reliance; Etc.

SECTION 7.01. Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the Second Priority Debt Parties to the Borrower or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that it and such Junior Priority Debt Parties have, independently and without reliance on any Second Priority Representative or other Second Priority Debt Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Junior Priority Debt Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that neither any Second Priority Representative nor any other Second Priority Debt Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Priority Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Second Priority Debt Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Second Priority Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Second Priority Debt Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Priority Representatives and the Junior Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Second Priority Representative nor any other Second Priority Debt Party shall have any duty to any Junior Priority Representative or Junior Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Borrower or any Subsidiary (including the Junior Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Second Priority Representatives, the Second Priority Debt Parties, the Junior Priority Representatives and the Junior Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Second Priority Debt Obligations, the Junior Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Second Priority Representatives, the Second Priority Debt Parties, the Junior Priority Representatives and the Junior Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Second Priority Debt Document or any Junior Priority Debt Document;

(a) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Second Priority Debt Obligations or Junior Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Second Lien Indenture or any other Second Priority Debt Document or of the terms of the Junior Lien Indenture or any other Junior Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Second Priority Debt Obligations or Junior Priority Debt Obligations or any guarantee thereof;

(b) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to (i) the Borrower or any other Grantor in respect of the Second Priority Debt Obligations (other than the Discharge of Second Priority Obligations subject to Sections 5.06 and 6.04) or (ii) any Junior Priority Representative or Junior Priority Debt Party in respect of this Agreement.

SECTION 7.04. No Waiver of Lien Priorities.

(a) No right of the Second Priority Debt Parties, the Second Priority Representatives or any of them to enforce any provision of this Agreement or any Second Priority Debt Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Grantor or by any act or failure to act by any Second Priority Debt Party or Second Priority Representative, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Second Priority Debt Documents or any of the Junior Priority Debt Documents, regardless of any knowledge thereof which any other Second Priority Representative, or any Second Priority Debt Party, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower and the other Grantors under the Second Priority Debt Documents and subject to the provisions of Section 5.03(a)), the Second Priority Debt Parties, the Second Priority Representatives, and any of them may, at any time and from time to time in accordance with the Second Priority Debt Documents and/or applicable law, without the consent of, or notice to, any Junior Priority Representative or any other Junior Priority Debt Party, without incurring any liabilities to any Junior Priority Representative or any other Junior Priority Debt Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Junior Priority Representative, or any other Junior Priority Debt Party is affected, impaired or extinguished thereby) do any one or more of the following:

(1) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Second Priority Debt Obligations or any Lien on any Shared Collateral or guaranty of any of the Second Priority Debt Obligations or any liability of the Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Second Priority Debt Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by any Second Priority Representative, or any of the other Second Priority Debt Parties, the Second Priority Debt Obligations or any of the Second Priority Debt Documents;

(2) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Shared Collateral or any liability of the Borrower or any other Grantor to any of the Second Priority Debt Parties or the Second Priority Representatives, or any liability incurred directly or indirectly in respect thereof;

(3) settle or compromise any Second Priority Debt Obligation or any other liability of the Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Second Priority Debt Obligations) in any manner or order; and

(4) exercise or delay in or refrain from exercising any right or remedy against the Borrower or any other Grantor or any other Person or any security, and elect any remedy and otherwise deal freely with the Company, any other Grantor or any Shared Collateral and any security and any guarantor or any liability of the Borrower or any other Grantor to the Second Priority Debt Parties or any liability incurred directly or indirectly in respect thereof.

(c) Except as otherwise expressly provided herein, each Junior Priority Representative, on behalf of itself and the Junior Priority Debt Parties represented by it, also agrees that the Second Priority Debt Parties and the Second Priority Representatives shall have no liability to such Junior Priority Representative, or any such Junior Priority Debt Parties, and such Junior Priority Representative, on behalf of itself and the Junior Priority Debt Parties represented by it, hereby waives any claim against any Second Priority Debt Party or any Second Priority Representative arising out of any and all actions which the Second Priority Debt Parties or any Second Priority Representative may take or permit or omit to take with respect to:

(1) the Second Priority Debt Documents (other than this Agreement);

(2) the collection of the Second Priority Debt Obligations; or

(3) the foreclosure upon, or sale, liquidation or other disposition of, any Shared Collateral.

Each Junior Priority Representative, on behalf of itself and the Junior Priority Debt Parties represented by it, agrees that the Second Priority Debt Parties and the Second Priority Representatives have no duty to them in respect of the maintenance or preservation of the Shared Collateral, the Second Priority Debt Obligations or otherwise.

Until the Discharge of Second Priority Obligations, each Junior Priority Representative on behalf of itself and the Junior Lien Indenture Secured Parties represented by it, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to any Shared Collateral or any other similar rights a junior secured creditor may have under applicable law.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Second Priority Debt Document or any Junior Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the Second Priority Collateral Agent, the Second Priority Representatives and the Second Priority Debt Parties (as amongst themselves) with respect to any Second Priority Collateral shall be governed by the terms of the First Lien/Second Lien Intercreditor Agreement and in the event of any conflict between the First Lien/Second Lien Intercreditor Agreement and this Agreement as to such relative rights and obligations, the provisions of the First Lien/Second Lien Intercreditor Agreement shall control.

SECTION 8.02. Continuing Nature of this Agreement; Severability. This is a continuing agreement of Lien subordination, and the Second Priority Debt Parties may continue, at any time and without notice to the Junior Priority Representatives or any Junior Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower or any Subsidiary constituting Second Priority Debt Obligations in reliance hereon. Each Junior Priority Representative, on behalf of itself and the Junior Priority Debt Parties represented by it, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. All references to the Borrower or any other Grantor shall include the Borrower or such Grantor as debtor and debtor in possession and any receiver, trustee or similar person for the Borrower or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect:

(a) with respect to any Second Priority Representative, the Second Priority Debt Parties represented by it and their Second Priority Debt Obligations, on the date on which no Second Priority Debt Obligations of such Second Priority Debt Parties are any longer secured by, and no longer required to be secured by, any of the Second Priority Representatives pursuant to the terms of the applicable Shared Collateral, subject to the rights of the Second Priority Debt Parties under Section 6.03; and

(b) with respect to any Junior Priority Representative, the Junior Priority Debt Parties represented by it and their Junior Priority Debt Obligations, on the date on which no Junior Priority Debt Obligations of such Junior Priority Debt Parties are any longer secured by, and no longer required to be secured by, any of the Shared Collateral pursuant to the terms of the applicable Junior Priority Debt Documents.

SECTION 8.03. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of, or otherwise materially adversely affects, the Borrower or any Grantor (which for avoidance of doubt includes Sections 5.01, 5.03, 5.05, 6.01 and Article VIII hereof), shall require the consent of the Borrower. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Second Priority Debt Parties and the Junior Priority Debt Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party (and with respect to any amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower), any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Second Priority Debt Obligations or Junior Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

(d) Notwithstanding anything in this Agreement to the contrary, it is understood and agreed that each Second Priority Representative and Junior Priority Representative then party to this Agreement, may, without the consent of any other Second Priority Debt Party or Junior Priority Debt Party and subject to to compliance with the terms of each thene extent Second Priority Document or Junior Priority Document, as applicable, enter into a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) (i) to facilitate having Additional Second Priority Debt or Additional Junior Priority Debt or other obligations of any of the Grantors become Second Priority Debt Obligations or Junior Priority Debt Obligations, as the case may be, under this Agreement, including, without limitation, an amendment to the definition of “Second Priority Debt Obligations” to increase the amount of obligations included thereunder, (ii) to give effect to any amendments in connection with a Refinancing of Second Priority Debt Obligations or Junior Priority Debt Obligations, as applicable or (iii) to effectuate the subordination of Liens granted pursuant to the terms of any Second Priority Debt Document or Junior Priority Debt Document (or in each case any Refinancing thereof) to the Liens on the Shared Collateral securing the Second Priority Debt Obligations; provided that any such Additional Second Priority Debt and Additional Junior Priority Debt is permitted to be incurred under the Second Priority Debt Documents and the Junior Priority Debt Documents then extant in accordance with the terms thereof and a certificate of a Responsible Officer delivered to the applicable Representatives certifying such compliance shall be conclusive and such Representatives may rely thereon without further inquiry and shall be fully protected in doing so; and provided further that the applicable Second Priority Representative and Junior Priority Representative shall execute and deliver such supplemental agreement at the other’s request and such supplemental agreement may contain additional intercreditor terms applicable solely to the holders of such Additional Second Priority Debt or Additional Junior Priority Debt vis-à-vis the holders of the relevant obligations hereunder.

SECTION 8.04. Information Concerning Financial Condition of the Borrower and the Subsidiaries. None of the Second Priority Representatives and the Second Priority Debt Parties, on the one hand, and the Junior Priority Representatives and the Junior Priority Debt Parties, on the other hand, shall have any duty to inform the other parties of (a) the financial condition of the Borrower and the Subsidiaries and all endorsers or guarantors of the Second Priority Debt Obligations or the Junior Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Second Priority Debt Obligations or the Junior Priority Debt Obligations. The Second Priority Representatives, the Second Priority Debt Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Second Priority Representative, any Second Priority Debt Party, any Junior Priority Representative or any Junior Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Second Priority Representatives, the Second Priority Debt Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Second Priority Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Second Priority Debt Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Second Priority Debt Obligations as the Second Priority Debt Parties, in their sole discretion, deem appropriate, consistent with the terms of the Second Priority Debt Documents. Except as otherwise provided herein, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Second Priority Debt Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Lien that may at any time secure any part of the Second Priority Debt Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Borrower agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Junior Priority Representative and the Designated Second Priority Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by the Borrower or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the request of such Representative, the Borrower or such Grantor, as appropriate, shall furnish to such Representative a certificate of an Authorized Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then extant Second Priority Debt Documents and Junior Priority Debt Documents, the Borrower or any Restricted Subsidiary permitted under the Debt Facilities may incur or issue and sell one or more series or classes of Additional Junior Priority Debt and one or more series or classes of Additional Second Priority Debt. Any such additional class or series of Junior Priority Debt (the “Junior Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Junior Priority Collateral Documents for such Junior Priority Class Debt, if and subject to the condition that the Representative of any such Junior Priority Class Debt (each, a “Junior Priority Class Debt Representative”), acting on behalf of the holders of such Junior Priority Class Debt (such Representative and holders in respect of any Junior Priority Class Debt being referred to as the “Junior Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Second Priority Debt Facilities (the “Second Priority Class Debt”; and the Second Priority Class Debt and Junior Priority Class Debt, collectively, the “Class Debt”) may be secured by a junior Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”; and the Second Priority Class Debt Representatives and Junior Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any such Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties; and the Second Priority Class Debt Parties and Junior Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph and becomes a party to the First Lien/Second Lien Intercreditor Agreement in accordance with the terms thereof.

In order for a Class Debt Representative to become a party to this Agreement:

(i) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II (if such Representative is a Junior Priority Class Debt Representative) or Annex III (if such Representative is a Second Priority Class Debt Representative) (with such changes as may be reasonably approved by the Designated Second Priority Representative and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative constitutes Additional Second Priority Debt Obligations or Additional Junior Priority Debt Obligations, as applicable, and the related Class Debt Parties become subject hereto and bound hereby as Additional Second Priority Debt Parties or Additional Junior Priority Debt Parties, as applicable;

(ii) the Borrower (a) shall have delivered to the Designated Second Priority Representative an Officer’s Certificate identifying the obligations to be designated as Additional Second Priority Debt Obligations or Additional Junior Priority Debt Obligations, as applicable, and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted to be incurred and secured (I) in the case of Additional Second Priority Debt Obligations, on a senior basis under each of the Second Priority Debt Documents and (II) in the case of Additional Junior Priority Debt Obligations, on a junior basis under each of the Junior Priority Debt Documents and (b) if requested, shall have delivered true and complete copies of each of the Junior Priority Debt Documents or Second Priority Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by an authorized officer of the Borrower; and

(iii) the Junior Priority Debt Documents or Second Priority Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10. Refinancings. The Second Priority Debt Obligations and the Junior Priority Debt may be refinanced or replaced, in whole or in part along with any Permitted Refinancing Increase, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing or replacement transaction under any Second Priority Debt Document or any Junior Priority Debt Document) of any Second Priority Representative or any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof (it is understood that the foregoing shall in no way be interpreted to limit the ability of any Loan Party to undertake any refinancing or replacement transaction otherwise permitted by the Second Priority Debt Documents and Junior Priority Debt Documents). The Junior Priority Representative hereby agrees that at the request of the Borrower in connection with refinancing or replacement of Second Priority Debt Obligations (“Replacement Second Priority Debt Obligations”) it will promptly enter into an agreement in form and substance reasonably acceptable to the Junior Priority Representative with the agent for the Replacement Second Priority Debt Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement.

SECTION 8.11. Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York or the United States of America located in the Borough of Manhattan, City of New York, and appellate courts from any thereof;

(b) consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(b) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.12; and

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law.

SECTION 8.12. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i) if to the Borrower or any Grantor, to the Borrower, at its address at:

Peabody Energy Corporation

Attn: Chief Financial Officer

701 Market Street, St. Louis, MO 63101-1826

Telephone: (314) 342-7742

Facsimile: (314) 342-7597

(ii) if to the Second Lien Collateral Agent, to it at:

U.S. Bank National Association

[ ]

Attention: [ ]

Telephone: [ ]

Facsimile: [ ]

Electronic Mail: [ ]

(iii) if to the Junior Lien Collateral Agent to it at:

[ ]

Attention: [ ]

Telephone: [ ]

Facsimile: [ ]

Electronic Mail: [ ]

(iv) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

SECTION 8.13. Further Assurances. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under the Second Priority Debt Facility for which it is acting, each Junior Party Representative, on behalf of itself, and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.14. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.15. Binding on Successors and Assigns. This Agreement shall be binding upon the Second Priority Representatives, the Second Priority Debt Parties, the Junior Priority Representatives, the Junior Priority Debt Parties, the Borrower, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.16. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.17. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or other electronic method, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.18. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Junior Lien Collateral Agent represents and warrants that this Agreement is binding upon the Junior Lien Indenture Secured Parties.

SECTION 8.19. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Second Priority Representatives, the Second Priority Debt Parties, the Junior Priority Representatives and the Junior Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor, which are absolute and unconditional, to pay the Second Priority Debt Obligations and the Junior Priority Debt Obligations as and when the same shall become due and payable in accordance with their terms. Except for Sections 5.01, 5.03, 5.05, 6.01 and Article VIII hereof, neither the Borrower nor any other Grantor shall have any rights hereunder.

SECTION 8.20. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.21. Collateral Agent and Representative. It is understood and agreed that (a) the Second Lien Collateral Agent is entering into this Agreement in its capacity as collateral agent under the Second Lien Indenture and the provisions of Article XII of the Second Lien Indenture applicable to the Collateral Agent (as defined therein) thereunder shall also apply to the Second Lien Collateral Agent hereunder and (b) the Junior Lien Collateral Agent is entering into this Agreement in its capacity as collateral agent under the Junior Lien Indenture and the provisions of Article [•] of the Junior Lien Indenture applicable to the Collateral Agent (as defined therein) thereunder shall also apply to the Junior Lien Collateral Agent hereunder.

SECTION 8.22. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION,
as Junior Lien Collateral Agent

By:
Name:
Title:

[•], as Junior Lien Collateral Agent

By:
Name:
Title:

[Signature page to Second Lien/Junior Lien Intercreditor Agreement]

PEABODY ENERGY CORPORATION, as Borrower

By:
Name:
Title:

[Signature page to Second Lien/Junior Lien Intercreditor Agreement]

[SUBSIDIARY GUARANTORS]1

American Land Development, LLC	Delaware
American Land Holdings of Colorado, LLC	Delaware
American Land Holdings of Illinois, LLC	Delaware
American Land Holdings of Indiana, LLC	Delaware
American Land Holdings of Kentucky, LLC	Delaware
American Land Holdings of New Mexico, LLC	Delaware
American Land Holdings of West Virginia, LLC	Delaware
Arid Operations Inc.	Delaware
Big Ridge, Inc.	Illinois
Big Sky Coal Company	Delaware
Black Hills Mining Company, LLC	Illinois
BTU Western Resources, Inc.	Delaware
Caballo Grande, LLC	Delaware
Caseyville Dock Company, LLC	Delaware
Central States Coal Reserves of Illinois, LLC	Delaware
Central States Coal Reserves of Indiana, LLC	Delaware
Century Mineral Resources, Inc.	Illinois
Coal Reserve Holding Limited Liability Company No. 1	Delaware
COALSALES II, LLC	Delaware
Colorado Yampa Coal Company	Delaware
Conservancy Resources, LLC	Delaware
Cottonwood Land Company	Delaware
Cyprus Creek Land Company	Delaware
Cyprus Creek Land Resources, LLC	Delaware
Dyson Creek Coal Company, LLC	Delaware
Dyson Creek Mining Company, LLC	Delaware
El Segundo Coal Company, LLC	Delaware
Empire Land Holdings, LLC	Delaware
Falcon Coal Company, LLC	Indiana
Francisco Equipment Company, LLC	Delaware
Francisco Land Holdings Company, LLC	Delaware
Francisco Mining, LLC	Delaware
Gallo Finance Company	Delaware
Gold Fields Chile, LLC	Delaware
Gold Fields Mining, LLC	Delaware
Gold Fields Ortiz, LLC	Delaware
Hayden Gulch Terminal, LLC	Delaware
Henderson Coal Reserves, LLC	Delaware
Highwall Mining Services Company	Delaware

[1]	To be updated as necessary.

[Signature page to Second Lien/Junior Lien Intercreditor Agreement]

Hillside Recreational Lands, LLC	Delaware
HMC Mining, LLC	Delaware
Illinois Land Holdings, LLC	Illinois
Independence Material Handling, LLC	Delaware
James River Coal Terminal, LLC	Delaware
Juniper Coal Company	Delaware
Kayenta Mobile Home Park, Inc.	Delaware
Kentucky Syngas, LLC	Delaware
Lively Grove Energy, LLC	Delaware
Lively Grove Energy Partners, LLC	Delaware
Marigold Electricity, LLC	Delaware
Midco Supply and Equipment Corporation	Illinois
Midwest Coal Acquisition Corp.	Delaware
Midwest Coal Reserves of Illinois, LLC	Delaware
Midwest Coal Reserves of Indiana, LLC	Delaware
Moffat County Mining, LLC	Delaware
Mustang Energy Company, L.L.C.	Delaware
New Mexico Coal Resources, LLC	Delaware
NM Equipment Company, LLC	Delaware
Pacific Export Resources, LLC	Delaware
Peabody America, Inc.	Delaware
Peabody Archveyor, L.L.C.	Delaware
Peabody Arclar Mining, LLC	Indiana
Peabody Bear Run Mining, LLC	Delaware
Peabody Bear Run Services, LLC	Delaware
Peabody Caballo Mining, LLC	Delaware
Peabody Cardinal Gasification, LLC	Delaware
Peabody COALSALES, LLC	Delaware
Peabody COALTRADE, LLC	Delaware
Peabody COALTRADE International (CTI), LLC	Delaware
Peabody Colorado Operations, LLC	Delaware
Peabody Colorado Services, LLC	Delaware
Peabody Coulterville Mining, LLC	Delaware
Peabody Development Company, LLC	Delaware
Peabody Electricity, LLC	Delaware
Peabody Employment Services, LLC	Delaware
Peabody Energy Generation Holding Company	Delaware
Peabody Energy Investments, Inc.	Delaware
Peabody Energy Solutions, Inc.	Delaware
Peabody Gateway North Mining, LLC	Delaware
Peabody Gateway Services, LLC	Delaware
Peabody Holding Company, LLC	Delaware
Peabody Illinois Services, LLC	Delaware

[Signature page to Second Lien/Junior Lien Intercreditor Agreement]

Peabody Indiana Services, LLC	Delaware
Peabody International Investments, Inc.	Delaware
Peabody International Services, Inc.	Delaware
Peabody Investments Corp.	Delaware
Peabody Magnolia Grove Holdings, LLC	Delaware
Peabody Midwest Management Services, LLC	Delaware
Peabody Midwest Mining, LLC	Indiana
Peabody Midwest Operations, LLC	Delaware
Peabody Midwest Services, LLC	Delaware
Peabody Natural Gas, LLC	Delaware
Peabody Natural Resources Company	Delaware
Peabody New Mexico Services, LLC	Delaware
Peabody Operations Holding, LLC	Delaware
Peabody Powder River Mining, LLC	Delaware
Peabody Powder River Operations, LLC	Delaware
Peabody Powder River Services, LLC	Delaware
Peabody PowerTree Investments, LLC	Delaware
Peabody Recreational Lands, L.L.C.	Delaware
Peabody Rocky Mountain Management Services, LLC	Delaware
Peabody Rocky Mountain Services, LLC	Delaware
Peabody Sage Creek Mining, LLC	Delaware
Peabody School Creek Mining, LLC	Delaware
Peabody Services Holdings, LLC	Delaware
Peabody Southwest, LLC	Delaware
Peabody Southwestern Coal Company	Delaware
Peabody Terminal Holding Company, LLC	Delaware
Peabody Terminals, LLC	Delaware
Peabody Trout Creek Reservoir LLC	Delaware
Peabody Twentymile Mining, LLC	Delaware
Peabody Venezuela Coal Corp.	Delaware
Peabody Venture Fund, LLC	Delaware
Peabody-Waterside Development, L.L.C.	Delaware
Peabody Western Coal Company	Delaware
Peabody Wild Boar Mining, LLC	Delaware
Peabody Wild Boar Services, LLC	Delaware
Peabody Williams Fork Mining, LLC	Delaware
Peabody Wyoming Gas, LLC	Delaware
Peabody Wyoming Services, LLC	Delaware
PEC Equipment Company, LLC	Delaware
Point Pleasant Dock Company, LLC	Delaware
Pond River Land Company	Delaware
Porcupine Production, LLC	Delaware
Porcupine Transportation, LLC	Delaware

[Signature page to Second Lien/Junior Lien Intercreditor Agreement]

Riverview Terminal Company	Delaware
Sage Creek Holdings, LLC	Delaware
Sage Creek Land & Reserves, LLC	Delaware
School Creek Coal Resources, LLC	Delaware
Seneca Coal Company, LLC	Delaware
Shoshone Coal Corporation	Delaware
Star Lake Energy Company, L.L.C.	Delaware
Sugar Camp Properties, LLC	Indiana
Thoroughbred Generating Company, LLC	Delaware
Thoroughbred Mining Company, L.L.C.	Delaware
Twentymile Coal, LLC	Delaware
Twentymile Holdings, LLC	Delaware
West Roundup Resources, LLC	Delaware
Wild Boar Equipment Company, LLC	Delaware
Wild Boar Land Holdings Company, LLC	Delaware

By:
Name:
Title:

[Signature page to Second Lien/Junior Lien Intercreditor Agreement]

[FORM OF] SUPPLEMENT NO. [            ] dated as of [            ], 201[ ], to the SECOND LIEN/JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of [•], 20[•] (the “Second Lien/Junior Lien Intercreditor Agreement”), among PEABODY ENERGY CORPORATION, a Delaware corporation (the “ Borrower”), certain subsidiaries and affiliates of the Borrower (each a “Grantor”), U.S. BANK NATIONAL ASSOCIATION, as Second Lien Collateral Agent under the Second Lien Indenture and [•], as the Junior Lien Collateral Agent under the Junior Lien Indenture, and the additional Representatives from time to time party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien/Junior Lien Intercreditor Agreement.

B. The Grantors have entered into the Second Lien/Junior Lien Intercreditor Agreement. Pursuant to the Second Lien Indenture, certain Additional Second Priority Debt Documents, the Junior Lien Indenture and certain Additional Junior Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Borrower are required to enter into the Second Lien/Junior Lien Intercreditor Agreement. Section 8.07 of the Second Lien/Junior Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Second Lien/Junior Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Second Lien Indenture, Additional Second Priority Debt Documents, the Junior Lien Indenture and Additional Junior Priority Debt Documents.

Accordingly, the Designated Second Priority Representative and the New Subsidiary Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the Second Lien/Junior Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Second Lien/Junior Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Second Lien/Junior Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Second Lien/Junior Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Second Lien/Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Designated Second Priority Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Second Priority Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien/Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien/Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien/Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Second Lien/Junior Lien Intercreditor Agreement.

SECTION 8. The Borrower agrees to reimburse the Designated Second Priority Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Second Priority Representative as required by the applicable Second Priority Debt Documents.

IN WITNESS WHEREOF, the New Grantor, and the Designated Second Priority Representative have duly executed this Supplement to the Second Lien/Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

[ ], as Designated Second Priority Representative

By:
Name:
Title:

[ ], as Designated Junior Priority Representative

By:
Name:
Title:

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [            ], 20[     ] to the FIRST/SECOND LIEN INTERCREDITOR AGREEMENT dated as of March 16, 2015 (the “Second Lien/Junior Lien Intercreditor Agreement”), among PEABODY ENERGY CORPORATION, a Delaware corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each a “Grantor”), U.S. BANK NATIONAL ASSOCIATION, as Second Lien Collateral Agent under the Second Lien Indenture and [•], as the Junior Lien Collateral Agent under the Junior Lien Indenture, and the additional Representatives from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien/Junior Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrower to incur Junior Priority Class Debt after the date of the Second Lien/Junior Lien Intercreditor Agreement and to secure such Junior Priority Class Debt with the Junior Priority Lien and to have such Junior Priority Class Debt guaranteed by the Grantors, in each case under and pursuant to the Junior Priority Collateral Documents relating thereto, the Junior Priority Class Debt Representative in respect of such Junior Priority Class Debt is required to become a Representative under, and such Junior Priority Class Debt and the Junior Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien/Junior Lien Intercreditor Agreement. Section 8.09 of the Second Lien/Junior Lien Intercreditor Agreement provides that such Junior Priority Class Debt Representative may become a Representative under, and such Junior Priority Class Debt and such Junior Priority Class Debt Parties may become subject to and bound by, the Second Lien/Junior Lien Intercreditor Agreement as Additional Junior Priority Debt Obligations and Additional Junior Priority Debt Parties, respectively, pursuant to the execution and delivery by the Junior Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien/Junior Lien Intercreditor Agreement. The undersigned Junior Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Second Priority Debt Documents and the Junior Priority Debt Documents.

Accordingly, the Designated Second Priority Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Second Lien/Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Priority Class Debt and Junior Priority Class Debt Parties become subject to and bound by, the Second Lien/Junior Lien Intercreditor Agreement as Additional Junior Priority Debt Obligations and Additional Junior Priority Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien/Junior Lien Intercreditor Agreement applicable to it as a Junior Priority Representative and to the Junior Priority Class Debt Parties that it represents as Junior Priority Debt Parties. Each reference to a “Representative” or “Junior Priority Representative” in the Second Lien/Junior Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien/Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Designated Second Priority Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Priority Debt Documents relating to such Junior Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Junior Priority Class Debt Parties in respect of such Junior Priority Class Debt will be subject to and bound by the provisions of the Second Lien/Junior Lien Intercreditor Agreement as Junior Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Second Priority Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien/Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien/Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien/Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse the Designated Second Priority Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Second Priority Representative as required by the applicable Second Priority Debt Documents.

IN WITNESS WHEREOF, the New Representative and the Designated Second Priority Representative have duly executed this Representative Supplement to the Second Lien/Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

[ ], as Designated Second Priority Representative

By:
Name:
Title:

Acknowledged by:

PEABODY ENERGY CORPORATION

By:
Name:
Title:

[SUBSIDIARY GRANTORS]

By:
Name:
Title:

Schedule I to the

Representative Supplement to the

Second Lien/Junior Lien Intercreditor Agreement

Grantors

[            ]

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [            ], 20[    ] to the FIRST/SECOND LIEN INTERCREDITOR AGREEMENT dated as of March 16, 2015 (the “Second Lien/Junior Lien Intercreditor Agreement”), among PEABODY ENERGY CORPORATION, a Delaware corporation (the “Borrower”), certain subsidiaries and affiliates of the Borrower (each a “Grantor”), U.S. BANK NATIONAL ASSOCIATION, as Second Lien Collateral Agent under the Second Lien Indenture and [•], as the Junior Lien Collateral Agent under the Junior Lien Indenture, and the additional Representatives from time to time party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien/Junior Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrower to incur Second Priority Class Debt after the date of the Second Lien/Junior Lien Intercreditor Agreement and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Second Priority Collateral Documents relating thereto, the Second Priority Class Debt Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien/Junior Lien Intercreditor Agreement. Section 8.09 of the Second Lien/Junior Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Second Lien/Junior Lien Intercreditor Agreement as Additional Second Priority Debt Obligations and Additional Second Priority Debt Parties, respectively, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien/Junior Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Second Priority Debt Documents and the Junior Priority Debt Documents.

Accordingly, the Designated Second Priority Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Second Lien/Junior Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Second Lien/Junior Lien Intercreditor Agreement as Additional Second Priority Debt Obligations and Additional Second Priority Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien/Junior Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Debt Parties. Each reference to a “Representative” or “Second Priority Representative” in the Second Lien/Junior Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien/Junior Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Designated Second Priority Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Second Lien/Junior Lien Intercreditor Agreement as Second Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Second Priority Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien/Junior Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien/Junior Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Second Lien/Junior Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse the Designated Second Priority Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Second Priority Representative as required by the applicable Second Priority Debt Documents.

IN WITNESS WHEREOF, the New Representative and the Designated Second Priority Representative have duly executed this Representative Supplement to the Second Lien/Junior Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

[ ], as Designated Second Priority Representative

By:
Name:
Title:

Acknowledged by:

PEABODY ENERGY CORPORATION

By:
Name:
Title:

[SUBSIDIARY GRANTORS]

By:
Name:
Title:

Schedule I to the

Representative Supplement to the

Second Lien/Junior Lien Intercreditor Agreement

Grantors

[            ]

EXHIBIT G

FORM OF PARI PASSU SECOND LIEN INTERCREDITOR

[FORM OF]

PARI PASSU SECOND LIEN INTERCREDITOR AGREEMENT

among

PEABODY ENERGY CORPORATION,

as the Issuer,

the other Grantors party hereto,

U.S. BANK NATIONAL ASSOCIATION,

as Second Lien Indenture Collateral Agent and Authorized Representative for the Second Lien Secured Parties,

[            ]

as the Additional Second Lien Collateral Agent,

[            ]

as the Initial Additional Authorized Representative,

and

each additional Authorized Representative from time to time party hereto

dated as of [            ], 20[ ]

PARI PASSU SECOND LIEN INTERCREDITOR AGREEMENT, dated as of [            ], 20[ ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among PEABODY ENERGY CORPORATION, a Delaware corporation (the “Issuer”), the other Grantors (as defined below) from time to time party hereto, U.S. BANK NATIONAL ASSOCIATION, as collateral agent and as Authorized Representative for the Second Lien Indenture Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Second Lien Indenture Collateral Agent”), [            ], as collateral agent and Authorized Representative for the Initial Additional Second Lien Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the other Additional Second Lien Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Second Lien Indenture Collateral Agent (for itself and on behalf of the Second Lien Indenture Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional Second Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional Second Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Second Lien Indenture or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Second Lien Class Debt” has the meaning assigned to such term in Section 5.13.

“Additional Second Lien Class Debt Parties” has the meaning assigned to such term in Section 5.13.

“Additional Second Lien Class Debt Representative” has the meaning assigned to such term in Section 5.13.

“Additional Second Lien Collateral Agent” means with respect to each Series of Additional Second Lien Obligations, the Authorized Representative for such Series of Additional Second Lien Obligations.

“Additional Second Lien Documents” means, with respect to the Initial Additional Second Lien Obligations or any other Additional Second Lien Obligations, the notes, indentures, security documents and other operative agreements evidencing or governing such Indebtedness and the Liens securing such Indebtedness, including the Initial Additional Second Lien Documents and the Additional Second Lien Security Documents and each other agreement entered into for the purpose of securing the Initial Additional Second Lien Obligations or any other Additional Second Lien Obligations.

“Additional Second Lien Obligations” means collectively (1) the Initial Additional Second Lien Obligations and (2) all amounts owing pursuant to the terms of any Series of Additional Second Lien Class Debt designated as Additional Second Lien Obligations pursuant to Section 5.13 hereof after the date hereof, including, without limitation, the obligation (including guarantee obligations) to pay principal, premium, interest (including interest that accrues after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, expenses, fees, attorneys costs, indemnities, penalties, reimbursements, damages and other amounts payable by a Grantor under any Additional Second Lien Document.

“Additional Second Lien Secured Party” means the holders of any Additional Second Lien Obligations and any Authorized Representative with respect thereto, and shall include the Initial Additional Second Lien Secured Parties.

“Additional Second Lien Security Document” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that creates Liens on any assets or properties of any Grantor to secure the Additional Second Lien Obligations.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

[”Applicable Authorized Representative” means, (i) until the earlier of (x) the Discharge of Second Lien Indenture Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, [the Second Priority Majority Representatives] and (ii) from and after the earlier of (x) the Discharge of Second Lien Indenture Obligations and (y) the Non-Controlling Au-thorized Representative Enforcement Date, the Major Non-Controlling Authorized Representa-tive.]

“Authorized Representative” means, at any time, (i) in the case of any Second Lien Indenture Obligations or the Second Lien Indenture Secured Parties, the Second Lien Indenture Collateral Agent, (ii) in the case of the Initial Additional Second Lien Obligations or the Initial Additional Second Lien Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional Second Lien Obligations or Additional Second Lien Secured Parties that become subject to this Agreement after the date hereof, the collateral agent, administrative agent, trustee or similar agent named as authorized representative for such Series in the applicable Joinder Agreement; provided, however, that if any Series of Second Lien Obligations has a different person serving as collateral agent than the person serving as administrative agent or trustee, each such person shall collectively be the Authorized Representative and each shall sign a Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Collateral” means all assets and properties subject to Liens created pursuant to any Second Lien Security Document to secure one or more Series of Second Lien Obligations.

“Collateral Agent” means the Second Lien Indenture Collateral Agent and each Additional Second Lien Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Second Lien Indenture Collateral Agent is the Applicable Authorized Representative, the Second Lien Indenture Secured Parties and (ii) at any other time, the Series of Second Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative.

“Declined Lien” has the meaning assigned to such term in Section 2.11.

“Designated Senior Representative” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Series of Second Lien Obligations, the date on which such Series of Second Lien Obligations is no longer secured by, and no longer required to be secured by any Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Second Lien Indenture Obligations” means, the Discharge of the Second Lien Indenture Obligations with respect to such Shared Collateral; provided that the Discharge of Second Lien Indenture Obligations shall not be deemed to have occurred in connection with a Refinancing of such Second Lien Indenture Obligations with additional Second Lien Obligations secured by such Shared Collateral under an Additional Second Lien Document which has been designated in writing by the Second Lien Indenture Collateral Agent (under the Second Lien Indenture so Refinanced) to the Additional Second Lien Collateral Agent and each other Authorized Representative as the “Second Lien Indenture” for purposes of this Agreement.

“Discharge of Senior Obligations” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Second Lien Document.

“Equity Release Proceeds” shall have the meaning assigned to such term in Section 2.04(a).

“First Lien/Second Lien Intercreditor Agreement” has the meaning assigned to the term “Intercreditor Agreement” in the Second Lien Indenture.

“Grantors” means the Issuer and each of the Guarantors which has granted a security interest pursuant to any Second Lien Security Document to secure any Series of Second Lien Obligations. The Grantors existing on the date hereof are listed on the signature pages hereto as Grantors.

“Guarantors” has the meaning assigned to the term “Subsidiary Guarantors” in the Second Lien Indenture.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial Additional Second Lien Agreement” mean that certain [Indenture] [Other Agreement], dated as of [            ], among the Issuer, [the Guarantors identified therein,] and [            ], as [trustee], as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Initial Additional Second Lien Documents” means the Initial Additional Second Lien Agreement, the debt securities issued thereunder, the Initial Additional Second Lien Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness.

“Initial Additional Second Lien Obligations” means the [Obligations] as such term is defined in the Initial Additional Second Lien Security Agreement.

“Initial Additional Second Lien Secured Parties” means the Initial Additional Authorized Representative and the holders of the Initial Additional Second Lien Obligations issued pursuant to the Initial Additional Second Lien Agreement.

“Initial Additional Second Lien Security Agreement” means the security agreement, dated as of the date hereof, among the Issuer, the Initial Additional Authorized Representative and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Issuer or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any other Grantor or any similar case or proceeding relative to the Issuer or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Issuer” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Joinder Agreement” means a joinder to this Agreement substantially in the form of Annex II hereto.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any capitalized lease having substantially the same economic effect as any of the foregoing).

“Major Non-Controlling Authorized Representative” means the Authorized Representative of the Series of Additional Second Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Second Lien Obligations (other than Second Lien Indenture Obligations).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, (1) after the Discharge of Senior Obligations, the date which is [150] days (throughout which [150] day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Second Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Second Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional Second Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Second Lien Document and (2) prior to the Discharge of Senior Obligations, the date which is [90] days after the Second Priority Enforcement Date; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred (1) at any time the Second Lien Indenture Collateral Agent has commenced and is diligently pursuing any enforcement action, (2) at any time prior to the Discharge of Senior Obligations, the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to all or any material portion of the Shared Collateral or (3) at any time the Grantor which has granted a security interest in Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Second Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Permitted Refinancing Increase” means, with respect to the Refinancing of any Indebtedness, an amount equal to (a) any premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such Refinancing, (b) any unpaid accrued interest on the Indebtedness being Refinanced, (c) any existing commitments unutilized under the Indebtedness being Refinanced and (d) any amount by which the original principal amount of any Indebtedness has been repaid.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of an Authorized Representative under the terms of the Second Lien Security Documents.

“Principal Property” has the meaning assigned to such term in the Second Lien Indenture.

“Principal Property Cap” has the meaning assigned to such term in the Second Lien Indenture.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other Indebtedness or enter into alternative financing arrangements, in exchange or replacement for such Indebtedness (in whole or in part along with any Permitted Refinancing Increase), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such Indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Second Lien Indenture” means that certain Indenture dated as of March 16, 2015 among the Issuer, the Guarantors and U.S. Bank National Association, as trustee and collateral agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Second Lien Indenture Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Second Lien Indenture Collateral Documents” means the “Security Documents” as defined in the Second Lien Indenture, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Second Lien Indenture Obligations” means the Indebtedness incurred under the Second Lien Indenture and Indebtedness incurred to Refinance such Indebtedness together with Obliga-tions in respect of such Indebtedness.

“Second Lien Indenture Secured Parties” means the holders of Second Lien Indenture Obligations, the Second Lien Indenture Collateral Agent and the trustee under the Second Lien Indenture.

“Second Priority Enforcement Date” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.

“Second Lien Obligations” means, collectively, (i) the Second Lien Indenture Obligations and (ii) each Series of Additional Second Lien Obligations.

“Second Lien Secured Parties” means (i) the Second Lien Indenture Secured Parties and (ii) the Additional Second Lien Secured Parties with respect to each Series of Additional Second Lien Obligations.

“Second Lien Security Documents” means, collectively, (i) the Second Lien Indenture Collateral Documents and (ii) the Additional Second Lien Security Documents.

[”Second Priority Majority Representatives” has the meaning assigned to such term in the First Lien/Second Lien Intercreditor Agreement.]

“Secured Second Lien Document” means (i) the Second Lien Indenture and each Second Lien Document (as defined in the Second Lien Indenture), (ii) each Initial Additional Second Lien Document, and (iii) each Additional Second Lien Document for Additional Second Lien Obligations incurred after the date hereof.

“Series” means (a) with respect to the Second Lien Secured Parties, each of (i) the Second Lien Indenture Secured Parties (in their capacities as such), (ii) the Initial Additional Second Lien Secured Parties (in their capacities as such), and (iii) the Additional Second Lien Secured Parties (in their capacities as such) that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Second Lien Secured Parties) and (b) with respect to any Second Lien Obligations, each of (i) the Second Lien Indenture Obligations, (ii) the Initial Additional Second Lien Obligations, and (iii) the Additional Second Lien Obligations incurred after the date hereof pursuant to any Additional Second Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Second Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Second Lien Obligations (or their respective Authorized Representatives or Collateral Agents on behalf of such holders) hold a valid security interest or Lien at such time. If more than two Series of Second Lien Obligations are outstanding at any time and the holders of less than all Series of Second Lien Obligations hold a valid security interest or Lien in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Second Lien Obligations that hold a valid security interest or Lien in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid security interest in such Collateral at such time.

“Specified Capital Stock and Indebtedness” has the meaning assigned to such term in the Second Lien Indenture.

“Specified Indebtedness” has the meaning assigned to such term in the Second Lien Indenture.

“Underlying Assets” shall have the meaning assigned to such term in Section 2.04(a).

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03 Impairments. It is the intention of the Second Lien Secured Parties of each Series that the holders of Second Lien Obligations of such Series (and not the Second Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Second Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Second Lien Obligations), (y) any of the Second Lien Obligations of such Series do not have a valid and perfected security interest in any of the Collateral securing any other Series of Second Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Second Lien Obligations) on a basis ranking prior to the security interest of such Series of Second Lien Obligations but junior to the security interest of any other Series of Second Lien Obligations or (ii) the existence of any Collateral for any other Series of Second Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Second Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any Material Real Property (as defined in the Second Lien Indenture) subject to a mortgage that applies to all Second Lien Obligations shall not be deemed to be an Impairment of any Series of Second Lien Obligations. In the event of any Impairment with respect to any Series of Second Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Second Lien Obligations, and the rights of the holders of such Series of Second Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of Second Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Second Lien Obligations subject to such Impairment. Additionally, in the event the Second Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Second Lien Obligations or the Second Lien Security Documents governing such Second Lien Obligations shall refer to such obligations or such documents as so modified.

SECTION 1.04 Limit on Amount of Second Lien Obligations Secured by Principal Property and Specified Capital Stock and Indebtedness. Subject to, and in accordance with, Section 4.12(g) and Section 4.12(h) of the Second Lien Indenture, so long as the Principal Property Cap is applicable to the Second Lien Indenture Obligations constituting Specified Indebtedness under the terms of the Second Lien Indenture, to the extent that any portion of the Shared Collateral consists of Principal Property or Specified Capital Stock and Indebtedness, (a) the aggregate amount of Second Lien Indenture Obligations constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at any time shall be limited, automatically and without further action by any Person, so that such amount does not exceed the Residual Second Lien Principal Property Cap Amount, (b) to the extent there is a positive Residual Second Lien Principal Property Cap Amount, the aggregate amount of Second Lien Indenture Obligations constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at such time shall be limited, automatically and without further action by any Person, so that such amount does not exceed the lesser of (x) the amount of Specified Second Lien Obligations at such time and (y) the Residual Second Lien Principal Property Cap Amount at such time, in each case multiplied by the quotient of (x) the aggregate amount of Second Lien Indenture Obligations constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at such time over (y) the aggregate amount of Specified Second Lien Obligations at such time and (c) to the extent there is a positive Residual Second Lien Principal Property Cap Amount, the aggregate amount of other Second Lien Obligations constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at such time shall be limited, automatically and without further action by any Person, so that such amount does not exceed the lesser of (x) the amount of Specified Second Lien Obligations at such time and (y) the Residual Second Lien Principal Property Cap Amount at such time, in each case multiplied by the quotient of (x) the aggregate amount of Obligations under such Second Lien Obligations constituting Specified Indebtedness secured by Liens on Principal Property or Specified Capital Stock and Indebtedness at such time over (y) the aggregate amount of Specified Second Lien Obligations at such time.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01 Priority of Claims.

(a) Anything contained herein or in any of the Secured Second Lien Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Applicable Authorized Representative or any Second Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Issuer or any other Grantor or any Second Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral or Equity Released Proceeds received by the Applicable Authorized Representative or any Second Lien Secured Party on account of such enforcement of rights or remedies or received by the Applicable Authorized Representative or any Second Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the Second Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral comprising either Shared Collateral or Equity Release Proceeds and all proceeds of any such distribution and any proceeds of any insurance covering the Shared Collateral received by the Applicable Authorized Representative and not returned to any Grantor under any Secured Second Lien Document being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Authorized Representative (in its capacity as such) secured by such Shared Collateral or in the case of Equity Release Proceeds, secured by the Underlying Assets pursuant to the terms of any Secured Second Lien Document, owing to such Authorized Representatives ratably to each such Authorized Representative in accordance with the amounts payable to it pursuant to this clause FIRST, (ii) SECOND, subject to Section 1.03, to the payment in full of the other Second Lien Obligations of each Series secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, and, if the amount of such Proceeds are insufficient to pay in full the Second Lien Obligations of each Series so secured then such Proceeds shall be allocated among the Authorized Representative of each Series secured by such Shared Collateral or, in the case of Equity Release Proceeds, secured by the Underlying Assets, pro rata according to the amounts of such Second Lien Obligations owing to each such respective Authorized Representative and the other Second Lien Secured Parties represented by it for distribution by such Authorized Representative in accordance with its respective terms of the applicable Secured Second Lien Documents and (iii) THIRD, after payment of all Second Lien Obligations, to the Issuer and the other Grantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions of this Section 2.01(a), any Second Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Second Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such Second Lien Secured Party shall hold such payment or recovery in trust for the benefit of all Second Lien Secured Parties for distribution in accordance with this Section 2.01(a). Notwithstanding the foregoing, with respect to any Shared Collateral or Equity Release Proceeds for which a third party (other than a Second Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Second Lien Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Second Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Equity Release Proceeds or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Equity Release Proceeds or Proceeds to be distributed in respect of the Series of Second Lien Obligations with respect to which such Impairment exists.

(b) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Second Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Second Lien Documents or any defect or deficiencies in the Liens securing the Second Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Second Lien Secured Party hereby agrees that the Liens securing each Series of Second Lien Obligations on any Shared Collateral shall be of equal priority.

SECTION 2.02 Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a) Only the Applicable Authorized Representative shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Second Lien Indenture Collateral Agent is the Applicable Authorized Representative, no Additional Second Lien Secured Party shall or shall instruct any Authorized Representative to, and neither the Initial Additional Authorized Representative nor any other Authorized Representative that is not the Applicable Authorized Representative shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional Second Lien Security Document, applicable law or otherwise, it being agreed that only the Second Lien Indenture Collateral Agent, acting in accordance with the Second Lien Indenture Collateral Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

(b) With respect to any Shared Collateral at any time when the Major Non-Controlling Authorized Representative is the Applicable Authorized Representative, (i) the Major Non-Controlling Authorized Representative shall act only on the instructions of the Controlling Secured Parties, (ii) the Applicable Authorized Representative shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative and (iii) no Non-Controlling Authorized Representative or other Second Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Applicable Authorized Representative to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Second Lien Security Document, applicable law or otherwise, it being agreed that only the Applicable Authorized Representative, acting in accordance with the applicable Additional Second Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.

(c) Notwithstanding the equal priority of the Liens securing each Series of Second Lien Obligations, the Applicable Authorized Representative may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Authorized Representative to do so. The foregoing shall not be construed to limit the rights and priorities of any Second Lien Secured Party, the Applicable Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d) Each of the Second Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Second Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Authorized Representative to enforce this Agreement.

(e) Without limiting the provisions of Section 4.02, each Non-Controlling Authorized Representative that is not the Applicable Authorized Representative hereby appoints the Applicable Authorized Representative as its agent and authorizes the Applicable Authorized Representative to exercise any and all remedies under each Second Lien Security Document with respect to Shared Collateral and to execute releases in connection therewith.

SECTION 2.03 No Interference; Payment Over.

(a) Each Second Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any Second Lien Obligations of any Series or any Second Lien Security Document or the validity, attachment, perfection or priority of any Lien under any Second Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of any Second Lien Secured Party from challenging or questioning the validity or enforceability of any Second Lien Obligations constituting unmatured interest or the validity of any Lien relating thereto pursuant to Section 502(b)(2) of the Bankruptcy Code; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Authorized Representative, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Authorized Representative or any other Second Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Authorized Representative or any other Second Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Authorized Representative or any other Second Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Authorized Representative or any other Second Lien Secured Party shall be liable for any action taken or omitted to be taken by such Applicable Authorized Representative or other Second Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Applicable Authorized Representative or any other Second Lien Secured Party to enforce this Agreement.

(b) Each Second Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Second Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Second Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Second Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Authorized Representative, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04 Automatic Release of Liens; Amendments to Second Lien Security Documents.

(a) If, at any time the Applicable Authorized Representative forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of Second Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Authorized Representative on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01. If in connection with any such foreclosure or other exercise of remedies by the Applicable Authorized Representative, the Applicable Authorized Representative or related Authorized Representative of such Series of Second Lien Obligations releases any guarantor from its obligation under a guarantee of the Series of Second Lien Obligations, such guarantor also shall be released from its guarantee of all other Second Lien Obligations, if in connection with any such foreclosure or other exercise of remedies by the Applicable Authorized Representative, in each case prior to the Discharge of such Series of Second Lien Obligations, the equity interest of any Person are foreclosed upon or otherwise disposed of and the Applicable Authorized Representative releases its Lien on the property or assets of such Person, then the Liens of each other Authorized Representative (or in favor of such other Second Lien Secured Parties if directly secured by such Liens) with respect to any Collateral consisting of the property or assets of such Person with be automatically released to the same extent as the Liens of the Applicable Authorized Representative: provided, that any proceeds of any such equity assets of such Person on which another Series of Second Lien Obligations holds a Lien on the assets of such Person (any such assets, the “Underlying Assets”) which Lien is released as provided in this sentence (any such Proceeds being referred to herein as “Equity Release Proceeds” regardless of whether or not such other Series of Second Lien Obligations holds a Lien on such equity interest so disposed of) shall be applied pursuant to Section 2.01 hereof.

(b) Each Authorized Representative agrees to execute and deliver (at the sole costs and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Authorized Representative to evidence and confirm any release of Shared Collateral, Underlying Assets or Guarantee provided for in this Section.

SECTION 2.05 Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Issuer or any of its Subsidiaries. The parties hereto acknowledge that the provisions of this Agreement are intended to be enforceable as contemplated by Section 510(a) of the Bankruptcy Code.

(b) If the Issuer and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Second Lien Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Authorized Representative shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Second Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Second Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Second Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Second Lien Secured Parties (other than any Liens of the Second Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Second Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any Second Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Second Lien Secured Parties as set forth in this Agreement, (other than any Liens of the Second Lien Secured Parties constituting DIP Financing Liens) (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the Second Lien Obligations, such amount is applied pursuant to Section 2.01 (unless such Collateral fails to constitute Shared Collateral because the Lien in respect thereof constitutes a Declined Lien with respect to such Second Lien Secured Parties or their Authorized Representative), and (D) if any Second Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that this Agreement shall not limit the right of the Second Lien Secured Parties of each Series to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Second Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Second Lien Secured Parties receiving adequate protection shall not object to any other Second Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such Second Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

(c) If any Second Lien Secured Party is granted adequate protection (A) in the form of Liens on any additional collateral, then each other Second Lien Secured Party shall be entitled to seek, and each Second Lien Secured Party will consent and not object to, adequate protection in the form of Liens on such additional collateral with the same vis-à-vis the Second Lien Secured Parties as set forth in this Agreement, (B) in the form of a superpriority or other administrative claim, the each other Second Lien Secured Party shall be entitled to seek, and each Second Lien will consent and not object to, adequate protection in the form of a pari passu superpriority or administrative claim or (C) in the form of periodic or other cash payments, then the proceeds of such adequate protection must be applied to all Second Lien Obligations pursuant to Section 2.01.

SECTION 2.06 Reinstatement. In the event that any of the Second Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Second Lien Obligations shall again have been paid in full in cash.

SECTION 2.07 Insurance. As between the Second Lien Secured Parties, to the extent contemplated by the Secured Second Lien Documents, the Applicable Authorized Representative shall have the right (but no obligation) to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. To the extent any Collateral Agent receives proceeds of such insurance policy and such proceeds are not permitted or required to be returned to any Grantor under the applicable Secured Second Lien Documents, such proceeds shall be turned over to the Applicable Authorized Representative for application as provided in Section 2.01 hereof.

SECTION 2.08 Refinancings, etc. The Second Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Second Lien Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced (in whole or in part along with any Permitted Refinancing Increase) or otherwise amended or modified from time to time, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Second Lien Document) of any Second Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing Indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing Indebtedness.

SECTION 2.09 Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a) The Possessory Collateral shall be delivered to the Second Lien Indenture Collateral Agent and the Second Lien Indenture Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Second Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Second Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Second Lien Indenture Collateral Agent is not the Applicable Authorized Representative, the Second Lien Indenture Collateral Agent shall, at the request of the Applicable Authorized Representative, promptly deliver all Possessory Collateral to the Applicable Authorized Representative together with any necessary endorsements (or otherwise allow the Applicable Authorized Representative to obtain control of such Possessory Collateral). The Issuer shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Authorized Representative for loss or damage suffered by such Authorized Representative as a result of such transfer except for loss or damage suffered by such Authorized Representative as a result of its own willful misconduct, gross negligence or bad faith.

(b) Each Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Second Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Second Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c) The duties or responsibilities of each Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Second Lien Secured Party for purposes of perfecting the Lien held by such Second Lien Secured Parties thereon.

(d) No Authorized Representative shall have any obligation whatsoever to any Second Lien Secured Party to ensure that the Possessory Collateral genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.09. The duties or responsibilities of each Authorized Representative under this Section 2.09 shall be limited solely to holding any Possessory Collateral constituting Shared Collateral or any other Shared Collateral in its possession or control as gratuitous bailee in accordance with this Section 2.09 and delivering the Possessory Collateral constituting Shared Collateral as provided in clause (e) below.

(e) None of the Authorized Representatives or any of the Second Lien Secured Parties shall have by reason of the Secured Second Lien Documents, this Agreement or any other document a fiduciary relationship with respect of the other Authorized Representatives or any other Second Lien Secured Party, and each Authorized Representative and each Second Lien Secured Parties from all claims and liabilities arising pursuant to any Authorized Representative’s role under this Section 2.09 as gratuitous bailee with respect to the Possessory Collateral constituting Shared Collateral or any other Shared Collateral in its possession or control.

SECTION 2.10 Amendments to Security Documents.

(a) Without the prior written consent of the Second Lien Indenture Collateral Agent, each Additional Second Lien Secured Party agrees that no Additional Second Lien Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional Second Lien Security Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) Without the prior written consent of the Additional Second Lien Indenture Collateral Agent, the Second Lien Indenture Collateral Agent agrees that no Second Lien Indenture Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Lien Indenture Collateral Document would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(c) In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on a certificate of a Responsible Officer of the Issuer.

SECTION 2.11 Similar Liens and Agreements.

The parties hereto agree that it is their intention that the Collateral be identical for all Second Lien Secured Parties; provided, that this provision will not be violated with respect to any particular Series if the Secured Second Lien Document for such Series prohibits the Authorized Representative for that Series from accepting a Lien on such asset or property or such Authorized Representative otherwise expressly declines to accept a Lien on such asset or property (any such prohibited or declined Liens with respect to a particular Series, a “Declined Lien”). In furtherance of, but subject to, the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by any Authorized Representative, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Shared Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Secured Second Lien Documents; and

(b) that the documents and agreement creating or evidencing the Liens on Shared Collateral securing the Second Lien Obligations shall be in all material respects the same forms of documents as on another, except that the documents and agreements creating or evidencing the Liens securing the additional Second Lien Obligations may contain additional provisions as may be necessary or appropriate to establish the intercreditor arrangements among the various separate classes of creditors holding additional Second Lien Obligations and to address any Declined Lien.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01 Determinations with Respect to Amounts of Liens and Obligations. Whenever any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Second Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the Second Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Issuer. Each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Second Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Applicable Authorized Representative

ARTICLE 4.01 Authority.

(a) Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Authorized Representative to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Authorized Representative, except that each Applicable Authorized Representative shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

(b) In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Authorized Representative shall be entitled, for the benefit of the Second Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Second Lien Security Documents, as applicable, pursuant to which the Applicable Authorized Representative is the agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Second Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Authorized Representative or any other Second Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Second Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Second Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Except with respect to any actions expressly prohibited or required to be taken by this Agreement, each of the Second Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of Second Lien Obligations or any other Second Lien Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the Second Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Second Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Second Lien Security Documents or any other agreement related thereto or to the collection of the Second Lien

Obligations or the valuation, use, protection or release of any security for the Second Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Second Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Issuer or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Authorized Representative shall not (i) accept any Shared Collateral in full or partial satisfaction of any Second Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Second Lien Obligations for whom such Collateral constitutes Shared Collateral or (ii) “credit-bid” for or purchase (other than for cash) Shared Collateral at any public, private or judicial foreclosure upon such Shared Collateral, without the consent of each Authorized Representative representing holders of Second Lien Obligations for whom such Collateral constitutes Shared Collateral.

ARTICLE 4.02 Powers of Attorney.

Each Non-Controlling Authorized Representative, for itself and on behalf of the Second Lien Secured Parties of the Series for whom it is acting, hereby irrevocably appoints the Applicable Authorized Representative and any officer or agent of the Applicable Authorized Representative, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of such Non-Controlling Authorized Representative or Second Lien Secured Party, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purpose of this Agreement, including the exercise of any and all remedies under each Second Lien Security Document with respect to Shared Collateral and the execution of releases in connection therewith.

ARTICLE V

Miscellaneous

SECTION 5.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Second Lien Indenture Collateral Agent or to the Authorized Representative for the Second Lien Indenture Secured Parties, to it at

U.S. Bank National Association

[ ]

[ ]

[ ]

(b) if to the Initial Additional Authorized Representative, to it at

[            ]

Attention of [            ]

[Notice information]

(c) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties party hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Authorized Representative from time to time and upon notification to the Issuer, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Collateral Agent and each Authorized Representative (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Issuer’s consent or which increases the obligations or reduces the rights of or otherwise materially adversely affects the Issuer or any other Grantor (which for avoidance of doubt includes Sections 2.04, 2.05, 2.08, 2.09, 2.10 or Article V hereof), with the consent of the Issuer).

(c) Notwithstanding the foregoing, without the consent of any Second Lien Secured Party (and with respect to any termination, waiver, amendment or modification which by the terms of this Agreement requires the Issuer’s consent or which increases the obligations or reduces the rights of or otherwise materially adversely affects the Issuer or any other Grantor, with the consent of the Issuer), any Collateral Agent and Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional Second Lien Secured Parties and Additional Second Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof.

(d) Notwithstanding the foregoing, in connection with any Refinancing of Second Lien Obligations of any Series, or the incurrence of Additional Second Lien Obligations of any Series, the Collateral Agents and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other Second Lien Secured Party or the Issuer or any Guarantor), at the request of any Collateral Agent, any Authorized Representative or the Issuer, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence and are reasonably satisfactory to each such Collateral Agent and each such Authorized Representative, provided that any Collateral Agent or Authorized Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from a Responsible Officer of the Issuer to the effect that such Refinancing or incurrence is permitted by the then existing Secured Second Lien Documents.

SECTION 5.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04 Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.08 Submission to Jurisdiction Waivers; Consent to Service of Process. Each Collateral Agent and each Authorized Representative, on behalf of itself and the Second Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Second Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

(b) consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Second Lien Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS

RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 5.09 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 5.10 Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.11 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Second Lien Security Documents or any of the other Secured Second Lien Documents, the provisions of this Agreement shall control.

SECTION 5.12 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Second Lien Secured Parties in relation to one another. None of the Issuer, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09, 2.10 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Second Lien Indenture or any Additional Second Lien Documents), and none of the Issuer or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09, 2.10 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13 Additional Second Lien Debt. To the extent, but only to the extent permitted by the provisions of the then extant Secured Second Lien Documents, the Issuer or any Subsidiary Guarantors under the Secured Second Lien Documents may incur additional Indebtedness after the date hereof that is permitted by the Second Lien Indenture and the Additional Second Lien Documents then outstanding to be incurred and secured on an equal and ratable basis by the Liens securing the Second Lien Obligations (such Indebtedness referred to as “Additional Second Lien Class Debt”) (it being understood that the effect of Section 1.04 on any Second Lien Obligations shall be disregarded in any determination whether any additional Indebtedness is secured on an equal and ratable basis). Any such Additional Second Lien Class Debt may be secured by a Lien and may be Guaranteed by the Grantors on a second priority basis, in each case under and pursuant to the Additional Second Lien Documents, if and subject to the condition that the Authorized Representative of any such Additional Second Lien Class Debt (each, an “Additional Second Lien Class Debt Representative”), acting on behalf of the holders of such Additional Second Lien Class Debt (such Authorized Representative and holders in respect of any Additional Second Lien Class Debt being referred to as the “Additional Second Lien Class Debt Parties”), becomes a party to this Agreement as an Authorized Representative by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for an Additional Second Lien Class Debt Representative to become a party to this Agreement as an Authorized Representative,

(i) such Additional Second Lien Class Debt Representative, each Authorized Representative and each Grantor shall have executed and delivered a Joinder Agreement (with such changes as may be reasonably approved by such Additional Second Lien Class Debt Representative) pursuant to which such Additional Second Lien Class Debt Representative becomes an Authorized Representative hereunder, and the Additional Second Lien Class Debt in respect of which such Additional Second Lien Class Debt Representative is the Authorized Representative constitutes Additional Second Lien Ob-ligations and the related Additional Second Lien Class Debt Parties become subject here-to and bound hereby as Additional Second Lien Secured Parties;

(ii) the Issuer shall have (x) delivered to each Authorized Representative true and complete copies of each of the Additional Second Lien Documents relating to such Additional Second Lien Class Debt, certified as being true and correct by an authorized officer of the Issuer and (y) identified in a certificate of an authorized officer the obligations to be designated as Additional Second Lien Obligations and the initial aggregate principal amount or face amount thereof and certified that such obligations are permitted to be incurred and secured on a pari passu basis, subject to Section 1.04, with the then extant Second Lien Obligations and by the terms of the then extant Secured Second Lien Documents;

(iii) to the extent required by the applicable Second Lien Security Documents, all filings, recordations and/or amendments or supplements to the Second Lien Security Documents necessary or desirable in the reasonable judgment of the Additional Second Lien Class Debt Representative to confirm and perfect the Liens securing the relevant obligations relating to such Additional Second Lien Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of the Additional Second Lien Class Debt Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Additional Second Lien Class Debt Representative); and

(iv) the Additional Second Lien Documents, as applicable, relating to such Additional Second Lien Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Second Lien Class Debt Party with respect to such Additional Second Lien Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Second Lien Class Debt.

SECTION 5.14 Agent Capacities. Except as expressly provided herein or in the Second Lien Indenture Collateral Documents, U.S. Bank National Association is acting in the capacities of Second Lien Indenture Collateral Agent solely for the Second Lien Indenture Secured Parties. Except as expressly provided herein or in the Additional Second Lien Security Documents, [            ] is acting in the capacity of Additional Second Lien Collateral Agent solely for the Additional Second Lien Secured Parties. Except as expressly set forth herein, none of the Second Lien Indenture Collateral Agent or the Additional Second Lien Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Second Lien Documents.

SECTION 5.15 Integration. This Agreement together with the other Secured Second Lien Documents and the Second Lien Security Documents represents the agreement of each of the Grantors and the Second Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Second Lien Indenture Collateral Agent, or any other Second Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Second Lien Documents.

SECTION 5.16 Additional Grantors. The Issuer agrees that, if any Subsidiary of the Issuer shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex III. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Second Lien Indenture Collateral Agent, the Initial Additional Authorized Representative and each additional Authorized Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 5.17 First Lien/Second Lien Intercreditor Agreement. (a) (i) Notwithstanding anything to the contrary, the parties hereto agree that (A) the liens and security interests granted to the Second Lien Secured Parties under the Second Lien Security Documents are expressly subject to the First Lien/Second Lien Intercreditor Agreement and (B) the exercise of any right or remedy by the Applicable Authorized Representative (and the other Second Lien Secured Parties) hereunder is subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement and (ii) in the event of any conflict between the provisions of this Agreement and the provisions of the First Lien/Second Lien Intercreditor Agreement, the provisions of the First Lien/Second Lien Intercreditor Agreement shall govern.

(b) Notwithstanding anything herein to the contrary, the parties hereto agree that any request, decision or determination made, or documents or other items deemed satisfactory, necessary, appropriate or advisable, by the Senior Representative (as defined in the First Lien/Second Lien Intercreditor Agreement) with respect to the equivalent section under the Senior Collateral Documents (as defined in the First Lien/Second Lien Intercreditor Agreement), shall be deemed to have been made, or deemed satisfactory, necessary, appropriate or advisable by the Applicable Authorized Representative (and the other Second Lien Secured Parties).

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION,
as Second Lien Indenture Collateral Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Authorized Representative for the Second Lien Indenture Secured Parties

By:
Name:
Title:

[ ], as Additional Second Lien Collateral Agent and as Initial Additional Authorized Representative

By:
Name:
Title:

PEABODY ENERGY CORPORATION

By:
Name:
Title:

[OTHER GRANTORS]

By:
Name:
Title:

ANNEX I

Grantors

ANNEX II

[FORM OF] JOINDER NO. [    ] dated as of [    ], 20[    ] to the PARI PASSU SECOND LIEN INTERCREDITOR AGREEMENT dated as of [    ], 20[    ] (the “Pari Passu Second Lien Intercreditor Agreement”), among PEABODY ENERGY CORPORATION, a Delaware corporation, (the “Issuer”), the other Grantors from time to time party thereto, U.S. BANK NATIONAL ASSOCIATION, as the Collateral Agent for the Second Lien Indenture Secured Parties (in such capacity, the “Second Lien Indenture Collateral Agent”) and Authorized Representative for the Second Lien Indenture Secured Parties, [    ], as Initial Additional Authorized Representative and each additional Authorized Representative from time to time party thereto.1

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Issuer to incur Additional Second Lien Obligations and to secure such Additional Second Lien Class Debt with the liens and security interests created by the Additional Second Lien Security Documents relating thereto, the Additional Second Lien Class Debt Representative in respect of such Additional Second Lien Class Debt is required to become an Authorized Representative, and such Additional Second Lien Class Debt and the Additional Second Lien Class Debt Parties in respect thereof are required to become subject to and bound by, the Pari Passu Second Lien Intercreditor Agreement. Section 5.13 of the Pari Passu Second Lien Intercreditor Agreement provides that such Additional Second Lien Class Debt Representative may become an Authorized Representative, and such Additional Second Lien Class Debt and such Additional Second Lien Class Debt Parties may become subject to and bound by the Pari Passu Second Lien Intercreditor Agreement as Additional Second Lien Obli-gations and Additional Second Lien Secured Parties, respectively, upon the execution and delivery by the Senior Debt Class Representative of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.13 of the Pari Passu Second Lien Intercreditor Agreement. The undersigned Additional Second Lien Class Debt Representative (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the Pari Passu Second Lien Intercreditor Agreement and the Second Lien Security Documents.

Accordingly, each Authorized Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the Pari Passu Second Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Second Lien Class Debt and Additional Second Lien Class Debt Parties become subject to and bound by, the Pari Passu Second Lien Intercreditor Agreement as Additional Second Lien Obligations and Additional Second Lien Secured Parties, with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Representative, on its behalf and on behalf of such Additional Second Lien Class Debt Parties, hereby agrees to all the terms and provisions of the Pari Passu Second Lien Intercreditor Agreement applicable to it as Authorized Representative and to the Additional Second Lien Class Debt Parties that it represents as Additional Second Lien Secured Parties. Each reference to an “Authorized Representative” in the Pari Passu Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Pari Passu Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to each Authorized Representative and the other Second Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as [trustee/administrative agent and] collateral agent, (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and (iii) the Additional Second Lien Documents relating to such Additional Second Lien Class Debt provide that, upon the New Representative’s entry into this Agreement, the Additional Second Lien Class Debt Parties in respect of such Additional Second Lien Class Debt will be subject to and bound by the provisions of the Pari Passu Second Lien Intercreditor Agreement as Additional Second Lien Secured Parties.

[1]	In the event of the Refinancing of the Second Lien Indenture Obligations, revise to reflect joinder by a new Second Lien Indenture Collateral Agent

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Authorized Representative shall have received a counterpart of this Joinder that bears the signatures of the New Representative. Delivery of an executed signature page to this Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the Pari Passu Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at its address set forth below its signature hereto.

SECTION 8. The Issuer agrees to reimburse each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel, in each case as required by the applicable Secured Second Lien Documents.

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder to the Pari Passu Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[ ] and as collateral agent for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION, as the Second Lien Indenture Collateral Agent and Authorized Representative,

By:
Name:
Title:

By:
Name:
Title:

[ ], as the Initial Additional Authorized Representative [and the Additional Second Lien Collateral Agent],

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

PEABODY ENERGY CORPORATION, as Issuer

By:
Name:
Title:

THE OTHER GRANTORS
LISTED ON SCHEDULE I HERETO,

By:
Name:
Title:

Schedule I to the

Supplement to the

Pari Passu Second Lien Intercreditor Agreement

Grantors

[            ]

ANNEX III

[FORM OF] SUPPLEMENT NO. [            ] dated as of [ ], 20[ ], to the PARI PASSU SECOND LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[ ] (the “Pari Passu Second Lien Intercreditor Agreement”), among PEABODY ENERGY CORPORATION, a Delaware corporation (the “Issuer”), the other Grantors from time to time party thereto, U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent for the Second Lien Indenture Secured Parties (in such capacity, the “Second Lien Indenture Collateral Agent”) and as Authorized Representative for the Second Lien Indenture Secured Parties, [            ], as Initial Additional Authorized Representative and each additional Authorized Representative from time to time party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pari Passu Second Lien Intercreditor Agreement.

B. The Grantors have entered into the Pari Passu Second Lien Intercreditor Agreement. Pursuant to the Second Lien Indenture and certain Additional Second Lien Documents, certain newly acquired or organized Subsidiaries of the Issuer are required to enter into the Pari Passu Second Lien Intercreditor Agreement. Section 5.16 of the Pari Passu Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Pari Passu Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Second Lien Indenture and the Additional Second Lien Documents.

Accordingly, each Authorized Representative and the New Subsidiary Grantor agree as follows:

SECTION 1. In accordance with Section 5.16 of the Pari Passu Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Pari Passu Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Pari Passu Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Pari Passu Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Pari Passu Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to each Authorized Representative and the other Second Lien Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Law and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when each Authorized Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Pari Passu Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pari Passu Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Pari Passu Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Issuer as specified in the Pari Passu Second Lien Intercreditor Agreement.

SECTION 8. The Issuer agrees to reimburse each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for each Authorized Representative as required by the applicable Secured Second Lien Documents.

IN WITNESS WHEREOF, the New Grantor, and each Authorized Representative have duly executed this Supplement to the Pari Passu Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

U.S. BANK NATIONAL ASSOCIATION, as the Second Lien Indenture Collateral Agent and Authorized Representative,

By:
Name:
Title:

[ ], as the Initial Additional Authorized Representative [and the Additional Second Lien Collateral Agent and],

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]